UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2014 Annual Meeting
of Stockholders
and Proxy Statement

Thursday, June 5, 2014
at 9:00 a.m., Pacific Daylight Time

3100 Ocean Park Boulevard

Santa Monica, California 90405

Dear Fellow Stockholders:

I cordially invite you to join me and Activision Blizzard, Inc.’s Board of Directors at our 2014 Annual Meeting of Stockholders. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

Your vote is very important to us and to our business and it is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, I encourage you to promptly vote your shares by proxy by following the instructions beginning on page 8 of the enclosed proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

We think that the communication, participation and input of our stockholders are essential to Activision’s continued success. This meeting is an opportunity for you to find out more about developments at the Company and, more importantly, to express your opinions and play a part in Activision’s future, regardless of the number of shares you own.

Thank you for your continued support of Activision Blizzard. I look forward to seeing you at the meeting.

Sincerely,

Robert A. Kotick

President and Chief Executive Officer

April 22, 2014

The proxy statement and our 2013 annual report to stockholders are each available at:
http://www.cstproxy.com/activision/2014

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3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2014 Annual Meeting of Stockholders

Thursday, June 5, 2014

9:00 a.m.

3200 Ocean Park Boulevard, Santa Monica, California 90405

The Annual Meeting of Stockholders of Activision Blizzard, Inc. (the “Company”) will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405 on Thursday, June 5, 2014, at 9:00 a.m., Pacific Daylight Time.

The purposes of this year’s annual meeting are to:

1.	elect eight directors for a one-year term;
2.	request approval of a new incentive plan;
3.	request approval and adoption of an amendment and restatement of the Company’s certificate of incorporation, consisting of the following subproposals:
•	a proposal to amend provisions related to the Company’s relationship with Vivendi, S.A.;
•	a proposal to amend provisions related to the ability to amend our certificate of incorporation; and
•	a proposal to amend provisions related to the ability to amend our bylaws;
4.	request advisory approval of our executive compensation; and
5.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.

The Activision Blizzard, Inc. Board of Directors has fixed April 7, 2014 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

By Order of the Board of Directors

Jeffrey A. Brown

Corporate Secretary

April 22, 2014

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2013 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Voting Matters and Board Recommendations

Our Board’s Recommendations

Election of Directors (page 12 )	FOR each Director Nominee
Approve a New Incentive Plan (page 16 )	FOR
Approve and Adopt Amended and Restated Certificate of Incorporation (page 34 ), including:
• Amending Provisions Related to the Company’s Relationship with Vivendi, S.A.	FOR
• Amending Provisions Related to the Ability to Amend our Certificate of Incorporation	FOR
• Amending Provisions Related to the Ability to Amend our Bylaws	FOR
Advisory Vote to Approve Executive Compensation (page 77 )	FOR
Ratify the Appointment of Independent Registered Public Accounting Firm (page 89 )	FOR

2013 Financial and Business Highlights

2013 was a transformational year for the Company and for our industry. The significant reduction in Vivendi’s ownership returned the Company to independence (see “2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction” below). Meanwhile, amidst the turbulence of a console transition in our industry, we still achieved strong financial performance. For example:

•	We generated GAAP revenues of $4.58 billion and non-GAAP revenues of $4.34 billion.

•	Our non-GAAP net revenues from digital channels(1) accounted for a record 36% of our total non-GAAP net revenues.

•	Our 2013 GAAP operating margin was 30% and our non-GAAP operating margin was 31%.

•	We delivered GAAP and non-GAAP earnings per diluted share of $0.95 and $0.94, respectively.

•	We generated operating cash flow of over $1.26 billion.

•	For 2013, we delivered total shareholder return (i.e., TSR) (through stock price appreciation and dividend payments) of over 70% and significantly outperformed the NASDAQ Composite for the same time period (which, inclusive of dividend reinvestment, was 40%).

Our financial performance was driven by our operational execution during 2013, including(2):

•	In North America and Europe combined, Activision Publishing was the #1 console and handheld publisher for the calendar year with the #2 and #3 best-selling franchises—Call of Duty® and Skylanders®, including toys and accessories.

•	In North America and Europe combined, including toys and accessories, Activision Publishing had four of the top 10 titles overall.

•	For the fourth quarter, in aggregate across all platforms in the U.S. and Europe combined, Activision Publishing’s Call of Duty: Ghosts™ was the #1 best-selling title in both units and dollars and the #1 best-selling game on the next generation PS4 and Xbox One console platforms in both units and dollars. Additionally, for the calendar year, Call of Duty: Black Ops II was the #9 best-selling title in both units and dollars.

•	In North America and Europe combined, Skylanders Giants™, including toys and accessories, was the #4 best-selling handheld and console game in dollars overall and Skylanders SWAP Force™, including toys and accessories, was the #6 best-selling handheld and console game in dollars overall.

•	As of December 31, 2013, the Skylanders franchise had generated, life to date, more than $2 billion in worldwide retail sales, including toys and accessories, and Activision had sold approximately 175 million Skylanders toys worldwide.

•	In North America, Blizzard Entertainment’s StarCraft® II: Heart of the Swarm® was the #1 best-selling PC game.

•	As of December 31, 2013, Blizzard Entertainment’s World of Warcraft® remained the #1 subscription-based massively multiplayer online role-playing game (i.e., MMORPG) in the world, with approximately 7.8 million subscribers(3).

This exceptional performance is a direct result of the focused and disciplined approach followed by our top leadership prior to and during 2013, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new concepts, like Skylanders and Hearthstone™, and managing our costs prudently.

(1)	Net revenues from digital online channels represents revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products and wireless devices.
(2)	According to The NPD Group, with respect to North America, GfK Chart-Track, with respect to Europe, and Activision Blizzard internal estimates, as the case may be.
(3)	World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

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2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction

On July 9, 2008, a business combination (the “Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc. (“Vivendi Games”), a wholly owned subsidiary of VGAC, was consummated.

On October 11, 2013, we repurchased approximately 429 million shares of our Common Stock, pursuant to a stock purchase agreement (the “Vivendi Share Purchase Agreement”) we entered into on July 25, 2013, with Vivendi and ASAC II LP (“ASAC”), an exempted limited partnership established under the laws of the Cayman Islands, acting by its general partner, ASAC II LLC. Pursuant to the terms of the Vivendi Share Purchase Agreement, we acquired all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly owned subsidiary of Vivendi (“New VH”), which was the direct owner of approximately 429 million shares of our Common Stock, for a cash payment of $5.83 billion, or $13.60 per share, before taking into account the benefit to the Company of certain tax attributes of New VH assumed in the transaction (collectively, the “Vivendi Share Repurchase Transaction”).

Pursuant to the Vivendi Share Purchase Agreement, on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC, acting by its general partner, ASAC II LLC, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (the “ASAC Private Sale”).

As a consequence, we ceased to be a controlled company and, as of April 7, 2014, we had approximately 715 million shares of our common stock issued and outstanding, of which (1) Vivendi held approximately 83 million shares, or approximately 11.6%, (2) ASAC held approximately 172 million shares, or approximately 24.1%, and (3) our other stockholders held approximately 64.3%.

As a result of the consummation of the transactions described in the Vivendi Share Purchase Agreement, we are seeking your approval and adoption of an amendment and restatement of our Certificate of Incorporation, as well as seeking your approval of a new incentive plan for our employees.

Director Nominees

The following table sets forth the name, age and principal occupation of each of the nominees.

Name of Nominee	Age	Principal Occupation	Director Since
Robert J. Corti	64	Chairman of the Avon Foundation	2003
Brian G. Kelly	51	Chairman of the Board of Activision Blizzard	1995
Robert A. Kotick	51	President and Chief Executive Officer of Activision Blizzard	1991
Barry Meyer	70	Former Chairman and CEO of Warner Brothers Entertainment	2014
Robert J. Morgado	71	Former Chairman and CEO of Warner Music Group	1997
Peter Nolan	55	Managing Partner of Leonard Green & Partners	2013
Richard Sarnoff	55	Senior Advisor to Kohlberg Kravis Roberts & Co.	2005
Elaine Wynn	72	Director of Wynn Resorts	2013

Executive Compensation Highlights

Our employees are our most valuable asset. Our industry is intensely competitive and constantly evolving. Our executives and many of our highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer highly competitive total compensation, including equity awards, to attract, retain and motivate our employees.

Our compensation philosophy, including our use of equity awards, has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic targets. Our executive compensation program, designed to be consistent with that philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) equity awards, including stock options and time- and performance-based vesting restricted share units.

Consistent with the foregoing:

•	In order to secure long-term commitments from our executives in support of our multi-year business growth strategy, we offer our executives employment agreements which provide one-time, “upfront” long-term incentive awards with target values based upon the term of the agreements. Our named executive officers do not generally receive annual grants of equity, although Mr. Morhaime’s employment agreement provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Our practice of using upfront grants in lieu of annual awards may result in the equity-based compensation and, as such, the total compensation reported for each executive to differ significantly from year to year, depending on whether he or she entered into an employment agreement (or amendment thereof), and therefore received an equity award, in a given year.

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The Company views the value of these upfront equity grants on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation.

•	For our executives, we generally target total compensation at the 75th percentile of our peer group.

•	From time to time, our executives may receive special bonuses for extraordinary contributions to the Company.

The following table sets forth certain summarized 2013 compensation information for the named executives. For the complete Summary Compensation Table, including the notes which accompany it along with compensation for prior years, please see page 56.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	($)	($)	($)	($)	($)	($)	($)
Robert A. Kotick	2,108,077	—	—	—	7,849,190	88,169	10,045,436
President and Chief Executive Officer
Dennis Durkin	679,625	627,353	—	—	765,008	30,540	2,102,526
Chief Financial Officer
Thomas Tippl	1,001,258	627,353	—	—	1,325,400	87,220	3,041,231
Chief Operating Officer
Michael Morhaime	861,076	319,449	1,240,400	1,014,666	2,065,678	61,794	5,563,063
President and Chief Executive Officer,
Blizzard Entertainment
Chris B. Walther	610,832	627,353	3,546,000	—	493,259	16,416	5,293,860
Chief Legal Officer

Corporate Governance Highlights

The Company is committed to adopting and following good corporate governance practices that benefit all of our stakeholders. We believe that a foundation of good corporate governance creates an environment of accountability for our Board and senior management and otherwise promotes the long-term interests of our stakeholders. Our Board continues to monitor emerging best practices in governance and adopts measures where it determines them to be in the best interests of our stakeholders. Highlights of our corporate governance include:

•	We elect all directors on an annual basis

•	75% of our Board members are independent

•	All of our standing Board committees are composed entirely of independent directors

•	We have a separate chairman and CEO

•	Our independent directors meet in executive session at least four times a year

•	We maintain director and executive stock ownership guidelines

•	We prohibit hedging of company stock by our employees and directors

•	Our Board actively participates in CEO succession planning

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PROXY STATEMENT

GENERAL

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share (“Common Stock”) of Activision Blizzard, Inc. The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 5, 2014, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”).

Notice of Internet Availability of Proxy Materials

We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or about April 25 , 2014.

Other General Information

All financial metrics used in this proxy statement are not presented in accordance with generally accepted accounting principles (i.e., are non-GAAP), unless explicitly identified as GAAP (i.e., presented in accordance with generally accepted accounting principles). For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement. Internally, management uses these non-GAAP financial measures in assessing our operating results, as well as in planning and forecasting. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. As such, the performance of our executive officers is generally measured by reference to non-GAAP financial measures. Further, management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard's financial and operating performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the Company.

All references in this proxy statement to “the Company”, “we”, “us”, “our”, and “Activision Blizzard” refer to Activision Blizzard, Inc.

PROCEDURAL MATTERS

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2014, are entitled to notice of, and to vote at, the Annual Meeting. There were 714,815,611 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Blvd., Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

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How many votes may I cast?

Each share of our Common Stock outstanding and entitled to vote on the record date is entitled to one vote on each matter presented for action at the Annual Meeting.

How many votes must be present in order for business to be conducted?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present.

Proxies representing abstentions and “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting. A “broker non-vote” occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In what manner can I cast my vote with respect to each proposal?

In the election of directors (proposal 1), you can vote “for” or “against”, or “abstain” from voting with respect to, each nominee. Similarly, you may vote “for” or “against”, or “abstain” from voting with respect to, the approval of a new incentive plan (proposal 2), the approval of each of the subproposals relating to the amendment and restatement of the Company’s Certificate of Incorporation (i.e., subproposals 3A, 3B and 3C), the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 4) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 (proposal 5).

How many votes are required to approve each proposal?

Election of any nominee as a director (proposal 1) and the approval of proposals 2, 4 and 5 each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, shares not present and broker non-votes will not have any effect on the voting outcome with respect to the election of directors or proposals 2, 4 or 5. Shares present but not voted for any such proposal (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote “against” a director nominee or the relevant proposal, as applicable.

Approval of each of subproposals 3A, 3B and 3C requires the affirmative vote of the holders of: (1) at least 66⅔% of a majority of the shares entitled to vote at the Annual Meeting; and (2) a majority of the shares entitled to vote at the Annual Meeting not held by Vivendi or its affiliates. As such, shares not present, broker non-votes and shares present but not voted for subproposal 3A, 3B or 3C (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote “against” the subproposal. Further, because we consider all of the proposed revisions to our Certificate of Incorporation to be interrelated, the approval of each of these subproposals is conditioned on the approval of all three subproposals. Please see “Proposal 3—Approval of the Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.” below for more information.

How can I vote?

Stockholders at the close of business on April 7, 2014, can vote at the Annual Meeting in person or via proxy in the manner described herein. Stockholders who hold shares in “street name” through a broker, bank or other nominee will receive separate instructions from their broker, bank or other nominee, describing the procedure for voting their shares.

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How do I vote in person at the Annual Meeting?

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of their shares in order to cast a ballot at the meeting.

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A vote via proxy authorizes Robert A. Kotick (our chief executive officer), Thomas Tippl (our chief operating officer) and Dennis Durkin (our chief financial officer), and each of them, with full power of substitution, to vote and otherwise represents all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

How do I vote by proxy?

Stockholders of record may vote by proxy in three ways:

•	Vote by Internet. Record holders can vote online prior to 4:00 p.m., Pacific Daylight Time, on June 4, 2014. Go to www.cstproxyvote.com, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•	Vote by Telephone. Record holders can vote by phone prior to 4:00 p.m., Pacific Daylight Time, on June 4, 2014. Call (866) 894-0537, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•	Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

What if I vote by proxy but do not provide specific instructions by some or all of the items?

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the eight director nominees named in this proxy statement (proposal 1), FOR the approval of a new incentive plan (proposal 2), FOR each of the subproposals relating to the approval and adoption of the amendment and restatement of the Company’s Certificate of Incorporation (i.e., subproposals 3A, 3B and 3C), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 4), and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 (proposal 5).

If I have voted by proxy, can I change my vote?

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy, or (3) voting in person at the Annual Meeting.

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What if I hold my shares through a broker?

If you are a street name stockholder, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. That nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

Can my broker vote without my instructions?

If you do not give instructions to the broker, bank or other nominee, the broker will be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items, resulting in a “broker non-vote” with respect to those items (and, as such, those shares will not count as present or represented at the meeting for those items). The election of directors (proposal 1), the approval of a new incentive plan (proposal 2), the approval of each of the subproposals relating to the amendment and restatement of the Company’s Certificate of Incorporation (i.e., subproposals 3A, 3B and 3C) and the advisory approval of the Company’s executive compensation (proposal 4) are each non-discretionary items. Only the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2014 (proposal 5) is a proposal with respect to which your broker or nominee has discretionary authority to vote your shares in the absence of any instructions from you.

What do I need to do if I want to attend the Annual Meeting?

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

Will I have dissenters’ rights in connection with the business being considered?

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law, our Certificate of Incorporation, or our Bylaws in connection with the election of directors (proposal 1), proposals 2, 4 or 5 or subproposals 3A, 3B or 3C.

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PROPOSAL 1	ELECTION OF DIRECTORS

General

Stockholders will elect eight directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria and assessed each director nominee’s capabilities to identify the contributions he or she can make to our Board. As a company with a global customer base in the entertainment software industry, we consider leadership abilities gained from senior roles as executive officers or board members of large, global corporations in the entertainment field to be particularly relevant to the business of the Company and believe that our directors bring to our Board the practical wisdom and strong professional characteristics, judgment and leadership abilities to keep our Company performing competitively in the market. For the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees—Experience, Skills and other Characteristics of our Director Candidates” below.

The following are biographical summaries of our director nominees, which describe their noteworthy experience. Also described below are certain of the individual qualifications and skills of each of our directors that we believe contribute to our Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

Robert J. Corti

Chairman of the Avon Foundation
Director since 2003
Age 64

Mr. Corti has been a director of Activision Blizzard since December 2003 and serves as the chairperson of our Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006. Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, since June 2006. In addition, Mr. Corti has served as a member of the board of directors of the Avon Foundation since 1998 and its chairman since 2006 and as a member of the Manhattan Chapter of the Cystic Fibrosis Foundation since January 2012, where he serves as the vice president of the board. In addition, he was a director of ING Direct, then a U.S. subsidiary of the Dutch insurance conglomerate, the ING Groep, from January 2008 until January 2012. Mr. Corti holds a B.A. degree in accounting from Queens College and an M.B.A. degree in taxation from St. John’s University. Mr. Corti is also a certified public accountant.

Mr. Corti’s qualifications for election to our Board include his financial expertise, in particular his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department. Having served Avon for more than 25 years and worked his way up to increasingly senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape for over two and a half decades. From his tenure at Avon, Mr. Corti also brings experience in the consumer products industry. Mr. Corti qualifies as an audit committee financial expert (as defined in the applicable rules of the Securities and Exchange Commission (the “SEC”)) and is financially sophisticated within the meaning of the NASDAQ Rules.

Brian G. Kelly

Chairman of the Board of Activision Blizzard
Director since 1995
Age 51

Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995, the co-chairman of our Board from October 1998 until the consummation of the Vivendi Share Repurchase Transaction, and as chairman of our Board since that time. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Mr. Kelly’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization he possesses by virtue of his service as an executive of the Company from 1991 until the Combination and as a director for more than 18 years. During that time, he has demonstrated his superior leadership skills, his devotion to the Company and his commitment to helping to ensure our ongoing success.

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Robert A. Kotick

President and Chief Executive Officer of Activision Blizzard
Director since 1991
Age 51

Mr. Kotick has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Combination. Mr. Kotick is also a member of the board of directors of The Coca-Cola Company, a multinational beverage corporation, and the boards of trustees for The Center for Early Education and the Harvard Westlake School. He is also vice chairman of the board and chairman of the committee of trustees of the Los Angeles County Museum of Art. In addition, Mr. Kotick is the founder and co-chairman of the Call of Duty Endowment, a nonprofit, public benefit corporation that seeks to help organizations that provide job placement and training services for veterans. Additionally, he served on the board of directors of Yahoo!, Inc., an Internet content and service provider, from 2003 until 2008.

Mr. Kotick’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization, as well as the practical experience in a chief executive officer role, that he possesses by virtue of his two decades of service to the Company, including as our President, our Chief Executive Officer and chairman of our Board. Mr. Kotick also brings to the Company his perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times.

Barry Meyer

Former Chairman and CEO of Warner Brothers Entertainment
Director Since 2014
Age 70

Mr. Meyer joined our Board in January 2014. At the end of 2013, Mr. Meyer retired as the chairman of Warner Brothers Entertainment Inc., an American producer of film, television, and music entertainment. He joined Warner Brothers as a director of business affairs in 1971 and held positions of increasing responsibility throughout his tenure there, eventually serving as Warner Brothers’ chief executive officer and chairman from October 1999 until March 2013 and as chairman through December 2013. Mr. Meyer co-founded the consulting firm North Ten Mile Associates, LLC following his retirement from Warner Brothers, and currently serves as the manager and co-chief executive officer of that firm. Mr. Meyer is a member of the board of councilors of the USC School of Cinematic Arts, a member of the board of directors of the Paley Center, a member of the Academy of Motion Picture Arts & Sciences, a member and former governor of the Academy of Television Arts & Sciences, and a member and former director of the Hollywood Radio and Television Society. He also serves on the board of directors of Human Rights Watch and on the advisory board of the Smithsonian National Museum of American History. Mr. Meyer holds a B.A. degree in English from the University of Rochester and a J.D. degree from Case Western Reserve University School of Law.

Mr. Meyer’s qualifications for election to our Board include over 40 years of leadership and managerial experience in one of the largest entertainment production companies in the world, including serving as its chief executive officer. Mr. Meyer possesses in-depth knowledge of both the business and creative aspects of the entertainment industry, both from his years at Warner Brothers and the leadership positions he held in various cultural institutions dedicated to visual and cinematic arts. Mr. Meyer brings with him a wealth of experience in nearly every facet of the entertainment industry, as well as a deep understanding of the unique challenges faced by large, multinational public companies.

Robert J. Morgado

Former Chairman and CEO of Warner Music Group
Director Since 1997
Age 71

Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995. Mr. Morgado serves on the board of directors of the Maui Arts & Cultural Center. He is also a member of the board of managers of Nest Top, the controlling shareholder of Nest Family and Nest Learning Systems, a children’s entertainment company, and Kaanapali Kai, a real estate investment company, where he serves as its chairman. Mr. Morgado holds a B.A. degree in history and philosophy from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

Mr. Morgado’s qualifications for election to our Board include his extensive experience as a chief executive officer and a director at a variety of media and entertainment companies and his perspective as the creator and chairman of a media entertainment investment company. Mr. Morgado qualifies as financially literate within the meaning of the NASDAQ Rules.

Peter Nolan

Managing Partner of Leonard Green & Partners
Director Since 2013
Age 55

Mr. Nolan became a director of Activision Blizzard in October 2013. Mr. Nolan is the managing partner of Leonard Green & Partners, L.P., a private equity firm and one of the limited partners of ASAC. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan served as a managing director and the co-head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a first vice president in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a vice president at Prudential Securities, Inc. from 1982 to 1986. Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company. Mr. Nolan currently serves on the board of directors of AerSale Holdings, Inc., Aspen Dental Management, Inc., Motorsport Aftermarket Group, The Palms Hotel and Casino, and Scitor Corporation, all of which are companies in which Leonard Green & Partners has an ownership interest. Mr. Nolan served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the consummation of the Combination. Mr. Nolan holds a B.S. degree in agricultural economics and finance and an M.B.A. degree, both from Cornell University.

Mr. Nolan’s qualifications for election to our Board include his extensive experience in corporate finance and investment banking, including leadership roles at large international corporations with worldwide operations. His extensive and wide-ranging experience is demonstrated by his current directorships in five other companies operating in various industries. Mr. Nolan also brings with him a depth of institutional knowledge about the Company from his service on our Board from 2003 to 2008.

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Richard Sarnoff

Senior Advisor to Kohlberg Kravis Roberts & Co.
Director Since 2005
Age 54

Mr. Sarnoff has been a director of Activision Blizzard since August 2005. He has served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, since January 2011. Previously, he was employed by Bertelsmann AG, a diversified media and services company, where he served as the co-chairman of Bertelsmann, Inc. and the president of Bertelsmann Digital Media Investments from 2008 until January 2011. Prior to those roles, Mr. Sarnoff served as an executive vice president and the chief financial officer of Random House, Inc., a general trade book publisher and a subsidiary of Bertelsmann. Mr. Sarnoff also served as a member of the supervisory board of Bertelsmann AG from 2002 to 2008 and was a director of the Princeton Review, an educational preparation company, from 2000 to 2009, a director of Audible, Inc., a provider of spoken audio entertainment, information and educational programming, from 2001 to 2008, and a director of Amdocs, Inc., a provider of software and services to the telecommunications industry, from 2009 to 2011. During the period from 2005 to 2009, he was also the vice-chairman and, then, the chairman of the board of the American Association of Publishers. Mr. Sarnoff currently serves on the board of directors of Ipreo Holdings, LLC, an information services company owned by KKR, Weld North, LLC, an investment affiliate of KKR, Cengage Learning, an educational services company owned by KKR, and Chegg, Inc., an educational services company. Mr. Sarnoff holds a B.A. degree in art history from Princeton University and an M.B.A. degree from Harvard Business School.

Mr. Sarnoff’s qualifications for election to our Board include his experience serving as a chief financial officer and in a variety of other senior leadership roles both inside and outside of the media, entertainment and digital technology industries. He also brings to the Company strong leadership skills and business acumen, gained in part through his years of service on the boards of large, international public companies competing in diverse markets. Mr. Sarnoff qualifies as financially literate within the meaning of the NASDAQ Rules.

Elaine Wynn

Director of Wynn Resorts

Director Since 2013
Age 72

Ms. Wynn became a director of Activision Blizzard in October 2013. Ms. Wynn is a director of Wynn Resorts, a developer and operator of high-end hotels and casinos, and has served in that capacity since 2000. Prior to her current position, Ms. Wynn served in a similar capacity as director of Mirage Resorts from 1976 to 2000. Ms. Wynn is the founding chairman of Communities in Schools of Nevada and the chairman of the national board of Communities in Schools. In addition, Ms. Wynn is president of the Nevada State Board of Education. She is also on the board of trustees of the Los Angeles County Museum of Art, the board of trustees of the Kennedy Center for the Performing Arts, the board of the Library of Congress Trust Fund and the board of governors of the Basketball Hall of Fame. Ms. Wynn holds a B.A. in political science from George Washington University.

Ms. Wynn’s qualifications for election to our Board include her extensive experience in the entertainment field, stemming from her fourteen-year service as director of one of the top resort and casino companies in the world. Ms. Wynn also possesses strong leadership skills, illustrated by her numerous chairmanships in state and national-level organizations dedicated to educational reform, where she received numerous accolades for her service. Ms. Wynn’s strong and practical leadership experience, as well as her in-depth knowledge about the operation of a large, international public company, demonstrates her aptitude for serving as director of the Company.

Required Vote and Board Recommendation

Each director is elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Mr. Kotick, our chief executive officer, and Mr. Kelly, the chairman of our board, may direct the voting of the shares held by ASAC II LP (i.e., ASAC), an exempted limited partnership established under the laws of the Cayman Islands, and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares which, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. As of April 7, 2014, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.8% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR the election of each of the director nominees. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below.

Similarly, at the Annual Meeting, Vivendi has agreed to vote any shares it holds which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of our amended and restated investor agreement with Vivendi. Vivendi may otherwise direct the voting of its shares at its discretion. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below. As of April 7, 2014, Vivendi held shares representing approximately 11.6% of our issued and outstanding Common Stock.

The Board unanimously recommends that you vote FOR the election of each nominee for director.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2013, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders:
Activision, Inc. 2001 Incentive Plan, as amended (the “2001 Plan”)	166,050	8.84	—	(3)
Activision, Inc. 2003 Incentive Plan, as amended (the “2003 Plan”)	4,139,434	8.00	—	(3)
Activision, Inc. 2007 Incentive Plan (the “2007 Plan”)	11,606,853	14.76	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (the “2008 Plan”)(4)	44,930,284	12.53	34,371,598	(5)
All stockholder approved plans	60,842,621	12.70	34,371,598
Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended (the “1999 Plan”)(6)	54,444	6.81	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Plan”)(7)	374,410	6.26	—	(3)
All non-stockholder approved plans	428,854	6.33	—
TOTAL	61,271,475	12.63	34,371,598
(1)	Reflects options to purchase shares of our Common Stock and, in the case of the 2008 Plan, 17,451,318 restricted share units and 5,019,089 performance shares, each reflecting the right to receive a share of our Common Stock.
(2)	As there is no exercise price for restricted share units or performance shares, the values in this column represent the weighted average exercise price of any outstanding stock options under the relevant plan.
(3)	Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the following plans (collectively referred to herein as the “Rolled Up Plans”), although each of the Rolled Up Plans remains in effect and continues to govern outstanding awards thereunder: the 2001 Plan; the 2003 Plan; the 2007 Plan; the 1999 Plan; and the 2002 Plan.
(4)	The 2008 Plan permits the granting of non-qualified stock options, incentive stock options (“ISO”s), stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units and any other equity-based awards to our and any of our subsidiaries’ directors, officers and other employees and consultants.
(5)	The number of shares reserved for issuance under the 2008 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under any Rolled Up Plan that: (a) expire, or are forfeited, terminated or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and (Y) if the exercise price of any stock option outstanding under any Rolled Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.
(6)	On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All stock options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.
(7)	On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ or affiliates’ officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All stock options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expired on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

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PROPOSAL 2	APPROVAL OF THE ACTIVISION BLIZZARD, INC. 2014 INCENTIVE PLAN

General

For over twenty years, equity-based compensation has been an integral component of our overall compensation program. Our Board believes that our use of equity-based compensation has been a significant factor in our ability to recruit, retain and motivate the exceptional employees who have enabled us to achieve our financial and operational goals and enhance stockholder value. With the completion of the transactions described in the Vivendi Share Purchase Agreement and in advance of the 2018 expiration date of the current plan, a new incentive plan will allow us to continue our use of equity-based compensation as a meaningful component of our compensation programs without interruption. Without a new incentive plan, our ability to effectively attract and retain executive, creative and technical talent may compromise our ability to continue to drive shareholder value creation. Accordingly, based on the recommendation of the Compensation Committee, on April 7, 2014, the Board adopted the Activision Blizzard 2014 Incentive Plan (the “2014 Plan”), subject to stockholder approval.

Importance of Equity-Based Compensation to the Company

Adopting the 2014 Plan will allow us to continue to motivate employees via awards of equity-based compensation. As of April 1, 2014, we had 34.6 million shares available for grant under the 2008 Plan, only 19.3 of which were available to grant as “full-value awards” (i.e., restricted share units, restricted shares and performance shares). If the 2014 Plan is not approved, we will only be able to make equity awards under the 2008 Plan, and we believe that the remaining number of shares available for grant under the 2008 Plan may not be sufficient for us to make the grants we anticipate making, particularly given our increased focus on performance-vesting full-value awards.

For the following reasons, among others, we believe that the ability to make further equity awards as a meaningful component of our compensation programs is critically important for our continued success.

•	Alignment with Stockholder Interests. Our ability to use equity-based compensation gives us the most effective means to align the interests of employees with those of our stockholders, because equity-based compensation directly links the employee’s compensation to an increase in the value of our Common Stock.

•	Attraction and Retention. Our ability to use equity-based compensation is vital for us to attract and retain executive, creative and technical talent and other key employees. In particular, the market for creative and technical talent is extremely competitive in the gaming and entertainment and leisure industries and, in general, equity-based compensation is a significant element of the compensation of employees in those industries. As such, equity awards are crucial to supporting our philosophy of targeting competitive compensation when compared to our peer group and other applicable benchmarks.

•	Motivation. Our ability to use equity-based compensation is fundamental to our ability to motivate our employees to achieve our financial and strategic objectives.

Highlights of the 2014 Plan

The 2014 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, SARs, restricted shares, restricted share units, performance shares, performance units and other performance- or value-based awards structured by the Compensation Committee within parameters set forth in the 2014 Plan (“custom awards”), including custom awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of the Company or any of its subsidiaries or business units or other factors designated by the Compensation Committee. The 2014 Plan also authorizes payments of incentive bonuses for the purpose of providing the Company’s directors, officers, employees and consultants incentives and rewards for superior performance. Some of the key features of the 2014 Plan that reflect the Company’s commitment to effective management of incentive compensation are as follows:

•	Limitations on Individual Grants. The 2014 Plan contains the grant limitations described under “—Summary of the 2014 Plan—Limits on Grants Under the 2014 Plan” below.

•	No Repricing or Replacement of Stock Options. The 2014 Plan prohibits the amendment of stock options to reduce the exercise price or the

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replacement of stock options with stock options having a lower exercise price without stockholder approval.

•	No In-the-Money Stock Option or SAR Grants. The 2014 Plan prohibits the grant of stock options or SARs with an exercise or base price that is less than the fair market value of our Common Stock on the date of grant.

•	Section 162(m) Qualification. The 2014 Plan is designed to allow awards made under the 2014 Plan, including cash incentive bonuses, to qualify as performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”).

•	Independent Administration. The Compensation Committee, which consists solely of independent directors, will administer the 2014 Plan if it is approved by our stockholders.

We currently anticipate that our equity-based compensation program will primarily utilize a combination of restricted share units, including restricted share units with performance-based vesting, and stock options. Awards made in connection with the initial entry into an employment agreement or an amendment to that agreement are expected to generally vest over the term of the agreement, subject to continued service or the achievement of one or more performance metrics. Other awards are expected to generally vest over, or at the end of, a three-year period. However, the Compensation Committee will use its judgment to determine the appropriate amount and form of equity-based compensation necessary to recruit, retain and motivate our employees and, as such, may modify our granting practices from time to time.

Equity Dilution

As of April 1, 2014, there were 49,965,037 shares subject to awards outstanding under the 2008 Plan and the Rolled Up Plans. These shares could potentially become available for awards under the 2014 Plan, if, and only if, the outstanding awards become Returned Shares (i.e., (1) they expire, or are forfeited, terminated or cancelled, without the issuance of shares, are settled in cash in lieu of shares or are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock, in which case the shares underlying the award become Returned Shares; (2) if the exercise price of any stock option is, or the tax withholding requirements with respect to any award outstanding are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, in which case the withheld or transferred shares become Returned Shares; or (3) if a SAR is exercised and settled in shares, in which case a number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred become Returned Shares).

The following table illustrates the maximum number of shares of our Common Stock that could be available for issuance under the 2014 Plan and the resulting equity dilution rate (as measured by the shares available as a percentage of the shares of our Common Stock outstanding). If every award outstanding under the 2008 Plan and the Rolled Up Plans became a Returned Share (an event which is highly unlikely), the resulting dilution rate would be 13.4%. Alternatively, if none of the awards outstanding under the 2008 Plan and the Rolled Up Plans became a Returned Share (an event that is also highly unlikely), the resulting dilution rate would be 6.4%.

(Numbers as of April 1, 2014 and, except number of shares of our Common Stock outstanding, in millions)	Total Shares	Dilution Rate(1)
Existing equity awards outstanding under the 2008 Plan and the Rolled Up Plans(2)
Stock options issued and outstanding	29.1	4.1%
Full-value awards issued and outstanding	20.8	2.9%
Total awards issued and outstanding which could be Returned Shares	50.0	7.0%
Total 2008 Plan shares available for grant(3)	34.6	4.8%
Proposed actions under the 2014 Plan
Cancellation of 2008 Plan shares available	(34.6)	n/a
New share authorization requested	46.0	6.4%
Total shares potentially available for grant under the 2014 Plan	96.0	13.4%
Shares of our Common Stock outstanding		714,797,124
(1)	Dilution rate determined based upon the total shares shown as a percent of shares of our Common Stock outstanding.
(2)	Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the Rolled Up Plans, although each of the Rolled Up Plans remains in effect and continues to govern outstanding awards thereunder.
(3)	The 2008 Plan has a sub-limit restricting us from granting full-value awards with respect to more than 50 million shares. As such, only 19.3 million of the 34.6 million shares remain available to grant as full-value awards.

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Historical Equity Usage

We recognize the importance of keeping the usage of equity-based compensation within a reasonable range and, as such, strive to maintain a low share usage rate when compared to the companies with which we compete. As illustrated in the following table, during the most recent three-year period, we have maintained an annual adjusted run rate from equity awards of no more than 3.9% (as measured for any particular year by the number of shares of our Common Stock issued as, or issuable in respect of, grants made in such year, where full-value awards are given 2.5 times the weight of options, in an effort to approximate the impact to the run rate of such awards as compared to stock options).

(Numbers in millions)	2011	2012	2013	3-year Average
Stock option awards granted	4.1	4.3	3.5	4.0
Full-value awards granted(1)	4.9	15.5	5.5	8.6
Total awards granted	9.0	19.8	9.0	12.6
Shares of our Common Stock outstanding	1,122.9	1,113.7	712.4	n/a
Shares of our Common Stock outstanding effective date	2/16/2012	2/15/2013	2/24/2014
Unadjusted Run Rate(2)	0.8%	1.8%	1.3%	1.3%
Adjusted Run Rate(3)	1.5%	3.9%	2.4%	2.6%
(1)	Full-value awards consist of restricted share units, restricted shares and performance shares.
(2)	Unadjusted run rate for a given year is defined as all option awards and full-value awards granted in a fiscal year, as a percentage of the total number of shares of our Common Stock outstanding as of the stated effective date.
(3)	Adjusted run rate for a given year is defined as all option awards and full-value awards granted in a fiscal year, using a 2.5x multiple for full-value awards (which multiple is, consistent with the methodology used by shareholder advisory firms, based upon a stock price volatility as of December 31, 2013), as a percentage of the total number of shares of our Common Stock outstanding .as of the stated effective date.

Our three-year average adjusted run rate of 2.6% is significantly below the three-year average cap of 7.25% for Russell 3000 companies in the GICS 4510 (Software & Services) industry group (the industry group to which we are assigned) for 2014, as published by Institutional Shareholder Services Inc. on December 19, 2013.

Requested Shares

There will be 46 million shares of our Common Stock available for issuance under the 2014 Plan, subject to its approval by our stockholders.The number of shares available for issuance under the 2014 Plan was recommended by our Compensation Committee based on careful consideration of the equity compensation needs of the Company, including assessing the number of shares likely to be needed for future grants. Our Compensation Committee also considered the cost of the equity plan to our stockholders, or the expected shareowner value transfer (calculated as the total value of stock options and full-value awards outstanding as a percentage of market capitalization), as well as the potential dilution to our stockholders that would result from their approval of the 2014 Plan.

Based on shares of our Common Stock outstanding as of April 1, 2014, the proposal to reserve 46 million shares under the 2014 Plan would result in a shareholder value transfer of approximately 11%. We feel that targeting this shareholder value transfer is reasonable and appropriate for the following reasons:

•	shareholders most recently approved an amendment to our 2008 Plan in 2010 that increased the number of authorized shares under that plan by 56 million, and the Company has diligently managed share usage over the last four years to remain within this amount;

•	on a three-year average basis (i.e., 2011-2013), our adjusted burn rate ranks in the bottom one-third of our peer group; and

•	it will allow us to continue to effectively incent and motivate executive, creative and technical talent to drive shareholder value creation.

Further, our dilution rate ranks the lowest amongst our peers. Approval of the 2014 Plan would result in a maximum potential dilution of 13.4%. Please see “— Equity Dilution” above.

If the 2014 Plan is approved by our stockholders, we anticipate that we will have sufficient shares to meet our needs through at least three years, although those expectations could change in response to extraordinary circumstances, such as acquisitions.

Stockholder Approval Required by NASDAQ

Stockholder approval of the 2014 Plan is necessary for us to meet the stockholder approval requirements of the Nasdaq Stock Market (“NASDAQ”). If our stockholders do not approve the 2014 Plan, any future equity awards will be made under the 2008 Plan, for so long as available shares remain.

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Summary of the 2014 Plan

The following summary of the principal terms and provisions of the 2014 Plan is qualified in its entirety by the terms of the 2014 Plan, which is included as Appendix B attached to this proxy statement and incorporated herein by reference.

Shares Available for Awards

If the 2014 Plan is approved by our stockholders, we will cease to grant awards under the 2008 Plan, although the 2008 Plan, along with each of the Rolled Up Plans, will remain in effect and continue to govern outstanding awards. Shares available for grant under the 2008 Plan will not be made available for issuance under the 2014 Plan.

There will be 46 million shares of our Common Stock available for issuance under the 2014 Plan, subject to its approval by our stockholders. The number of shares available for issuance under the 2014 Plan will be adjusted in the event of stock splits, stock dividends, the issuance of rights and certain other events (see “—Adjustments” below). As noted above, in addition, the number of shares reserved for issuance under the 2014 Plan will be further increased from time to time by the number of shares relating to awards outstanding under the 2008 Plan or any of the Rolled Up Plans as of the date the 2014 Plan is effective that become Returned Shares.

Similarly, under the 2014 Plan:

•	shares relating to awards that expire, or are forfeited, terminated or cancelled, without the issuance of shares, awards that are settled in cash in lieu of shares and awards that are exchanged, with the Compensation Committee’s permission, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock, will again be available for issuance or transfer under the 2014 Plan;

•	if the exercise price of any stock option is, or the tax withholding requirements with respect to any award are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, a number of shares equal to the withheld or transferred shares will again be available for issuance or transfer under the 2014 Plan; and

•	if a SAR is exercised and settled in shares, a number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the 2014 Plan, with the result being that only the number of shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of shares of our Common Stock available for issuance or transfer under the 2014 Plan.

Shares utilized under the 2014 Plan may be newly issued shares, treasury shares or a combination of both.

The NASDAQ Official Closing Price of our Common Stock on April 1, 2014, was $20.69.

Limits on Grants under the 2014 Plan

The 2014 Plan contains the following aggregate and individual annual grant limitations:

•	Limits on Aggregate ISOs. The number of shares that we may issue or transfer upon the exercise of ISOs may not exceed 46 million in the aggregate;

•	Limits on Stock Options and SARs. The number of shares issuable or transferable in respect of stock options or SARs granted to any one participant in a single fiscal year may not exceed 4 million in the aggregate;

•	Limits on Restricted Shares and Restricted Share Units. The number of (1) restricted shares granted to any one participant in a single fiscal year and (2) shares issuable or transferable in respect of restricted share units granted to that participant in that year, may not exceed 3 million in the aggregate;

•	Limits on Performance Shares. The number of performance shares granted to any one participant in a single fiscal year may not exceed 6 million in the aggregate;

•	Limits on Performance Units. The value of performance units granted to any one participant in a single fiscal year may not exceed $6,000,000 in the aggregate (with the value of any such grant to be determined as of the date of the grant);

•	Limits on Incentive Bonuses. The amount of any senior executive plan bonuses paid under the 2014 Plan to any one participant for a single fiscal year may not exceed $10,000,000 in the aggregate; and

•	Limits on Custom Awards. The number of shares issuable or transferable in respect of custom awards (i.e., awards not explicitly contemplated by the 2014 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or other factors designated by the Compensation Committee (which may, but need not, include the achievement of management objectives (as described below)) granted to any one participant in a single fiscal year may not exceed 3 million in the aggregate and the value of any custom award that does not involve the issuance or transfer of shares may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of the award).

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Eligibility

Directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries are eligible to participate in the 2014 Plan. As of March 31, 2014, all of our approximately 6,900 employees were eligible to be selected by the Compensation Committee to receive awards under the 2014 Plan, including our eight executive officers and our seven non-executive directors.

Types of Awards Authorized

The 2014 Plan provides for the granting of stock options, SARs (both freestanding SARs and SARs granted in tandem with stock options), restricted shares, restricted share units, performance shares, performance units, and custom awards. Awards granted under the 2014 Plan will be granted upon whatever terms are approved by the Compensation Committee and set forth in an award agreement or other evidence of an award, provided that (a) the exercise price per share of stock options, and the price per share of freestanding SARs, granted under the 2014 Plan will be not less than the “market value per share” (defined as (i) the closing price per share of our Common Stock as reported on the principal securities exchange, association or quotation system on which the Common Stock is then listed or quoted (currently, NASDAQ) or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Compensation Committee), and (b) no stock option or freestanding SAR granted under the 2014 Plan may be exercised more than 10 years from the date of grant. An award will contain those terms and provisions, consistent with the 2014 Plan, which the Compensation Committee approves, including provisions for the acceleration of vesting or the lapse, expiration or termination of restrictions or other conditions upon the occurrence of certain events, including change of control events. Restricted shares, restricted share units and performance shares may, but are not required to, receive dividend equivalents, on a current, deferred or contingent basis. The 2014 Plan also gives the Compensation Committee authority to pay senior executive plan bonuses to participant who are “covered employees” (defined for purposes of the 2014 Plan as “executive officers” of the Company within the meaning of Rule 3b-7 under Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which incentive cash compensation will become payable upon the achievement of specified management objectives, as described below. The payment of a senior executive plan bonus under the 2014 Plan may be made in cash, in shares of our Common Stock or a combination of both, as determined by the Compensation Committee.

Management Objectives

The 2014 Plan contemplates that the Compensation Committee will establish “management objectives” for purposes of any grants of incentive bonuses. Under the 2014 Plan, the Compensation Committee may also establish management objectives in connection with grants of stock options, SARs, restricted shares, restricted share units, performance shares, performance units and custom awards. For example, the Compensation Committee may specify management objectives that must be achieved as a condition to exercising stock options or SARs, to result in termination or early termination of the restrictions applicable to restricted shares or restricted share units or to result in the vesting of performance shares or performance units.

Subject to the limits described below, management objectives may be described in terms of either Activision Blizzard-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Compensation Committee may provide, in connection with the setting of management objectives, that any evaluation of financial performance may include or exclude certain items, including, without limitation, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary non-recurring items, acquisitions or divestitures and foreign exchange gains and losses. Financial objectives need not be determined in accordance with GAAP.

Management objectives applicable to any award to a participant who is an executive officer that is intended to be deductible under Section 162(m) will be limited to measurable and specified levels of performance or relative peer company performance in any one or more of the following objectives, or any combination of any of them, as determined by the Compensation Committee at its sole discretion: adjusted net earnings; appreciation in or maintenance of the price of our Common Stock (or any other publicly traded securities of Activision Blizzard), including, without limitation, comparisons with various stock market indices; attainment of strategic and operational initiatives; budget; cash flow (including, without limitation, free cash flow); cost of capital; cost reduction; earnings and earnings growth (including, without limitation, earnings per share, earning before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization); gross profits; market share; market value added; net income; net sales; operating profit and operating income; pretax income before allocation of corporate overhead and bonus; quality; recruitment and development of associates; maintenance of internal control over financial reporting and corporate governance practices; reductions in costs; return on assets and return on net assets; return on equity; return on invested capital; sales and sales growth; successful acquisition/divestiture; and total stockholder return and improvement of stockholder return.

If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances, render previously established management objectives unsuitable, the Compensation Committee may, at its discretion, modify those management objectives or the minimum acceptable level of achievement of those objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

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Administration and Amendments

The 2014 Plan is administered by the Compensation Committee. The Compensation Committee has sole discretion to interpret any provision of the 2014 Plan or an award thereunder, make any determination necessary or advisable for the administration of the 2014 Plan and awards thereunder, and waive any condition or right of the Company under an award or discontinue or terminate an award. Further, any decision or determination made by the Compensation Committee with respect to the 2014 Plan or an award thereunder will be made by the Compensation Committee in its sole and absolute discretion, subject to the terms of the 2014 Plan. The interpretation and construction by the Compensation Committee of any provision of the 2014 Plan or of any award, and any determination by the Compensation Committee pursuant to any provision of the 2014 Plan or of any award, will be final and conclusive.

The Compensation Committee may amend the 2014 Plan from time to time without further approval by stockholders, except where the amendment must be approved by stockholders in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which our Common Stock is listed or quoted (currently, NASDAQ). Further, if an amendment to the 2014 Plan would increase the number of shares of our Common Stock that may be issued or transferred upon the exercise of ISOs, then that amendment will be subject to stockholder approval and will not be effective unless and until that approval has been obtained.

Subject to the following limitations, the Compensation Committee may amend the terms of any award granted under the 2014 Plan prospectively or retroactively. The Compensation Committee may not amend the terms of an award if doing so would materially and adversely affect the rights of any participant taken as a whole without his or her consent.

Change of Control

Awards under the 2014 Plan may provide that, upon a change of control of Activision Blizzard, those awards will become vested or earned, in whole or in part. For example, an award of stock options or SARs may provide that unvested stock options or SARs will become vested and immediately exercisable, either in whole or in part, upon a change of control. Similarly, awards of restricted shares, restricted share units, performance shares, performance units, custom awards and incentive bonuses may provide that the restrictions or other conditions prescribed by the Compensation Committee, if any, with respect thereto will automatically lapse, expire and terminate, and those awards will be deemed to be earned, in whole or in part, upon a change of control.

Transferability

The 2014 Plan expressly provides that, with the Company’s consent, which may be granted or withheld at the Company’s sole and absolute discretion, a participant may transfer an award for estate planning purposes or pursuant to a domestic relations order, provided the transferee executes an agreement, in form satisfactory to the Company, to be bound by the terms and conditions of the 2014 Plan and the award being transferred. Unless otherwise permitted by the Compensation Committee, except as described in the immediately preceding sentence (1) no award or other derivative security granted under the 2014 Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution and (2) stock options and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

Adjustments

The number of shares authorized under the 2014 Plan, the number of, and, if applicable, amounts payable for, shares subject to outstanding awards and the various limits contained in the 2014 Plan will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, at its discretion, may provide in substitution for any or all outstanding awards under the 2014 Plan whatever alternative consideration (including cash), if any, that the Compensation Committee, in good faith, determines to be equitable under the circumstances and may require the surrender of all awards so replaced. The Compensation Committee will also make or provide for such adjustments in the number of shares available under the 2014 Plan and the other limitations contained in the 2014 Plan as is appropriate to reflect any transaction or event described above. Further, in the event that we issue warrants or other rights to acquire common shares on a pro-rata basis to all stockholders, the Compensation Committee will make those adjustments in the number of shares authorized under the 2014 Plan and in the limits contained in the 2014 Plan as it determines are equitable, including proportionately increasing the number of authorized shares or any such limit.

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Withholding Taxes

To the extent that we or any of our subsidiaries are required to withhold federal, state, local or foreign taxes in connection with any payment made to, or benefit realized by, a participant or other person under the 2014 Plan and the amounts available to us or our subsidiary for that withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or other person make arrangements satisfactory to the Company for payment of the balance of the taxes required to be withheld, which arrangements (at the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.

Termination

No award will be made under the 2014 Plan after June 5, 2024, but all awards made on or prior to June 5, 2024 will continue in effect thereafter subject to the terms of those awards and of the 2014 Plan.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2014 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences, but not to provide you with the specific tax consequences to you with respect to your awards. Further, state, local and other tax consequences are not addressed below, nor is the Medicare tax on net investment income. This discussion assumes that awards granted under the 2014 Plan are exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code. This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the  U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

Non-Qualified Stock Options

In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO and no disqualifying disposition of those shares is made by the optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of those shares any amount realized in excess of the exercise price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of those shares at the time of exercise (or, if less, the amount realized on the disposition of those shares if a sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

Stock Appreciation Rights

Generally, no income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

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Restricted Shares

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at the time the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units

No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the restricted share units).

Performance Shares and Performance Units

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the vesting or payment in respect of performance shares or performance units, as the case may be, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of any cash received and the fair market value of any unrestricted shares received.

Senior Executive Plan Bonuses

The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of any cash received and the fair market value of any non-restricted shares of our Common Stock received as payment of a bonus.

Tax Consequences to Activision Blizzard or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary of ours for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the amount of compensation is reasonable within the meaning of the federal tax principles, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Further, any such deduction with respect to compensation paid to “covered employees” within the meaning of Section 162(m) (generally, the chief executive officer and the three other highest paid officers other than the chief financial officer) is subject to limitation thereunder unless that compensation is qualified performance-based compensation.

Section 409A of the Internal Revenue Code

To the extent that any award granted under the 2014 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

New Plan Benefits

Awards under the 2014 Plan are discretionary. As a consequence, we cannot currently determine the number or type of awards that may be granted under the 2014 Plan. However, Mr. Morhaime and a limited number of other employees at Blizzard Entertainment, consistent with the equity plan in which they participated at Vivendi Games prior to the Combination, have employment agreements with us that provide that we will recommend to the Compensation Committee that they receive certain equity awards each year, to the extent awards are being made to our other senior executives during that year. As such, Mr. Morhaime’s employment agreement with us provides that, during the term of his agreement, which continues through December 31, 2016, we will recommend annually that he receive a grant of options to purchase 200,000 shares of our Common Stock and a grant of 70,000 restricted share units. Please see “Executive Compensation—Employment Agreements—Michael Morhaime” below.

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Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2.

Mr. Kotick, our chief executive officer, and Mr. Kelly, the chairman of our board, may direct the voting of the shares held by ASAC II LP (i.e., ASAC), an exempted limited partnership established under the laws of the Cayman Islands, and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares which, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. As of April 7, 2014, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.8% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR proposal 2. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below.

Similarly, at the Annual Meeting, Vivendi has agreed to vote any shares it holds which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of our amended and restated investor agreement with Vivendi. Vivendi may otherwise direct the voting of its shares at its discretion. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below. As of April 7, 2014, Vivendi held shares representing approximately 11.6% of our issued and outstanding Common Stock.

The Board unanimously recommends that you vote FOR the Activision Blizzard, Inc. 2014 Incentive Plan.

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CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, risks and opportunities facing the Company so that our Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing the specific elements of our corporate governance framework and making changes to them when the Board deems them to be in the best interests of the Company and stockholders.

Board of Directors and Committees

Board Composition

Controlled Company Exemption and the Impact of the 2013 Vivendi Share Repurchase Transaction

Until the consummation of the transactions described in the Vivendi Share Purchase Agreement, Vivendi, through its subsidiary VGAC, held more than 50% of the voting power for the election of our directors. Accordingly, we qualified as a “controlled company” under Rule 5615(c)(1) of the NASDAQ Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Rules, we were exempt from the requirements to have:

•	a majority of directors who qualify as “independent directors” pursuant to Rule 5605(a)(2) of the NASDAQ Rules;

•	the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

•	our director nominees selected, or recommended for our Board’s selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

While the NASDAQ Rules permit companies ceasing to be controlled to “phase in” compliance with these rules, we currently satisfy each of them.

Impact of our Bylaws on our Board and Board Committee Composition

From the time of the Combination until the consummation of the transactions described in the Vivendi Share Purchase Agreement, our Board consisted of 11 directors, including six directors nominated by Vivendi. In connection with the consummation of the Vivendi Share Repurchase Transaction, the Vivendi designees—Philippe G. H. Capron, Frédéric R. Crépin, Jean-Yves Charlier, Jean-François Dubos, Lucian Grainge and Régis Turrini—each resigned from our Board.

Immediately following the consummation of those transactions, our Bylaws were amended to change the size of our Board from 11 to not less than five and not more than 11 directors, with the exact size to be fixed by our Board, and Elaine Wynn and Peter Nolan were each elected to our Board.

Pursuant to provisions of our Bylaws which can only be amended with stockholder consent, until the first occurrence of Vivendi’s ownership falling and remaining below 50% for a period of 90 consecutive days (i.e., a Triggering Event), our Board maintained three subcommittees composed of members of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee, the Independent Nominating Committee and the Executive Nominating Committee (collectively, the “Special Nominating Subcommittees”). Our Board also consisted of a specified number of directors nominated by the Special Nominating Subcommittees, as follows:

•	Six Vivendi designees, nominated by the Vivendi Nominating Committee (which, in turn, consisted of Vivendi designees) (i.e., the Vivendi designees);

•	Two executive directors, who were executive officers of the Company and nominated by the Executive Nominating Committee (which, in turn, consisted of two Vivendi designees and two independent directors) (i.e., the Executive Directors); and

•	Three directors who qualified as “independent” under the NASDAQ Rules and were nominated by the Independent Nominating Committee (which, in turn, consisted of independent directors) (i.e., the Independent Directors).

To satisfy these requirements, in connection with the consummation of the Vivendi Share Repurchase Transaction, Messrs. Corti, Morgado, Nolan and Sarnoff and Ms. Wynn were each designated as Vivendi designees, in replacement of the resigning Vivendi designees. In addition, Messrs. Corti and Morgado were appointed to the Vivendi Nominating Committee.

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As permitted by our Bylaws, after the first occurrence of a Triggering Event, the Executive Nominating Committee was dissolved. In addition, each director other than Mr. Morgado, who remained as the sole member of the Vivendi Nominating Committee, resigned from his or her capacity as a Vivendi designee.

We are required to maintain the Vivendi Nominating Committee and the Independent Nominating Committee until Vivendi’s voting interest falls and remains below 10% for a period of more than 90 days (i.e. the first occurrence of a “Termination Event”) or until the requirements are otherwise removed from our Bylaws. Further, until that time, our Board must include a number of Vivendi designees that is proportional to Vivendi’s voting interest, although Vivendi agreed not to exercise any rights with respect to the nomination of those directors and, as such, the Vivendi designees, if any, will be selected by the independent director on the Vivendi Nominating Committee (i.e., Mr. Morgado).

Independence Determinations

In making its determination regarding director independence, our Board reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the NASDAQ Rules, including current and prior relationships that each director or any of his or her family members has with the Company, our executive management and our independent accounting firm. To assist our Board in making these determinations, each director is required to complete a questionnaire on an annual basis.

Based on the information provided by each director concerning his or her background, employment and affiliations, our Board affirmatively determined that each of Messrs. Corti, Meyer, Morgado, Nolan and Sarnoff and Ms. Wynn is an independent director under the NASDAQ standards. Accordingly, the Board believes there are no such relationships or activities between the Company and any of them that require further review by the Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors has a direct or indirect material relationship with the Company.

Board Committees

Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which operates under a written charter approved by our Board. In addition, until such time as the Compensation Committee was comprised solely of non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, there was a subcommittee of the Compensation Committee—the Section 16 Subcommittee (see “—Compensation Subcommittee for the Approval of Certain Equity Awards” below). Further, in accordance with our Bylaws there are two subcommittees composed of members of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee and the Independent Nominating Committee—and, until January 2014, there was an additional such subcommittee—the Executive Nominating Committee (see Board Composition—Impact of our Bylaws on our Board and Board Committee Composition” above).

In addition, from time to time, our Board may form special or ad hoc committees to which the Board delegates authority to administer certain of its duties. A special committee of independent directors, consisting of Messrs. Corti, Morgado and Sarnoff, was formed and re-formed to represent the Company in negotiating and evaluating the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.

The following table shows the membership of our Board’s standing committees and the subcommittees of those committees between January 1, 2013 and October 11, 2013 (i.e., the date on which the Vivendi Share Repurchase Transaction was consummated):

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee
Philippe G. H. Capron					(1)(2)
Jean-Yves Charlier
Robert J. Corti			(3)
Frédéric R. Crépin					(1)(2)
Jean-François Dubos
Lucian Grainge
Brian G. Kelly
Robert A. Kotick
Robert J. Morgado			(3)		(2)(4)
Richard Sarnoff					(2)(4)
Régis Turrini
Chairperson
(1)	Member of the Vivendi Nominating Committee
(2)	Member of the Executive Nominating Committee
(3)	Member of the Section 16 Subcommittee
(4)	Member of the Independent Nominating Committee

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The following table shows the membership of our Board’s standing committees and the subcommittees of those committees between October 11, 2013 (i.e., the date on which the Vivendi Share Repurchase Transaction was consummated) and December 31, 2013:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert J. Corti				(1)(2)
Brian G. Kelly
Robert A. Kotick
Robert J. Morgado				(1)(2)(3)
Peter Nolan
Richard Sarnoff				(2)(3)
Elaine Wynn
Chairperson
(1)	Member of the Vivendi Nominating Committee
(2)	Member of the Independent Nominating Committee
(3)	Member of the Executive Nominating Committee

The following table shows the current membership of our Board’s standing committees and the subcommittees of those committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert J. Corti
Brian G. Kelly
Robert A. Kotick
Barry Meyer
Robert J. Morgado				(1)(2)
Peter Nolan
Richard Sarnoff
Elaine Wynn
Chairperson
(1)	Member of the Vivendi Nominating Committee
(2)	Member of the Independent Nominating Committee

Audit Committee

You can access the written charter that describes the Audit Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

•	all Audit Committee members must be determined by the Board to be independent directors under the NASDAQ Rules and the rules of the SEC and otherwise satisfy the NASDAQ Rules with respect to audit committee membership;

•	no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

•	all Audit Committee members must understand fundamental financial statements;

•	at least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC; and

•	no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, the NASDAQ Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth in those rules.

The current members of the Audit Committee are Messrs. Corti, Morgado and Sarnoff. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the NASDAQ Rules and the rules of the SEC and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that Mr. Corti is an audit committee financial expert as

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defined in the applicable rules of the SEC and that he is financially sophisticated within the meaning of the NASDAQ Rules.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries and the audits of our financial statements and internal control over financial reporting. The Audit Committee’s responsibilities include:

•	selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence;

•	overseeing our annual audit and quarterly reviews;

•	overseeing our financial reporting process and internal controls, including:

	–	reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K; and

	–	discussing with our management the Company’s process for assessing and managing our exposure to risk;

•	overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•	overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions.

Our independent registered public accounting firm reports directly to the Audit Committee.

Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail. The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

In accordance with our Corporate Governance Principles and Policies, the Audit Committee must meet at least quarterly. The Audit Committee met six times during 2013, including at least once quarterly.

Compensation Committee

You can access the written charter that describes the Compensation Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least two members, both of whom must be:

•	“non-employee directors” as defined in Rule 16b-3 under the Exchange Act;

•	“outside directors” as defined under Section 162(m); and

•	determined by the Board to be independent directors under the NASDAQ Rules.

The current members of the Compensation Committee are Mr. Corti, Mr. Morgado and Ms. Wynn. Based upon information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m), a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under the NASDAQ Rules. Our Board has also determined that none of the members of the Compensation Committee has a relationship to the Company that is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member.

The Compensation Committee discharges our Board’s responsibilities relating to compensation paid to our directors and executive officers and evaluates and makes recommendations to our Board regarding compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers—Scope of Authority of the Compensation Committee” and “—Compensation Risk Management” below for a description of such responsibilities. The Compensation Committee is also responsible for:

•	reviewing and discussing compensation-related disclosure with our management, included our proxy statement and annual report; and

•	overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans.

The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members or management, as it deems appropriate, in accordance with applicable laws, rules and regulations, provided that no subcommittee may consist of fewer than two members. Please see “—Compensation Subcommittee for the Approval of Certain Equity Awards” below for a description of the subcommittee previously maintained by the Compensation Committee. As further described in “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers”, the Compensation Committee consults with our management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing our executive compensation program.

The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executives and other employees.

In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least four times annually. The Compensation Committee met eight times during 2013.

For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

Compensation Subcommittee for the Approval of Certain Equity Awards

In order to exempt the grant of equity awards to individuals subject to Section 16 of the Exchange Act (and transactions related to such awards, such as the exercise of stock options) from certain provisions of Section 16, the grant must be approved by our entire Board or a

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committee composed solely of non-employee directors within the meaning of Section 16. The Section 16 Subcommittee, which consisted of non-employee directors Messrs. Corti and Morgado throughout its existence, was established in February 2009 and most recently re-designated in March 2013. The Section 16 Subcommittee’s duties consisted of reviewing and approving all proposed grants of equity awards to individuals subject to Section 16, but it did not have the authority to act without the prior recommendation of the entire Compensation Committee. Since the consummation of the Vivendi Share Repurchase Transaction, the Compensation Committee has been comprised solely of non-employee directors, and, accordingly, the Compensation Committee did not re-designate the Section 16 Subcommittee in 2014.

Nominating and Corporate Governance Committee

You can access the written charter that describes the Nominating and Corporate Governance Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least three directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Meyer, Morgado and Nolan. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each of member of the Nominating and Corporate Governance Committee is an independent director under the NASDAQ Rules.

In accordance with our Bylaws, we maintain two subcommittees of the Nominating and Corporate Governance Committee (i.e., the Special Nominating Subcommittees) whose primary function is to nominate Board candidates in accordance with our Bylaws. Please see “Board Composition—Impact of our Bylaws on our Board and Board Committee Composition” above.

The Nominating and Corporate Governance Committee’s other responsibilities include:

•	periodically evaluating the size of our Board and recommending to the Board any appropriate increase or decrease;

•	making recommendations to our Board regarding the size and composition of each standing committee of the Board;

•	reviewing our Certificate of Incorporation and our Bylaws as they relate to corporate governance matters and recommending changes to our Board;

•	overseeing the evaluation of our Board and its committees; and

•	determining the appropriate engagement with shareholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee).

In accordance with our Corporate Governance Principles and Policies, our Nominating and Corporate Governance Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and consideration at, any meeting of our stockholders.

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met three times during 2013.

Board Meetings

In accordance with our Corporate Governance Principles and Policies, a copy of which can be accessed on our website at http://investor.activision. com/documents.cfm, our Board must meet at least quarterly and in conjunction with the annual meeting of our stockholders. Our Board met nine times during 2013, including at least once per quarter and in conjunction with the 2013 annual meeting of our stockholders. Each person who served on our Board during 2013 attended at least 80% of the aggregate of (1) the total number of meetings held by our Board during the period for which he or she was a director and (2) the total number of meetings held by each committee on which he or she served during the period in which he or she so served during the year.

Our Corporate Governance Principles and Policies also require that the Independent Directors meet in executive session outside of the presence of management at least two times per year. Those directors met in executive session five times during 2013.

All directors are expected to attend the Annual Meeting. All persons serving as directors at the time attended the 2013 annual meeting of stockholders, with the exception of Mr. Charlier.

Identification of Candidates for Election to our Board

Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, the committee identifies and evaluates potential candidates to serve as members of our Board. The Nominating and Corporate Governance Committee may consider candidates suggested by its members, other directors, senior management or stockholders and may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

The Nominating and Corporate Governance Committee will consider nominating persons who qualify as independent under the NASDAQ Rules who are submitted by stockholders, as described below under “—Stockholder Recommendation of Director Candidates”. In addition, stockholders may nominate independent directors in accordance with procedures set forth in our Bylaws, as described below under “Director Nominations and Other Stockholder Proposals for 2015 Annual Meeting; Communicating with the Board”.

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Stockholder Recommendation of Director Candidates

In accordance with our Corporate Governance Principles and Policies, our stockholders may nominate persons who qualify as independent under the NASDAQ Rules to serve as directors. The Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such nomination which is submitted to us in writing and includes the following information:

•	the name, address, phone number and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of ownership;

•	the name of the director candidate, the candidate’s address, phone number and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate’s consent to be named a director if nominated; and

•	a description of any arrangements or understandings between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

In addition, stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under “Director Nominations and Other Stockholder Proposals for 2015 Annual Meeting; Communicating with the Board” below.

Experience, Skills and Other Characteristics of our Director Candidates

In accordance with our Corporate Governance Principles and Policies, all director nominees, whether or not they are incumbent directors, should have the appropriate experience, skills and other characteristics required of Board members, assessed in the context of the perceived needs of our Board at the time.

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee, in its selection of director candidates, consider the following attributes, among others: experience, knowledge, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and independence. The committee evaluates each director nominee’s experience, skills and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and needs. In doing so, it considers whether the nominee has experience or skills in the areas of entertainment, international operations, strategic planning, corporate governance, accounting and finance, law or other areas that are relevant to the Company’s activities and Board’s effectiveness. It also takes diversity into account, seeking to ensure a representation of diverse perspectives and experience, although the Company’s nominating procedures and policies do not prescribe specific standards for diversity.

Additionally, in accordance with its charter, the Nominating and Corporate Governance Committee annually oversees evaluations of our Board, the Board’s committees and individual directors that assess the experience, skills, qualifications, diversity and contributions of each individual director, each standing committee of the Board and of the Board as a whole.

Other Directorates

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if an independent director retires, changes employment or otherwise has a significant change in his or her professional role or responsibilities that may reasonably be seen as affecting his or her ability to serve, he or she must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he or she has an agreement with us to the contrary, if an employee director retires, resigns or otherwise has a significant change in his or her professional role or responsibilities, he or she must offer his or her resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee determines that the director continues to contribute significantly to us, his or her membership on our Board may continue.

Board Leadership Structure

Our Board of Directors is led by the chairman of our Board, and that person does not also serve as our chief executive officer. The Board feels that this division is appropriate because our chief executive officer is responsible for the day-to-day management of the Company, while the primary responsibility of our Board is to oversee the chief executive officer’s performance of his or her function. Having different individuals serve

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as the chairman and the chief executive officer allows the chief executive officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our chief executive officer to serve as chairman, the independent directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead independent director.

The Board’s Role in Risk Oversight

It is the responsibility of our senior management to develop and implement the Company’s financial, operating and strategic plans, and identify, evaluate, manage and mitigate the risks inherent in those plans. It is our Board’s responsibility to understand and oversee those plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. The Board and its standing committees exercise the risk oversight function in a variety of ways, including:

Board of Directors	Annually reviews the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks and strategies used to mitigate such risks

Annually reviews succession plans for our senior-most officers

Communicates regularly with our management about these matters

Remains informed of each committee’s risk oversight and other activities via reports from committee chairpersons

Delegates certain risk management oversight functions to standing committees, each of which regularly reports to our Board

Audit Committee	Plays a key role in overseeing risk mitigation on behalf of our Board

Oversees compliance with legal and regulatory requirements and the overall risk management process

Regularly receives reports on significant internal controls, compliance risks and potential legal and regulatory risks, along with our management’s plans for mitigating such risks

Meets privately on a regular basis with our chief audit executive and representatives of our independent auditor

Has access to management and the ability to engage independent advisors

Receives regular guidance and feedback from representatives of the Company’s independent auditor

Compensation Committee	Oversees risks that may be created by our compensation programs

Annually reviews our incentive plans to determine if they encourage excessive risk (see “–Compensation Risk Management” below)

Has access to management and the ability to engage independent advisors

Nominating and Corporate Governance Committee	Oversees risks associated with overall governance and succession planning

Has access to management and the ability to engage independent advisors

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Compensation Risk Management

The Compensation Committee, together with legal counsel and members of our human resources team, reviews the Company’s incentive compensation plans annually to determine if they encourage employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. During 2013, and again in 2014, this review consisted of an analysis of each of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, performance measurement, payment timing and governance (including the applicable approval process).

The incentive compensation plans in which our employees are eligible to participate are designed to encourage achievement of high levels of performance against challenging targets that are tied to achievement of the overall corporate strategy, while mitigating potential risks. The following factors help mitigate risk:

•	performance measures are designed to focus executive performance on long-term stockholder value creation and do not encourage taking short-term risks at the expense of long-term results, balancing between financial, operational and qualitative targets and short- and long-term time horizons for achievement;

•	although bonuses to our executives and our corporate employees under our Corporate Annual Incentive Plan (“the CAIP”) are based on the achievement of annual target goals: (1) they represent just one element of our employees’ total compensation; (2) payments in respect of financial performance measures are capped at 150% to 200% of target, depending on the specific metric, and payments in respect of individual performance measures are capped at 120% of target; and (3) the Compensation Committee has discretion under the plan to reduce or eliminate payments based on individual performance;

•	although bonuses to employees of our development studios are based on the achievement of targets relating to performance of the games being developed: (1) they represent just one element of our employees’ total compensation; (2) aggregate payments to each studio are subject to certain caps; and (3) the Company has discretion under each plan to reduce or eliminate payments;

•	long-term incentive awards, which are in the form of equity-based awards and which represent a meaningful portion of the compensation paid to our executives, are subject to a multi-year vesting schedule and vesting in respect of performance measures that, for our executive officers, are capped at 100% to 200% of target, aligning the recipients’ interests with those of our stockholders;

•	incentive awards generally require at least two levels of approval (including, in the case of any award to one of our executive officers, Compensation Committee approval and, for any executive other than the chief executive officer, the CEO’s approval); and

•	equity awards are generally made in accordance with guidelines approved by the Compensation Committee intended to ensure, among other things, a cap on awards to any one employee and all equity awards to any employee require Compensation Committee approval.

We also have a number of governance policies in place which may also mitigate compensation-related risk, including:

•	our clawback policy, pursuant to which performance-based compensation may be recovered in the event of an earnings restatement, if the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments;

•	provisions in our equity award agreements pursuant to which, should a named executive officer breach his or her employment agreement with the Company, including his or her post-termination obligations, realized gain in respect of his or her awards may be recovered;

•	stock ownership guidelines for our executive officers, which require each executive to obtain and maintain equity ownership with a value equal to a specified multiple of his or her base salary (which guidelines are expected to be satisfied within five years of the policy’s 2012 adoption or, if later, the executive officer’s election);

•	our insider trading policies, which prohibit “shorting” our securities, engaging in “puts”, “calls” or other hedging transactions involving our securities, or using margin accounts with our securities; and

•	our Code of Conduct, compliance with which must be certified by every employee on an annual basis.

Political Activities

Pursuant to our Code of Conduct, Company resources may not be used for employees’ personal political activities, and lobbying activities are permitted only in compliance with applicable law and by individuals designated to represent the Company in such capacity.

Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

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Code of Conduct

We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our chairman, chief executive officer and chief financial officer. We also have a chief compliance officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/documents.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our chairman, chief executive officer or chief financial officer, and any other related information, on our website at http://investor.activision. com/documents.cfm.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Conduct on our website at http://investor.activision.com/documents.cfm, you can also find: our Certificate of Incorporation; our Bylaws; our Policy for the Reporting of Questionable Accounting, Internal Accounting Control, Financial Reporting or Other Auditing Matters; our Reporting and Non-Retaliation Policy; and our Vendor Code of Conduct.

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PROPOSAL 3	APPROVAL AND ADOPTION OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACTIVISION BLIZZARD, INC.

In July 2008, in connection with the Combination, our stockholders approved a number of changes to our Certificate of Incorporation. These changes resulted from agreements reached during the negotiation of the Combination and were generally intended to reflect Vivendi’s position as our controlling stockholder and to establish an appropriate system of governance and allocation of rights and responsibilities between Vivendi and the Company in light of Vivendi’s position as our controlling stockholder.

As previously described, the transactions described in the Vivendi Share Purchase Agreement were completed in October 2013, which resulted in Vivendi’s stock ownership in the Company falling below 35% and the resignation of all Vivendi designees from our Board. As a result, we are asking our stockholders to consider and vote on proposals to approve and adopt our Third Amended and Restated Certificate of Incorporation. Although the Certificate of Incorporation, as it is proposed to be amended and restated, is one document, we are presenting the amendments as three separate subproposals—nos. 3A, 3B and 3C—for your approval. Because we consider all of the proposed revisions to our Certificate of Incorporation to be interrelated, the approval of each of the subproposals is conditioned on the approval of all three subproposals. Accordingly, either all of the proposed changes or none of the proposed changes will be made to our Certificate of Incorporation. If our stockholders approve and adopt all of the proposed amendments to our Certificate of Incorporation, we will file the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State promptly following the Annual Meeting.

The following summary of the Certificate of Incorporation, as it is proposed to be amended and restated, describes the material changes to the terms of our Certificate of Incorporation that our Board has approved, subject to stockholder approval. However, the description below may not contain all of the information that is important to you and is qualified in its entirety by reference to the complete text of the Third Amended and Restated Certificate of Incorporation, which is set forth in Appendix C and is marked to show the proposed amendments compared to our current Certificate of Incorporation. In conjunction with this summary description, we encourage you to read the Certificate of Incorporation, as it is proposed to be amended and restated, carefully and in its entirety.

Subproposal 3A—Proposal to Amend Provisions Related to the Relationship with Vivendi

Our current Certificate of Incorporation contains the following provisions regulating the relationship between the Company and Vivendi that were originally put into place in connection with the Combination and were the result of negotiations between the Company and Vivendi.

Article VIII of our Current Certificate of Incorporation—the Relationship with Vivendi. Article VIII of our current Certificate of Incorporation provides, among other things that:

1.	Neither Vivendi nor any of its “controlled affiliates” (defined as an affiliate of Vivendi within the meaning of the Exchange Act that is controlled, directly or indirectly, by Vivendi) is under an obligation to refrain from engaging in the same or similar activities or lines of business as the Company other than a competing businesses (i.e., developing and/or publishing interactive games for video game consoles or personal computers or MMORPGs) immediately prior to the closing of the Combination and neither Vivendi nor any of its officers or directors will be liable for any breach of fiduciary duty by reason of any such activities.

2.	In the event that Vivendi acquires knowledge of a potential corporate opportunity for both Vivendi and the Company, Vivendi will have no duty to communicate or offer the corporate opportunity to the Company and will not be liable for any breach of fiduciary duty by reason of the fact that Vivendi acquires or seeks to acquire such opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding such opportunity to the Company.

3.	If a director or officer of the Company who is also a director or officer of Vivendi acts in a manner consistent with the policy set forth in the following sentence with respect to the allocation of a potential corporate opportunity for both the Company and Vivendi about which such director acquires knowledge, he or she will have fully satisfied his or her fiduciary duty with respect to such corporate opportunity. Such policy provides that a potential corporate opportunity for both the Company and Vivendi offered to any such person will belong to Vivendi unless such corporate opportunity was expressly offered

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to such person in his or her capacity as a director or officer of the Company, in which case it shall not be pursued by Vivendi.

4.	In the event Vivendi’s ownership interest in the Company equals or exceeds 90%, then within 60 days, either the Company or Vivendi is required to commence a tender offer to acquire all of the shares of our Common Stock not owned by Vivendi at a floor price determined pursuant to a specified formula or commence a squeeze out transaction in which the minority stockholders receive at least such floor price.

5.	The expiration, amendment or repeal of any provision in Article VIII will not eliminate or reduce the effect of Article VIII with respect to any act or omission which occurred prior to such amendment or repeal.

Pursuant to our current Certificate of Incorporation, the foregoing provisions of Article VIII terminate immediately on the earliest date when Vivendi’s ownership interest drops below 10% and no Vivendi officer or employee serves on our Board.

Article IX of our Current Certificate of Incorporation—the Relationship with Vivendi. Article IX of our current Certificate of Incorporation provides that:

1.	No contract, agreement, arrangement or transaction between the Company and Vivendi or its controlled affiliates shall be void or voidable solely due to that fact that Vivendi or its controlled affiliates is a party to such contract or solely as a result of a Vivendi designee’s participation in a meeting of our Board or committee which authorized such contract, agreement, arrangement or transaction.

2.	Unless Vivendi’s voting interest equals or exceeds 90% or is less than 35%, any merger, business combination or similar transaction involving the Company or its subsidiaries and Vivendi or its controlled affiliates requires the affirmative vote of a majority of the non-Vivendi shares present and entitled to vote at a meeting called for that purpose.

3.	Vivendi designees on our Board may be counted for purposes of determining the presence of a quorum at a meeting of the Board or a committee that authorizes any contract, agreement, arrangement or transaction; and Vivendi shares may be counted for purposes of determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract agreement, arrangement or transaction.

4.	To the fullest extent of the law, neither Vivendi, its controlled affiliates, nor any of their respective officers or directors shall be liable for breach of any fiduciary duty or duty of loyalty or failure to act in the best interests of the Company or the derivation of any improper personal benefit by reason of the fact that any of them in good faith takes any action pursuant to any agreement or contract between the Company and Vivendi or its controlled affiliates.

5.	The expiration, amendment or repeal of any provision in Article IX will not eliminate or reduce the effect of Article IX with respect to any act or omission which occurred prior to such amendment or repeal.

Article X of our Current Certificate of Incorporation—the Relationship with Vivendi. Article X of our current Certificate of Incorporation contains defined terms, most of which are relevant to the specific provisions of our current Certificate of Incorporation related to Vivendi, its controlling interest in the Company and it designees on our Board.

Impact of Approval of Subproposal 3A on Articles VIII, IX and X of our Certificate of Incorporation. If approved, subproposal 3A would delete from our current Certificate of Incorporation all of the provisions set forth in Articles VIII, IX and X.

The current provisions in Articles VIII, IX and X regulating the relationship between the Company and Vivendi were put into place in connection with the Combination and were the result of negotiations between the Company and Vivendi. These provisions were generally designed to provide assurances to Vivendi that it would have control over the Company’s affairs and have reasonable limits on potential liabilities when interacting with the Company, while at the same time, providing the Company and minority stockholders with certain protections in light of Vivendi’s controlling position. In the absence of Vivendi as a controlling stockholder and in the absence of Vivendi designees on our Board, we believe the provisions of Articles VIII, IX and X are no longer required to protect our stockholders’ best interests. Moreover, certain of these provisions on their face are no longer operative by virtue of Vivendi’s share ownership falling below 35% in connection with the transactions described in the Vivendi Share Purchase Agreement and the existence of the standstill provisions which prohibit Vivendi from acquiring additional shares of the Company, as well as the other protective provisions found in our amended and restated investor agreement with Vivendi (see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below).

Approval and adoption of this subproposal 3A will also constitute approval and adoption of the amendment and restatement of the deletion from our current Certificate of Incorporation of the following provisions that are no longer operative because a Triggering Event (i.e., Vivendi’s ownership falling and remaining below 50% for a period of 90 consecutive days) has already occurred:

1.	Section 5.1(b) required, prior to the first occurrence of a Triggering Event, for a quorum to be established at any committee meeting of our Board (other than the Special Nominating Subcommittees and the Audit Committee), the presence of a majority of the directors serving on that committee, including the presence of at least one independent director serving on that committee.

2.	Article VIII provided that, prior to the first occurrence of a Triggering Event, Vivendi designees to our Board possessed extraordinary voting power so that regardless of actual attendance at a meeting of our board or any of its committees (other than Special Nominating Subcommittees and the Audit Committee), the Vivendi designees retained the majority of the outstanding voting power.

In addition, under Section 5.2(c) of our Certificate of Incorporation, the power of our Board is subject to bylaws adopted by our stockholders from time to time. The Certificate of Incorporation, as it is proposed to be amended and restated, would eliminate that limitation.

Approval and adoption of this subproposal 3A will also constitute approval and adoption of the other conforming and clarifying changes to our Certificate of Incorporation, as reflected in Appendix C, and of the amendment and restatement of our Certificate of Incorporation to reflect the various amendments approved and adopted by the stockholders at the Annual Meeting. As stated in Articles VIII and IX as described above, the approval and adoption of the amendment and restatement of our Certificate of Incorporation will not diminish any rights Vivendi has thereunder with respect to any act or omission occurring prior to such amendment and restatement.

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Subproposal 3B—Proposal to Amend Provisions Related to the Ability to Amend our Certificate of Incorporation

Sections of our Current Certificate of Incorporation Related to the Ability to Amend our Certificate of Incorporation. Since a Triggering Event has already occurred, our current Certificate of Incorporation imposes the following super-majority or special voting requirements for the following amendments to our current Certificate of Incorporation:

1.	Amendment of the following provisions of our current Certificate of Incorporation requires an affirmative vote of at least 66 ⅔% of the outstanding shares entitled to vote thereon:

	a.	Section 5.1(b), which required that, prior to the first occurrence of a Triggering Event, for a quorum to be established at any committee meeting of our Board (other than the Special Nominating Subcommittees and the Audit Committee), the presence of a majority of the directors serving on that committee, including the presence of at least one independent director serving on that committee;

	b.	Section 5.3(a)(i), which requires majority stockholder approval to amend Sections 2.4, 2.6(a), 2.14 and, as it relates to the foregoing Sections 8.4 of our Bylaws;

	c.	Section 5.3(a)(ii), which requires 66 ⅔% stockholder approval to amend Sections 3.3 and, as it relates to the foregoing Section, 8.4 of our Bylaws;

	d.	Section 5.3(a)(iii), which requires 66 ⅔% stockholder approval to amend Sections 3.2(b), 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f) and, as it relates to the foregoing Sections 8.4 of our Bylaws; and

	e.	Section 5.3(c), which permits stockholders to amend our Bylaws, subject to certain specified limitations.

2.	Amendment of the following provisions of our current Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares entitled to vote thereon, plus a majority of the non-Vivendi outstanding shares entitled to vote thereon:

	a.	Section 5.3(a)(iv), which requires stockholder approval (including the approval of the non-Vivendi stockholders) to amend Sections 2.3 and, as it relates to the foregoing Section, 8.4 of our Bylaws;

	b.	Section 5.3(a)(v), which allows stockholder approval, if it is coupled with non-Vivendi stockholder approval, to amend Sections 3.12 , 4.3 and, as it relates to the foregoing Sections 8.4 of our Bylaws;

	c.	Section 5.3(b), which requires stockholder approval to amend certain definitions in Section 3.3 of our Bylaws or any Bylaw in a manner that would be beneficial to Vivendi and its controlled affiliates in their capacities as stockholders, other than amendments that affect the rights of all stockholders in the same manner;

	d.	Section 8.2, which prohibits Vivendi from engaging in a “Competing Business” (as described in subproposal 3A above), subject to limitations set forth therein;

	e.	Section 8.3, which sets forth procedures for handling “Corporate Opportunities” (as described in subproposal 3A above);

	f.	Section 8.5, which sets forth a requirement on the Company or Vivendi to initiate a tender offer or for Vivendi to commence a squeeze out transaction at a specified price and pursuant to specified mechanics, if Vivendi’s ownership exceeds 90% (as described in subproposal 3A above); and

	g.	Section 9.1(b), which requires a vote of the non-Vivendi stockholders for approval of a merger, business combination or similar transaction between the Company and Vivendi if Vivendi’s ownership interest is below 90%, but is at or above 35% (as described in subproposal 3A above).

Please see “Subproposal 3C—Proposal to Amend Provisions Related to the Ability to Amend our Bylaws” below for a summary description of Sections 2.3, 2.4, 2.6(a), 2.14, 3.2(b), 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12, 4.3 and 8.4 of our Bylaws.

Impact of Approval of Subproposal 3B on the Sections of Current Certificate of Incorporation Related to the Ability to Amend our Certificate of Incorporation. If approved, subproposal 3B would replace the current supermajority and special voting requirements for amendment of these provisions in our current Certificate of Incorporation with the default vote standard applicable under Delaware law for amendments of a certificate of incorporation, which is generally the vote of a majority of the outstanding voting power entitled to vote thereon.

The current supermajority and special voting requirements were put into place in connection with the Combination and were the result of negotiations between Vivendi and the Company. These provisions of our Certificate of Incorporation were generally designed to provide assurances to Vivendi that it would have control over the Company’s affairs, while providing minority stockholders with certain protections in light of Vivendi’s controlling position. In the absence of Vivendi as a controlling stockholder and in the absence of Vivendi designees on our Board, we believe the elimination of these supermajority and special voting requirements is warranted and appropriate. Moreover, we believe the proposed approach is typical for similarly situated companies and is consistent with the requirements for amending our Certificate of Incorporation prior to the Combination. We also believe the proposed voting standard is responsive to the will of stockholders, who generally favor the elimination of supermajority voting provisions. Given the limitation on Vivendi’s voting power for its share ownership above 9.9% of the Company and the standstill provision which prohibits Vivendi from acquiring additional shares of the Company, as well as the other protective provisions found in our amended and restated investor agreement with Vivendi (see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below), we do not believe it is in the stockholders’ best interests to require a separate majority vote of the non-Vivendi shares for approval of the amendments identified above.

Approval and adoption of this subproposal 3B will also constitute approval and adoption of the other conforming and clarifying changes to our Certificate of Incorporation, as reflected in Appendix C, and of the amendment and restatement of our Certificate of Incorporation to reflect the various amendments approved and adopted by the stockholders at the Annual Meeting.

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Subproposal 3C—Proposal to Amend Provisions Related to the Ability to Amend our Bylaws

Sections of Current Certificate of Incorporation Related to the Ability to Amend our Bylaws. Our current Certificate of Incorporation states that our Board has the power to amend our Bylaws, except that:

1.	The following provisions of our Bylaws may only be amended by the affirmative vote of a majority of the outstanding shares entitled to vote thereon:

	a.	Section 2.4, which provides that only the Board is permitted to call a special meeting of stockholders or to require that such a meeting occur and that the only business that may occur at a special meeting of the stockholders is that which is permitted by our Board;

	b.	Section 2.6(a), which provides that the presence of a majority of outstanding shares at a meeting of stockholders constitutes a quorum;

	c.	Section 2.14, which sets forth the requirements for stockholders to bring business or nominations before the annual meeting of stockholders; and

	d.	Section 8.4, which provides the voting standard for amending the foregoing sections of our Bylaws.

2.	The following provisions of our Bylaws may only be amended by the affirmative vote of at least 66 ⅔% of the outstanding shares entitled to vote thereon:

	a.	Section 3.2(b), which, prior to the first occurrence of a Triggering Event, established an 11 member board of directors divided among different classifications of directors (i.e., Vivendi, Executive and Independent);

	b.	Section 3.3, which provides Vivendi with the right to proportionate representation on our Board following the first occurrence of a Triggering Event;

	c.	Section 3.4(b), which establishes procedures for filling vacancies on our Board, including by action of the various nominating subcommittees;

	d.	Section 3.6, which establishes quorum and voting requirements for meetings of our Board with respect to the periods both before and after the first occurrence of a Triggering Event;

	e.	Section 3.10(c), which establishes three nominating subcommittees for the nomination of different classifications of directors (i.e., Vivendi, Executive and Independent);

	f.	Section 3.10(d) which establishes committee membership requirements for the Vivendi and Independent directors;

	g.	Section 3.10(f) which establishes quorum requirements for Board and committee meetings; and

	h.	Section 8.4 which provides the voting standard for amending the foregoing sections of our Bylaws.

3.	The following provisions of our Bylaws may only be amended by the affirmative vote of a majority of the outstanding shares entitled to vote thereon, plus an affirmative vote of the majority of the non-Vivendi outstanding shares entitled to vote thereon:

	a.	Section 2.3 which provides that our directors will be elected at annual meetings in accordance with the nominating procedures of the nominating subcommittees, unless elections occur via written consent;

	b.	Section 3.3(b) which sets forth definitions for certain terms, including Triggering Event and Termination Event;

	c.	Section 3.12 which provided for special approval requirements for certain actions, but has already expired pursuant to its terms;

	d.	Section 4.3 which provides for certain express grants of, and limitations on the, authority of the chief executive officer;

	e.	Section 8.4 which provides the voting standard for amending the foregoing sections of our Bylaws; and

	f.	Any amendment to any of our Bylaws that would be beneficial to Vivendi and its controlled affiliates, in their capacities as stockholders, other than amendments that affect the rights of all stockholders in the same manner.

Impact of Approval of Subproposal 3C on the Sections of Current Certificate of Incorporation Related to the Ability to Amend our Bylaws. If approved, subproposal 3C would replace the stockholder, supermajority and special voting requirements for amendment of our Bylaws with concurrent authority to amend our Bylaws vested in our Board, by the vote of a majority of the quorum, as well as in our stockholders, by the affirmative vote of holders of a majority of the outstanding voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. The current stockholder, supermajority and special voting requirements were generally put into place in connection with the Combination and were the result of negotiations between Vivendi and the Company. These provisions of our Certificate of Incorporation were generally designed to provide assurances to Vivendi that it would have control over the Company’s affairs, while providing minority stockholders with certain protections in light of Vivendi’s controlling position. In the absence of Vivendi as a controlling stockholder and in the absence of Vivendi designees on our Board, we believe that it is appropriate for our Board to have concurrent authority with the stockholders to amend our Bylaws and that the elimination of these voting requirements is in our stockholders’ best interest because it provides our Board with the flexibility to modify its governance structures and other procedures while taking into account changes in our ownership structure and board composition over time. In addition, as noted above, certain of the underlying provisions are no longer operative due to Vivendi’s stock ownership in the Company falling below 35% as a result of the consummation of the transactions described in the Vivendi Share Purchase Agreement. Moreover, we believe the proposed approach, with both our Board and stockholders having concurrent authority to amend the bylaws, is typical for similarly situated companies.

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In addition, under Section 5.2(c) of our Certificate of Incorporation, the power of our Board is subject to bylaws adopted by our stockholders from time to time. The Certificate of Incorporation, as it is proposed to be amended and restated, would eliminate that limitation.

Approval and adoption of this subproposal 3C will also constitute approval and adoption of the other conforming and clarifying changes to our Certificate of Incorporation, as reflected in Appendix C, and of the amendment and restatement of our Certificate of Incorporation to reflect the various amendments approved and adopted by the stockholders at the Annual Meeting.

Required Vote and Board Recommendation

The approval of each of subproposals 3A, 3B and 3C requires the affirmative vote of both: (1) at least 66 ⅔% of the outstanding shares of our common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting not held by Vivendi or its affiliates. Further, because we consider all of the proposed revisions to our Certificate of Incorporation to be interrelated, the approval of each of the subproposals is conditioned on the approval of all three subproposals.

Mr. Kotick, our chief executive officer, and Mr. Kelly, the chairman of our board, may direct the voting of the shares held by ASAC II LP (i.e., ASAC), an exempted limited partnership established under the laws of the Cayman Islands, and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares which, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. As of April 7, 2014, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.8% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR subproposals 3A, 3B and 3C. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below.

Similarly, at the Annual Meeting, Vivendi has agreed to vote any shares it holds which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of our amended and restated investor agreement with Vivendi. Vivendi may otherwise direct the voting of its shares at its discretion. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below. As of April 7, 2014, Vivendi held shares representing approximately 11.6% of our issued and outstanding Common Stock.

The Board unanimously recommends that you vote FOR the approval and adoption of the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc. (i.e., FOR subproposals 3A, 3B and 3C).

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EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under “Proposal 1—Election of Directors” above.

Dennis Durkin

Chief Financial Officer of Activision Blizzard

Age 43

Dennis Durkin became our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Durkin held a number of positions of increasing responsibility at Microsoft Corporation, a computing hardware and software manufacturer, most recently serving as the corporate vice president and chief operating and financial officer of Microsoft Corporation’s interactive entertainment business, which includes the Xbox console business. Prior to joining Microsoft Corporation’s interactive entertainment business in 2006, Mr. Durkin worked on Microsoft Corporation’s corporate development and strategy team, including two years where he was based in London, England driving pan-European activity. Before joining Microsoft Corporation, Mr. Durkin was a financial analyst at Alex. Brown and Company. Mr. Durkin holds a B.A. degree in government from Dartmouth College and an M.B.A. degree from Harvard University.

Eric Hirshberg

Chief Executive Officer of Activision Publishing, Inc.

Age 45

Eric Hirshberg became the Chief Executive Officer of Activision Publishing, Inc. (“Activision Publishing”), a subsidiary of Activision Blizzard and one of our two principal operating units, in September 2010. Prior to joining us, Mr. Hirshberg served in positions of increasing responsibility with Deutsch LA, a marketing and advertising agency, most recently serving as its co-chief executive officer and its chief creative officer. Prior to working at Deutsch LA, Mr. Hirshberg worked at Fattal & Collins, a marketing and advertising agency. Mr. Hirshberg holds a B.F.A. degree from the University of California at Los Angeles.

Brian Hodous

Chief Customer Officer of Activision Blizzard

Age 50

Brian Hodous became our Chief Customer Officer in July 2008 in connection with the Combination and was the Chief Customer Officer of Activision Publishing from the time he joined the Company in November 2006 until the consummation of the Combination. Prior to joining the Company, Mr. Hodous was employed by Cadbury Schweppes, an international confectionery and beverage company, where he was the group director and the executive vice president of global sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, a pharmaceutical company, Pillsbury, a food products company, Drackett Products, a homecare products producer, and GlaxoSmithKline, a pharmaceutical manufacturer. Mr. Hodous holds a B.A. degree in marketing and management from Marquette University.

Michael Morhaime

President and Chief Executive Officer of Blizzard
Entertainment, Inc.

Age 46

Michael Morhaime became Chief Executive Officer of Blizzard Entertainment, Inc. (“Blizzard Entertainment”) and an executive officer of Activision Blizzard in July 2008 in connection with the Combination. In February 1991, Mr. Morhaime co-founded Blizzard Entertainment, now a subsidiary and one of our two principal operating units, and transitioned to the role of Blizzard Entertainment’s President in April 1998. Mr. Morhaime served on the executive committee of Vivendi Games from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Combination. Mr. Morhaime holds a B.S. degree in electrical engineering from the University of California at Los Angeles.

Humam Sakhnini

Chief Strategy and Talent Officer of Activision Blizzard
Age 45

Humam Sakhnini became our Chief Strategy and Talent Officer in February 2012. Prior to that, he served as our Executive Vice President of Corporate Strategy and Business Development from July 2009 until February 2012. Prior to joining the Company, Mr. Sakhnini was a partner with McKinsey & Company, a global management consulting firm, in its global media and entertainment practice. Prior to McKinsey & Company, Mr. Sakhnini founded and co-led ISGroup, a financial technology firm that provided technology solutions to mutual funds and hedge funds. Prior to that, Mr. Sakhnini held a number of positions at BMO Nesbitt Burns, Canada’s largest investment bank and brokerage firm, and the Ministry of Finance in Canada, where he worked on a variety of fiscal and monetary policies. Mr. Sakhnini holds a B.A. degree in economics from the University of Western Ontario, an M.A. degree in economics from Queen’s University at Kingston, and an M.B.A. degree from Yale University School of Management.

Thomas Tippl

Chief Operating Officer of Activision Blizzard

Age 47

Thomas Tippl became our Chief Operating Officer in March 2010. Prior to that, he served as our Chief Corporate Officer from March 2009 until March 2010. In addition, Mr. Tippl served as our Chief Financial Officer from July 2008 until February 2012. Mr. Tippl joined the Company as the Chief Financial Officer of Activision Publishing in October 2005. Prior to joining the Company, Mr. Tippl served as the head of investor relations and shareholder services at The Procter & Gamble Company, a manufacturer of consumer goods products, from 2004 to 2005. Mr. Tippl also served as the finance director of Procter & Gamble’s Baby Care, Europe division and as a member of the board of directors of the joint venture between Procter & Gamble and Fater in Italy from 2001 to 2003. Mr. Tippl co-founded Procter & Gamble’s Equity Venture Fund in 1999 and also served as the associate director of acquisitions and divestitures for Procter & Gamble from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for Procter & Gamble in Europe, China and Japan. Mr. Tippl holds a master’s degree in economics and social sciences from the Vienna University of Economics and Business Administration.

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Chris B. Walther

Chief Legal Officer of Activision Blizzard

Age 47

Chris B. Walther became our Chief Legal Officer in November 2009 and served as our Secretary from February 2010 until February 2011. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as the general counsel for Central and Eastern Europe, Middle East and Africa, general counsel for Northeast Asia and, most recently, as general counsel for Western Europe. Mr. Walther also led Procter & Gamble’s corporate and securities and mergers and acquisitions practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Mr. Walther holds a B.A. degree in history and Spanish from Centre College and a J.D. degree from the University of Kentucky College of Law.

None of our executive officers are related to any other of our executive officers or our directors and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer’s employment agreement.

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EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (collectively, our “named executive officers”) in all capacities to us and our subsidiaries during 2013.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

•	describing the business environment in which we operate and the resulting requirements for talent;

•	summarizing our compensation philosophy and objectives;

•	outlining our decision-making approach related to executive compensation; and

•	describing the elements and rationale behind our compensation programs and awards for 2013, as well as additional enhancements for 2014.

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs during 2013, as well as compensation-related actions taken during the year for our named executive officers:

•	Robert A. Kotick, our President and Chief Executive Officer;

•	Dennis Durkin, our Chief Financial Officer;

•	Thomas Tippl, our Chief Operating Officer;

•	Michael Morhaime, the President and Chief Executive Officer of Blizzard Entertainment, one of our two principal operating units; and

•	Chris B. Walther, our Chief Legal Officer.

Financial Highlights

2013 was a transformational year for the Company and for our industry. The significant reduction in Vivendi’s ownership returned the Company to independence (see “2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction” below). Meanwhile, amidst the turbulence of a console transition in our industry, we still achieved strong financial performance. For example:

•	We generated GAAP revenues of $4.58 billion and non-GAAP revenues of $4.34 billion.

•	Our non-GAAP net revenues from digital channels(1) accounted for a record 36% of our total non-GAAP net revenues.

•	Our 2013 GAAP operating margin was 30% and our non-GAAP operating margin was 31%.

•	We delivered GAAP and non-GAAP earnings per diluted share of $0.95 and $0.94, respectively.

•	We generated operating cash flow of over $1.26 billion.

•	For 2013, we delivered TSR (through stock price appreciation and dividend payments) of over 70% and significantly outperformed the NASDAQ Composite for the same time period (which, inclusive of dividend reinvestment, was 40%).

(1)	Net revenues from digital online channel represents revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products and wireless devices.

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Business Highlights

Our strong financial performance was driven by our operational execution during 2013, including(1):

•	In North America and Europe combined, Activision Publishing was the #1 console and handheld publisher for the calendar year with the #2 and #3 best-selling franchises—Call of Duty and Skylanders, including toys and accessories.

•	In North America and Europe combined, including toys and accessories, Activision Publishing had four of the top 10 titles overall.

•	For the fourth quarter, in aggregate across all platforms in the U.S. and Europe combined, Activision Publishing’s Call of Duty: Ghosts was the #1 best-selling title in both units and dollars and the #1 best-selling game on the next generation PS4 and Xbox One console platforms in both units and dollars. Additionally, for the calendar year, Call of Duty: Black Ops II was the #9 best-selling title in both units and dollars.

•	In North America and Europe combined, Skylanders Giants, including toys and accessories, was the #4 best-selling handheld and console game in dollars overall and Skylanders SWAP Force, including toys and accessories, was the #6 best-selling handheld and console game in dollars overall.

•	As of December 31, 2013, the Skylanders franchise had generated, life to date, more than $2 billion in worldwide retail sales, including toys and accessories, and Activision had sold approximately 175 million Skylanders toys worldwide.

•	In North America, Blizzard Entertainment’s StarCraft II: Heart of the Swarm was the #1 best-selling PC game.

•	As of December 31, 2013, Blizzard Entertainment’s World of Warcraft remained the #1 subscription-based massively multiplayer online role-playing game (i.e., MMORPG) in the world, with approximately 7.8 million subscribers(2).

In addition, the transactions described in the Vivendi Share Purchase Agreement were consummated on October 11, 2013. As of December 31, 2013, approximately 64% of the outstanding shares of our Common Stock were publicly held.

(1)	According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, as the case may be.
(2)	World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees' territories are defined along the same rules.

Three-Year Financial Performance Metrics

(1)	For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement. Non-GAAP measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based compensation; expenses related to restructuring; the amortization of intangibles and impairment of intangible assets and goodwill from purchase price accounting; fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings; and the tax adjustments associated with any of the aforementioned items.

(2)	Free cash flow represents operating cash flow minus capital expenditures.

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Rewarding Exceptional Performance

Our exceptional performance during 2013 is a direct result of the focused and disciplined approach followed by our top leadership prior to and during the year, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new concepts, like Skylanders and Hearthstone, and managing our costs prudently.

The following illustrates the directional relationship between the Company’s 2013 performance, as measured by three of our key financial metrics, and the 2013 CAIP payments awarded to our executive officers, as compared to the range of potential payments:

(1)	Maximum payout potential as a percent of target as shown above represents the maximum bonus an executive may receive under the CAIP. The total maximum payable under the 2008 Plan is $10,000,000 per executive.
(2)	For purposes of determining payments under the CAIP for 2013 in respect of the free cash flow measure, the actual achievement was capped at 150% of target.

(3)	The actual payout potential as a percent of target shown above for our chief executive officer, Mr. Kotick, represents the amount of his bonus specifically related to performance measured against his 2013 CAIP opportunity. In recognition of the Company’s strong performance during 2013 and Mr. Kotick’s significant contributions to the Company during the year, the Compensation Committee awarded an additional $3,250,000 to Mr. Kotick under the 2008 Plan, resulting in a total bonus payment to him that represented 187% of his CAIP target.

Executive Compensation Program Summary

Our employees are our most valuable asset. Our industry is intensely competitive and constantly evolving. Our executives and many of our highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer highly competitive total compensation, including equity awards, to attract, retain and motivate our employees.

Our compensation philosophy, including our use of equity awards, has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic targets. Our executive compensation program, designed to be consistent with that philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) equity awards, including stock options and time- and performance-based vesting restricted share units. Please see “—Elements of Our Executive Compensation Program for 2013” below. Highlights of our executive compensation program for 2013 are as follows:

•	Base Salary. Base salary levels for our named executive officers were increased by 4.0% to 5.0% during the 2013 annual review of executive base salaries, reflecting individual performance and the Compensation Committee’s assessment of the competitive market. In addition, Messrs. Tippl and Walther each received a base salary increase in December and June, respectively, in connection with an extension of the term of his employment agreement, Please see “—Elements of Our Executive Compensation Program for 2013—Salary” below.

•	Annual Cash Incentives and Other Performance-Based Bonuses.

	–	Annual cash incentives under our Corporate Annual Incentive Plan (i.e., the CAIP) paid to our named executive officers for the year ranged between 93% and 113% of target as a result of performance measured against the goals established by the Compensation Committee. For each of our named executive officers, 60% of his target opportunity under the CAIP was weighted based on financial measures (specifically, operating income, earnings per share and/ or free cash flow) and 40% of his target opportunity was based on individual measures that the Compensation Committee believed supported the overall Company strategy and the officer’s business unit objectives for the year. Please see “—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” below.

	–	In accordance with his employment agreement, Mr. Morhaime received an award for 2013 under the Morhaime Profit Sharing Plan. Please see “—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” below.

	–	In addition to the amount of Mr. Kotick’s bonus specifically related to his performance measured against his 2013 CAIP opportunity, in recognition of the Company’s strong performance during 2013 and Mr. Kotick’s significant contributions to the Company during the year, the Compensation Committee elected to pay him an additional performance-based bonus of $3,250,000, resulting in an aggregate bonus payment to him under the 2008 Plan of $7,849,190. Please

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see “—Elements of Our Executive Compensation Program for 2013—Other Cash Bonus Programs or Awards for 2013” below.

•	Additional Bonuses. In accordance with his employment agreement, Mr. Morhaime also received an award for 2013 under the Blizzard Bonus Plan. In addition, for 2013, the Compensation Committee awarded each of Messrs. Durkin, Tippl and Walther a special bonus in recognition of work undertaken in connection with the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.

•	Long-Term Incentive Awards. By providing one-time, “upfront” equity grants with target values based upon the term of the executive’s employment agreement, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy. In determining the estimated grant value of these equity grants, values are typically targeted such that, when combined with base salary and annual cash incentives, annualized total compensation approximates the 75th percentile when compared to our peer group and other applicable benchmarks. Please see “—Elements of Our Executive Compensation Program for 2013—Long-Term Incentives” and “—Decision-Making Approach to Compensation for Executive Officers—Use of Compensation Surveys and Peer Company Data” below. Consistent with those principles, Mr. Walther received equity awards during 2013 in conjunction with his amended employment agreement. Our named executive officers do not generally receive annual grants of equity, with the exception of Mr. Morhaime, whose employment agreement provides for such grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Please see “—Employment Agreements” below. The Company views the value of these upfront equity grants on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation.

Compensation Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

•	Performance-Based Vesting—We generally include performance-based vesting conditions for a significant portion of the equity awards granted to our senior officers.

•	Multi-Year Vesting of Equity Awards—We grant equity awards to our executive officers that vest over multiple years.

•	No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid if a minimum financial objective is not achieved.

•	Balanced Incentive Goals—We use short-term incentives that generally include both financial and strategic targets.

•	Two-Tier Approval for Incentive Awards—We generally require at least two levels of approval for incentive awards (i.e., management and our Compensation Committee).

•	Stock Ownership Guidelines—We have stock ownership guidelines for our executive officers.

•	Formal Risk Management Programs—We maintain strong internal controls, governance and review structures, as well as formal risk-management programs.

•	No Hedging of Company Stock—We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock or establishing or using a margin account with a broker-dealer to trade our securities (although we waived that prohibition for Messrs. Kotick and Kelly for the limited purpose of the acquisition, holding and pledge of any shares acquired in connection with the ASAC Private Sale).

•	Clawback Policy on Variable Pay—In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to executives.

•	No Stock Option Repricing—The 2008 Plan and 2014 Plan both prohibit the repricing of “underwater” equity awards.

•	Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent executive compensation consultant that has no other relationship with the Company or its management.

•	Peer Group Review—The Compensation Committee frequently monitors our peer group to ensure it continues to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent.

Business Environment and Associated Talent Requirements

We operate in the entertainment software industry, which sits at the convergence of the entertainment and leisure, technology and consumer packaged goods sectors. Our industry features a number of characteristics, including:

•	a dependence on a relatively small number of titles for a disproportionate level of revenues and profits relative to other games sold;

•	rising costs of development, partially due to increasingly complex technological requirements;

•	an increasing importance on building and growing key franchises with sustained game quality; and

•	a global consumer base that wants entertainment content delivered through an increasingly varied range of distribution channels, including digital.

We believe our success in this fast-changing business environment requires executive talent with the following characteristics:

•	significant global experience managing complex brands and franchises;

•	an in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

•	an aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

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Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including larger and more mature industries, as well as entertainment and leisure, technology and consumer packaged goods companies.

Compensation Philosophy and Objectives

To respond to these requirements for top executive talent, the Compensation Committee has established the following philosophy and objectives for the compensation of our executive officers:

What We Do
Focus on Pay for Performance—Annual and long-term incentive awards should be linked to financial performance of the Company, incentivizing executives to drive corporate performance.
Create Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy—Performance goals, both short- and long-term, should be clearly defined to provide clear alignment between our business strategy, financial results and incentive payments.
Align Compensation with Stockholder Interests—A substantial portion of the compensation opportunity should be variable, linked to performance that is intended to increase stockholder value, and be payable in stock, so that executive compensation is aligned with the interests of stockholders.
Use Publicly Available Data in Computing Compensation—Only publicly reported metrics should be utilized in the assessment of short- and long-term financial performance goals, to ensure a fair and accurate assessment of those goals.
Use Employment Agreements to Attract and Retain Key Executive Talent—Employment agreements are an important element of attracting and retaining executive talent.
Offer Competitive Total Compensation—Compensation should reflect the competitive talent market from which we recruit. For executives, total direct compensation is targeted at approximately the 75th percentile of the applicable market data, including our peer group, to attract, retain and motivate the highest caliber talent, as well as to reward outstanding performance.
Recognize Exceptional Company and Individual Performance—Our Compensation Committee should retain the discretion to award one-time awards to executives for recognition of exceptional Company and individual performance.
Use an Independent Compensation Consultant—Our Compensation Committee should receive advice and analysis regarding executive compensation from a consultant that is independent and performs no other work for the Company.
Maximize the Tax Deductibility of Compensation—We should generally strive to preserve the tax deductibility of the compensation paid to our executives.

What We Don’t Do
Frequently Replace Management Team—Entering into employment agreements with each of our executive officers encourages long-term and invested relationships between them and the Company.
Put Our Executives Before Our Stockholders—Executive compensation that is variably linked to the performance of the Company helps to align the goals and interests of executive officers and stockholders.
Incentivize Excessive Risk Taking—Performance goals linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.
Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

As noted above, we believe that having employment agreements with our named executive officers is critical in enabling us to attract and retain talent in a highly competitive industry and, as such, we have entered into an employment agreement with each of them. The employment agreements specify base salary, any minimum annual salary increase, annual incentive targets and long-term incentive awards, and include provisions regarding the consequences of termination of employment and restrictive covenants, including non-competition and non-solicitation provisions. The terms of each of these agreements have been approved by the Compensation Committee, which utilized its judgment to determine the appropriate amount and form of compensation and other terms of employment necessary to recruit, retain and motivate the executive, based in part upon the negotiations with the executive. Please see “—Employment Agreements” below for further information about these agreements.

Our named executive officers receive one-time “upfront” equity grants in connection with their hire and with a promotion or any contract amendment or renewal. The Company views the value of these upfront equity grants on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation. The annualized value of each such equity grant is, when combined with base salary and target annual incentives, intended to provide a total compensation package that generally targets the 75th percentile versus our peer group and any applicable survey data. These equity grants generally vest ratably over the contract term or upon attainment of specified performance objectives, which we believe provides our executives with a more significant equity position up front, enhancing retention and allowing the executives to benefit from any stock price appreciation throughout their tenure. Our named executive officers do not generally receive additional grants of equity, although Mr. Morhaime’s employment agreement provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Please see “—Employment Agreements” below for further information about these equity awards.

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Decision-Making Approach to Compensation for Executive Officers

Decisions regarding compensation for our executive officers are generally at the sole discretion of our Compensation Committee. To help inform these decisions, the Compensation Committee regularly reviews materials and advice provided by our management and external compensation consultants.

Scope of Authority of the Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and approving our compensation philosophy and all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act and employees whose targeted annual cash compensation exceeds $2,000,000 per year;

•	establishing and evaluating the Company’s long-term strategy for employee compensation;

•	reviewing and approving our Chief Executive Officer’s corporate goals, evaluating his or her performance and determining his or her compensation;

•	annually reviewing the compensation payable to our Board of Directors;

•	administering our long-term incentive and equity incentive plans, including:

	–	participating in the establishment of equity grant guidelines and overall pool size; and

	–	approving all equity awards;

•	reviewing and approving executive officer employment and severance agreements; and

•	reviewing our potential risk related to compensation programs and policies.

For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Compensation Committee” above.

Role of Executive Officers in Compensation Decisions

While the Compensation Committee has the ultimate authority to determine our compensation philosophy, it regularly consults with our senior management, both with respect to our business strategies and operational goals and plans and with respect to specific compensation decisions. As such, topics of discussion between management and the Compensation Committee typically include, but are not limited to, recommendations on effective types of incentive rewards and the individual performance of our executives. For 2013, the Compensation Committee consulted with our named executive officers, as well our Chief Strategy and Talent Officer, Mr. Sakhnini, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown, in formulating compensation programs and plans.

Role of Compensation Consultants in Compensation Decisions

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation, and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such consultant is at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any executive officer. The Compensation Committee retained Frederic W. Cook & Co. Inc. (“Cook”) from 2009 until the consummation of the transactions described in the Vivendi Share Purchase Agreement. Since the Vivendi Share Repurchase Transaction, the Compensation Committee has retained the firm which provided advice to the special committee of our Board formed in connection with that transaction—Exequity LLP (“Exequity” and, together with Cook, the “Compensation Consultants”). The Compensation Committee engages its Compensation Consultants for advice on the appropriateness and competitiveness of our executive and director compensation programs.

In connection with the engagement of each Compensation Consultant, the Committee assessed whether any potential conflicts of interest existed with the Compensation Consultant, using the following factors: other services, if any, the Compensation Consultant provided to us; the significance of the fees paid by us as a percentage of the Compensation Consultant’s total revenue; the Compensation Consultant’s policies and procedures designed to prevent conflicts of interest; any business or personal relationships between the Compensation Consultant’s professionals engaged to advise our Compensation Committee and the members of our Compensation Committee; ownership of any Company stock by the Compensation Consultant professionals engaged to advise the Company; and any business or personal relationships between the Compensation Consultant professionals engaged to advise our Compensation Committee and our executive officers. Based on the evaluation of these factors, including information received from the Compensation Consultant addressing these factors, the Committee concluded that each of Cook’s and Exequity’s service to the Committee did not raise any conflicts of interest.

The Compensation Consultant professionals engaged to advise the Company report directly to the Compensation Committee and regularly attend Compensation Committee meetings. In addition, those professionals frequently meet, and consult, with the members of the Compensation Committee, both individually and as a group, outside of formal committee meetings and without the participation of management. Further, at the Compensation Committee’s direction, those professionals interact with our management from time to time in order to obtain information the Compensation Consultant deems necessary for it to form its recommendations to the Compensation Committee. The Compensation Consultant’s work includes presenting third-party data and providing advice and expertise on such issues as director and executive compensation trends, pay programs and pay levels and other emerging “best practices” relating to such compensation. Exequity also analyzes materials provided by management to the Compensation Committee to ensure that they are consistent with the Company’s director and executive compensation philosophies. The Compensation Committee considers the Compensation Consultant’s analyses, along with information and analyses provided by management and its own judgment and experience, in deciding on director and executive compensation matters.

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Factors Considered in Making Compensation Decisions

In general, our senior management and the Compensation Committee evaluate a variety of factors when making compensation decisions for our executive officers, including:

•	the executive’s skill set, experience, historical performance and expected future contributions to the Company;

•	the potential effect of an executive’s departure if he or she were to leave the Company;

•	as a reference for internal pay equity, the level of total compensation for our other senior executives; and

•	to provide a general market reference, compensation data from our peer group and published surveys.

The Compensation Committee uses the information provided by management and the outside advisors described above to be better informed about Activision Blizzard and the market practices of similar companies. Compensation plans and policies are put into practice through individual agreements with each of our named executive officers, which are approved by the Compensation Committee prior to the underlying hire, renewal or extension. The Compensation Committee generally targets total direct compensation for our executive officers at the 75th percentile of the peer group and relevant survey data at inception of an employment agreement, believing that doing so best enables us to attract, retain and motivate the highest caliber talent. The terms of the employment agreement with each of our named executive officers reflect that philosophy, as well as the Compensation Committee’s independent judgment as to the amount and form of compensation necessary to recruit, retain and motivate that individual given the highly competitive market for executive talent in which we compete.

Use of Compensation Surveys and Peer Company Data

In reviewing the compensation of our executive officers, we annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar business-related factors in order to discern broader compensation trends in the market.

During 2013, the surveys we referenced included ones published by Croner and Radford. In addition, we utilized compensation data obtained from SEC filings made by companies among our peer group, discussed in more detail below, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from employee stock awards and stock option grants.

The surveys and peer group data help us understand the industries in which we compete for talent, including, without limitation, gaming, entertainment and leisure, technology and consumer products sectors.

Benchmarking our executive compensation programs and policies against the unique video and computer gaming industry is challenging given the limited number of direct competitors, particularly those which are publicly traded, U.S.-based publishers with respect to which there is information available regarding their executive compensation programs and policies. Additionally, we frequently compete for executive talent with other industries. Therefore, the Compensation Committee has selected a 17-company peer group from across the four industry segments we believe best represent our business model and potential executive talent pool:

•	Gaming—Our core business, the video and computer gaming industry is a niche market in which we directly compete for consumer market share and talent;

•	Entertainment and Leisure—Generally multinational in nature, the entertainment and leisure industry is one in which we compete for talent and increasingly compete for consumer market share through digital content delivery;

•	Technology—Generally multinational in nature, the technology industry is one in which we compete for talent; and

•	Consumer Packaged Goods—Generally multinational in nature, the consumer packaged goods industry is one in which we compete for talent.

Our peer group represents a diversified yet targeted collection of companies which, like us, operate both in the United States and internationally. In general, our peer group consists of companies with similar levels of annual revenue, but it includes some companies whose revenue levels we have surpassed in recent years and some we strive to surpass in the future. GAAP revenue, in billions, as reported by each such company for its most recently ended fiscal year is shown below:

Gaming	Entertainment and Leisure	Technology	Consumer Packaged Goods
Electronic Arts, Inc. ($3.8)	CBS Corporation ($15.3)	Adobe Systems, Inc. ($4.1)	The Clorox Company ($5.6)
Take-Two Interactive Software, Inc. ($1.2)	Discovery Communications, Inc. ($5.5)	CA, Inc. ($4.6)
Zynga, Inc. ($0.9)	Hasbro, Inc. ($4.1)	eBay, Inc. ($16.0)
	Mattel, Inc. ($6.5)	Intuit, Inc. ($4.2)
	Netflix, Inc. ($4.4)	Salesforce.com, Inc. ($4.1)
	Viacom, Inc. ($13.8)	Symantec Corporation ($6.9)
Yahoo! Inc. ($4.7)
Segment Average: $2.0	Segment Average: $8.3	Segment Average: $6.4	Segment Average: $5.6

Our 2013 GAAP revenues of $4.6 billion approximate the 50th percentile among these peer group companies.

Our management and Compensation Committee continue to monitor our peer group as our business model and potential talent pool evolves, to ensure the companies to which we reference continue to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent. The most recent change to the peer group was during March 2012, in which the decision was made to include Zynga, Inc. following its initial public offering in December 2011. Prior to that, the peer group we had utilized since December 2008

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was revised in November 2011 to decrease the focus on consumer packaged goods companies and increase the focus on technology and entertainment and leisure companies. Our peer group was selected with the assistance of, and is reviewed by, the Compensation Committee’s independent compensation consultant.

While the peer group provides the Compensation Committee with an important frame of reference, the Compensation Committee, as it determines appropriate, considers the compensation practices of other companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

2013 Advisory Vote to Approve the Company’s Executive Compensation

At our 2013 annual meeting of stockholders, approximately 74% of the votes cast were cast FOR the advisory approved of the compensation of our executive officers named in the “Summary Compensation Table” in the proxy statement for that meeting. We attribute this support to the best practices we maintain as part of our executive compensation programs and policies, including those described under “—Overview—Compensation Best Practices”. Although our annual say-on-pay stockholder vote is advisory, rather than binding, the Compensation Committee values this constructive feedback from our stockholders. We considered the outcome of the 2013 vote when making compensation decisions for our executive officers, and will continue to consider that vote and the outcome of future advisory votes, as well as other feedback received from our stockholders throughout the year, when making such decisions in the future.

Elements of Our Executive Compensation Program for 2013

An overview of the elements of our executive compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose	Principal Actions for 2013
Salary	Compensate for day-to-day responsibilities.	Salaries increased 4%-5% as a result of the annual review process.
Annual bonus—e.g., Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results, as well as individual contributions toward strategic initiatives.	Financial metrics for NEOs included profitability and free cash flow measures. NEOs received CAIP-related payouts ranging between 93% and 113% of target.
Long-term incentives (stock options and restricted share awards)	Create alignment with stockholders, drive long-term stockholder value and promote employee retention.	None of our NEOs received an equity grant, except for Mr. Walther, who received a one-time “upfront grant” in connection with the extension of his employment agreement and Mr. Morhaime who also receives annual grants of equity, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination.
Health and welfare benefits; perquisites	Provide modest supplemental benefits to attract key talent.	NEOs participated in generally the same benefits programs we make available to all of our employees and received limited perquisites.
Retirement payments/benefits	Provide modest supplemental post-retirement benefits to attract key talent.	NEOs participated in the 401(k) plan we offer to all other employees
Limited change of control and termination of employment payments/benefits	Ensure balanced assessment of, and contribution to, merger and acquisition activity and fair treatment in the event of termination.	No actions triggered a termination payment for any NEOs.

No NEOs other than Mr. Kotick have change of control protection; Mr. Kotick waived any rights to payments, benefits and equity vesting in relation to the Vivendi Share Repurchase Transaction in 2013.

Collectively, salary compensation and annual bonuses are generally referred to as “cash compensation”, while cash compensation plus the annualized value of long-term incentive awards are generally referred to as “total direct compensation”.

In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan and a Blizzard profit-sharing program under the 2008 Plan (the “Morhaime Profit Sharing Plan”), each of which are described in more detail below. The Blizzard Bonus Plan provides Mr. Morhaime with an annual discretionary payment and the Morhaime Profit Sharing Plan provides Mr. Morhaime with a share of Blizzard Entertainment’s operating profit, and each thereby provide him with a meaningful incentive to continue to drive the profitability of the Blizzard Entertainment operating unit. Further, to reward his or her exceptional performance, our Compensation Committee may award an executive officer an additional bonus. As described below, for 2013 the Committee awarded Mr. Kotick an additional performance-based bonus under the 2008 Plan and awarded discretionary bonuses to Messrs. Durkin, Tippl and Walther.

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Salary

As noted above, each of our named executive officers is party to an employment agreement with us which specifies, among other things, such executive’s initial salary and any guaranteed minimum annual salary increase. Aside from any guaranteed minimum requirements, salary increases are generally only provided to executive officers upon:

•	hire or entry into a new or revised employment agreement with the Company or one if its subsidiaries, or

•	in connection with our annual review of executive base salaries, where increases are determined based on performance during the previous fiscal year, with reference to competitive market data and salaries of our other executives for internal pay equity purposes.

As it does each year, in March 2014, the Compensation Committee reviewed a competitive target compensation assessment for each executive officer using our peer group and survey data to evaluate the competitiveness of our executive compensation program and potential base salary increases for 2014. For information about our peer group, see “—Use of Compensation Surveys and Peer Company Data” above. After considering each executive’s performance during 2013 and the target total compensation for each of our senior executives vis-à-vis the market data, the Compensation Committee established 2014 annual base salary rates for our named executive officers. The table below reflects the salaries approved for 2014, along with the salaries during 2013 and any increases to which the executives are entitled under their contracts:

			Salary			Salary		Increase per
	Salary on		as Adjusted			Approved		2014 Annual
Name	1/1/2013		During 2013(1)			for 2014(1)		Review(1)		Contractual Entitlement
Robert A. Kotick	$2,100,000	(2)		—	(2)	$2,188,200 (eff. 1/1/14)	(2)	4.2%		Minimum of avg. increase of executive team (excluding increases in connection with promotions and contract guarantees)
Dennis Durkin	$650,000			$682,500		$716,625		5.0%		Not less than 5% per year
Thomas Tippl	$937,125		$ $	983,981 (eff. 2/15/13) 1,250,000 (eff. 12/5/13)	(3) (4)	$1,250,000 (eff. 12/5/13)	(4)	n/a		Minimum of avg. increase of executive team (excluding increases in connection with promotions and contract guarantees)
Michael Morhaime	$830,168			$863,375		$887,118		2.75%		None
Chris B. Walther	$561,750			$589,838		$648,270	(6)	2.9	%(6)	None

				$630,000
				(eff. 6/1/13)	(5)
(1)	Except as otherwise noted for Messrs. Kotick, Tippl and Walther, the increases to base salary for all other named executive officers for 2013 were each effective on March 3, 2013 and for 2014 were each effective on March 2, 2014, in each case following our annual review of executive base salaries.
(2)	Mr. Kotick’s annual base salary for any year is determined in March, in connection with our annual review of executive base salaries, but, in accordance with his employment agreement, the increases to that base salary are retroactively effective to January 1st of the year.
(3)	Mr. Tippl’s annual base salary was determined in March, in connection with our annual review of executive base salaries, but, in accordance with his employment agreement, the increase to that base salary was retroactively effective to February 15th.
(4)	In accordance with his employment agreement, as amended in December 2013, Mr. Tippl’s annual base salary was increased by 27% effective as of December 5, 2013 and, beginning in 2015, will be increased in connection with the annual review of executive base salaries.
(5)	Mr. Walther’s base salary was increased by 6.8% effective June 1, 2013 in accordance with the July 2013 amendment of his employment agreement.
(6)	Mr. Walther received a 2.9% increase in connection with our annual review of executive base salaries, which was intended to represent a 5.0% increase, pro-rated to account for the contractual increase he received effective June 1, 2013.

The Compensation Committee may, at its discretion, further adjust the salary of any of our named executive officers at any time.

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Corporate Annual Incentive Plan (i.e., the CAIP) and Other Performance-Based Bonuses

2013 Incentive Opportunities under the CAIP. For 2013, the Compensation Committee established the following minimum, target and maximum payment opportunities for each of our named executive officers under the CAIP. In setting the target levels, the Compensation Committee considered any requirements set forth in the applicable employment agreements, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payment, although the Compensation Committee retained the discretion to reduce award payments. While payments under the CAIP are based upon actual performance and earnings for the year, for 2013 they could have ranged as follows:

	2013 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)
Name	Minimum	Target(1)		Maximum(2)
Robert A. Kotick	0%	200%		311%
Dennis Durkin	0%	100%		156%
Thomas Tippl	0%	122	%(3)	190%
Michael Morhaime	0%	27	%(4)	43%
Chris B. Walther	0%	75%		118%
(1)	To qualify the payments to our executives under the CAIP for 2013 for tax deductibility, while retaining flexibility to make downward adjustments to reflect each executive’s actual performance, the awards were structured so that there was a single performance objective which, if met or exceeded, would result in the payment of a bonus to each executive of the maximum allowed under the 2008 Plan, subject to the Compensation Committee’s use of negative discretion. That is, if our 2013 operating income was at least 75% of the target operating income for the year set forth in the annual operating plan approved by our Board for that year (such plan for any given year, the “AOP”), the bonus to be paid to each executive would be $10,000,000 less the amount of any other “senior executive plan bonus” within the meaning of the 2008 Plan that was paid or to be paid to that person for 2013, subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus. The Compensation Committee, when approving the 2013 CAIP opportunities, expressed an intent to reduce or eliminate all such bonuses if our 2013 operating income was not 85% or more of the target operating income for the year set forth in the 2013 AOP and to reduce the bonus for any executive officer to the amount to which he or she would be entitled under the CAIP given the relative achievement of the financial and individual strategic goals established with respect to his bonus under the CAIP.
(2)	The maximum percentages of salary vary for each executive based on the target opportunity as a percent of salary, mix of measures, weightings and maximum payment with respect to each performance measure under the 2013 CAIP. Maximum payment under the CAIP as a percent of target for each measure is shown in the tables below; the maximum payment under the 2008 Plan for each executive is $10,000,000.
(3)	Mr. Tippl’s target CAIP opportunity for 2013 of 122% of his salary represents the weighted average of the 120% target he had prior to December 5, 2013 and the 150% target he had thereafter pursuant to the December 2013 amendment to his employment agreement. Please see “—Employment Agreements—Thomas Tippl—Employment Agreement” below.
(4)	In accordance with his employment agreement, Mr. Morhaime’s target CAIP opportunity is 27% of his salary. In addition to being eligible for a CAIP bonus, Mr. Morhaime is also eligible to participate in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see “—Other Cash Bonus Programs or Awards for 2013” below).

2013 Performance Goals. Our Compensation Committee established the financial and individual strategic performance goals based on the 2013 AOP. For our named executive officers, 60% of their target opportunity under the CAIP for 2013 was weighted on measures of profitability and free cash flow. We believe that profitability and free cash flow are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures we considered but excluded when initially designing the CAIP included revenue, excluded because it does not capture operating costs, and TSR, excluded because it is already a focus of our long-term incentive plan. Forty percent of the target opportunity for each named executive officer under the CAIP for 2013 was based on individual measures that supported our overall strategy and the officer’s business unit’s objectives for the year, such as successful product launches, controlling costs and strategic hiring decisions, as well as good corporate citizenship. These performance goals were reviewed and approved by the Compensation Committee based on each named executive officer’s responsibilities and oversight. We believe that the specific goals chosen required significant profitability, demanded superior performance from our management team and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. We believe that disclosing specific, non-quantitative corporate objectives for the year could affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. Therefore, a brief description and the weighting of each goal for each of our named executive officers for 2013 are shown herein (see “—Resulting 2013 Payments” below).

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Achievement of Metrics Underlying 2013 Financial Goals. The achievement of the financial performance goals relevant to the bonuses of our named executive officers under the CAIP for 2013 are set forth below:

Non-GAAP Financial Performance Measures(1)	Performance Goals and Actual Results
(dollars in millions, except share-based amounts)	Goal(2)	Actual Results	Achievement
Activision Blizzard Operating Income	$1,278.9	$1,355.0	106%
Activision Blizzard Diluted Earnings Per Share(3)	$0.80	$0.94	118%
Activision Blizzard Free Cash Flow(4)	$798.0	$1,248.0	156	(5)%
Blizzard Entertainment Adjusted Operating Income(6)	$482.3	$375.7	78%
(1)	The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the following footnotes. Non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based payments; expenses related to restructuring; the amortization of intangibles and impairment of intangible assets and goodwill; and the tax benefits adjustments associated with any of the aforementioned items. For additional information on the reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement.
(2)	For purposes of determining CAIP performance, financial goals may, at the discretion of the Compensation Committee, exclude the impact of any extraordinary transaction (i.e., non-recurring corporate transaction or legal expense matter which results in expenses exceeding $10,000,000 for the year). No such adjustments were made for 2013.
(3)	Activision Blizzard diluted earnings per share is calculated by dividing non-GAAP net income by weighted average diluted shares.
(4)	Activision Blizzard free cash flow is an internal measure calculated by subtracting year-over-year cash changes related to working capital (excluding certain one-time items for the period) and capital expenditures from the Company’s non-GAAP net income (excluding the after-tax effect of interest and other income/expense).
(5)	For purposes of determining payments under the CAIP for 2013 in respect of the free cash flow measure, the maximum payment that could be achieved was 150% of target.
(6)	Blizzard Entertainment adjusted operating income represents an internal measure calculated by adding back to the Blizzard Entertainment operating income (as disclosed in Note 14 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014 (our “2013 10-K”)) certain corporate costs allocated to the Blizzard Entertainment segment.

Resulting 2013 Payments under the CAIP. For 2013, the threshold level of 85% of target Activision Blizzard operating income required to fund the CAIP was attained and, as such, our named executive officers were each eligible for a bonus based on his performance. The following table shows the weighting, expressed as a percentage, assigned to each of the performance measures underlying each named executive officer’s bonus opportunity under the CAIP for 2013 and the maximum and actual payment as a percentage of the target.

		Maximum	Resulting CAIP
		CAIP Payment	Performance
Name/Measure	Weight	(As Percentage of Target)	(As Percentage of Target)
Robert A. Kotick
Activision Blizzard Diluted Earnings Per Share	35%	200%	118%
Activision Blizzard Free Cash Flow	25	150	150
Focus on Franchises	35	120	71
Corporate Sustainability	5	120	120
TOTAL	100%	156%	110%
Dennis Durkin
Activision Blizzard Diluted Earnings Per Share	35%	200%	118%
Activision Blizzard Free Cash Flow	25	150	150
Focus on Franchises	10	120	0
Risk Management and Cost Savings	20	120	115
Organizational Development	5	120	110
Corporate Sustainability	5	120	120
TOTAL	100%	156%	113%
Thomas Tippl
Activision Blizzard Diluted Earnings Per Share	35%	200%	118%
Activision Blizzard Free Cash Flow	25	150	150
Focus on Franchises	35	120	71
Corporate Sustainability	5	120	120
TOTAL	100%	156%	110%
Michael Morhaime
Blizzard Entertainment Adjusted Operating Income	40%	200%	78%
Activision Blizzard Free Cash Flow	20	150	150
Organizational Development	10	120	110
Focus on Franchises	25	120	60
Corporate Sustainability	5	120	120
TOTAL	100%	158%	93%

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		Maximum	Resulting CAIP
		CAIP Payment	Performance
Name/Measure	Weight	(As Percentage of Target)	(As Percentage of Target)
Chris B. Walther
Activision Blizzard Operating Income	40%	200%	106%
Activision Blizzard Free Cash Flow	20	150	150
Patents	10	120	0
Risk Management and Public Policy	25	120	120
Corporate Sustainability	5	120	120
TOTAL	100%	158%	108%

All CAIP payments were based on actual eligible earnings and the achievement of specified Company and individual performance measures and the weighting thereof.

	Target Payment		Actual Payment	Actual Payment
Name	($ value)		(as % of target)	($ value)
Robert A. Kotick	$4,195,385		110%	$4,599,190
Dennis Durkin	$676,250		113%	$765,008
Thomas Tippl	$1,209,029	(1)	110%	$1,325,400
Michael Morhaime	$231,387		93%	$215,558
Chris B. Walther	$455,126		108%	$493,259
(1)	Mr. Tippl’s target payment represents the sum of (a) the 120% target he had prior to December 5, 2013 multiplied by his 2013 earnings through that date and (b) the 150% target he had after December 5, 2013, pursuant to the December 2013 amendment to his employment agreement, multiplied by his 2013 earnings after that date.

Morhaime Profit Sharing Plan. In addition to the CAIP discussed above, in accordance with his employment agreement, Mr. Morhaime received payments for 2013 under the Morhaime Profit Sharing Plan. The Morhaime Profit Sharing Plan is comparable to the Blizzard Profit Sharing Plan, a program that predates the Combination and provides employees of Blizzard Entertainment with the opportunity to share in the earnings generated by Blizzard Entertainment. In order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), rather than participating directly in the Blizzard Profit Sharing Plan, Mr. Morhaime’s opportunity to receive profit sharing payments is under the 2008 Plan (and is, therefore, known as the “Morhaime Profit Sharing Plan”). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations and our desire to incentivize and reward his contribution to Blizzard Entertainment and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to up to 6% of the “profit sharing pool” established pursuant to the Blizzard Entertainment Profit Sharing Plan. However, the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage. For 2013, Mr. Morhaime received the minimum payment under the Morhaime Profit Sharing Plan.

Other Performance-Based Bonuses for 2013. Since we exceeded the single performance objective established for 2013 bonus awards under the 2008 Plan, each of our named executives officers, including Mr. Kotick, was eligible to receive a bonus of $10,000,000, subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus. The amount of Mr. Kotick’s bonus under the 2008 Plan that was specifically related to his performance measured against his 2013 CAIP opportunity was $4,599,190. In addition, in recognition of the Company’s strong performance during 2013 and Mr. Kotick’s significant contributions to the Company during the year, the Compensation Committee elected to pay him an additional performance-based bonus of $3,250,000 under the 2008 Plan for 2013, resulting in an aggregate bonus payment to Mr. Kotick under the 2008 Plan for the year of $7,849,190. In order to qualify the incremental payment to Mr. Kotick for tax deductibility, the Compensation Committee used its discretion to reduce the bonus payable to Mr. Kotick under the 2008 Plan by a lesser degree.

Other Cash Bonus Programs or Awards for 2013

Special Performance Bonuses. The Compensation Committee awarded a special performance bonus to each of Messrs. Durkin, Tippl and Walther in recognition of his significant contributions to the Company in connection with the consummation of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.

Blizzard Bonus Plan. In addition to the CAIP and the Morhaime Profit Sharing Plan discussed above, in accordance with his employment agreement, Mr. Morhaime received payments for 2013 under the Blizzard Bonus Plan. Under the Blizzard Bonus Plan, a Blizzard Entertainment program that, like the Morhaime Profit Sharing Plan, predates the Combination, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the minimum of which is 18.5% of his base salary and the actual amount of which is otherwise based on a subjective determination by the Compensation Committee.

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Long-Term Incentives

Philosophy. Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders’ interests and to encourage retention of key executives. The program consists of stock options, restricted stock and restricted share units (together with restricted stock, referred to as “restricted share awards”). In granting equity to executive officers, we generally target delivering a defined value. Specifically, in determining the estimated grant value of upfront long-term incentive grants to executive officers, we target values such that, when combined with base salary and target annual incentives, annualized total compensation generally targets the 75th percentile when compared to our peer companies or applicable survey data. We may also provide supplemental long-term incentive grants to our executive officers during the term of their employment agreement, if there are particular circumstances that warrant doing so.

We utilize a mix of time-based vesting stock options and both time-and performance-based vesting restricted share awards. Stock options provide value only in the event of stock price appreciation from the time of grant, consistent with stockholder objectives. Restricted share awards provide an ownership interest in the Company, further aligning the interests of our executives with those of stockholders, and serve as a retention vehicle, since these grants generally vest in whole or in part based on continued employment. Performance-based vesting restricted share awards also provide alignment with specific performance objectives and incentivize executives to achieve the specific metrics. We believe a combination of stock options and restricted share awards promotes long-term value creation critical to driving TSR and appropriately balances the objectives of the long-term incentive program.

Use of Employment Agreements and Their Impact on Reported Compensation. As discussed above (see “—Business Environment and Associated Talent Requirements—Compensation Philosophy and Objectives” above), we believe that entering into employment agreements with our executives is an important element to attract and retain top talent. When we make a long-term incentive grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. By providing one-time “upfront” grants, with target values that are based upon the length of the term of the agreement, rather than annual awards, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy.

Our practice of using upfront grants in lieu of annual awards may result in the equity-based compensation and, as such, the total compensation reported for each executive to differ significantly from year to year, depending on whether he or she entered into an employment agreement (or amendment thereof), and therefore received an equity award, in a given year. The Company views the value of these upfront equity grants on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation.

During 2013, we provided one-time, upfront long-term incentive awards to Mr. Walther in conjunction with the July 2013 amendment to extend the term of his employment agreement. Please see “—Employment Agreements—Chris B. Walther” below.

Annual and Other Equity Awards. We do not generally grant equity awards to our executive officers on an annual basis, although Mr. Morhaime’s employment agreement provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Please see “—Employment Agreements—Michael Morhaime” below. Accordingly, during 2013 we granted long-term incentive awards to Mr. Morhaime but did not grant any additional equity awards to our named executive officers.

Use of Performance-Based Equity Awards. The Compensation Committee believes that, in general, equity awards made in connection with a new or amended employment agreement with an executive officer should include an award with performance-based vesting. Consistent with that philosophy, certain restricted share awards granted during or prior to 2013 to Messrs. Kotick, Durkin, Tippl and Walther have been made with vesting that is contingent on the achievement of specified profitability-focused performance objectives (as well as, in the case of awards to Mr. Kotick, relative shareholder return). The Committee chooses performance objectives that it believes relate to measures of overall Company performance on which our executives have direct impact. For the outstanding performance awards to Mr. Kotick, vesting is based on our earnings per share, free cash flow and relative TSR. For Messrs. Durkin and Tippl, vesting is based on our diluted earnings per share. For Mr. Walther, vesting is based on our adjusted operating income. Please see “—Employment Agreements” below for further details about each award. Based on Company performance during 2013, performance-vested awards to our named executive officers vested as follows:

•	Mr. Kotick: 819,941 performance shares vested, based on our 2012 and 2013 diluted earnings per share and free cash flow and our relative TSR for the periods from July 1, 2011 through December 31, 2013 and January 1, 2012 through December 31, 2013;

•	Mr. Durkin: 90,000 restricted share units vested, based on our 2013 diluted earnings per share; and

•	Mr. Tippl: restrictions lapsed with respect to 56,250 restricted shares, based on 2013 diluted earnings per share.

In addition, 85,833 of Mr. Kotick’s performance shares were forfeited for the failure to meet performance objectives for the period January 1, 2012 through December 31, 2013.

Award Terms. Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock as reported on Nasdaq. com on the effective date of the grant. The equity awards will generally cease to vest upon the termination of the holder’s employment, and stock options will generally remain exercisable for thirty days after the termination date. Further, restricted share awards, including those made to executive officers, are generally entitled to dividends or dividend equivalents, as the case may be, if and when we pay dividends on our Common Stock, even while such awards are restricted, although Mr. Kotick will only receive dividend equivalents with respect to his performance shares if and when those performance shares vest and, similarly, Mr. Tippl will only receive dividend equivalents with respect to the restricted share units with vesting tied to performance awarded to him in 2014 pursuant to the December 2013 amendment to his employment agreement if and when those performance-based vesting restricted share units vest.

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Incentive Plan Limitations on Equity Awards. Under our incentive plan, we cannot grant anyone, including our executive officers, options to purchase more than four million shares of our Common Stock in a single year. We are further currently restricted from granting anyone restricted share awards with respect to more than three million shares in a single year or from granting anyone more than six million performance shares in a single year.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision and dental insurance programs. With the exception of Mr. Morhaime, our named executed officers are offered the same terms as the broad employee population. Pursuant to his employment agreement, Mr. Morhaime is entitled to health and welfare benefits that are, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Combination. As such, we cover the full cost of Mr. Morhaime’s health/medical insurance and the plan in which he participates pays for the full amount of covered medical expenses. Please see the “Summary Compensation Table” below for further details.

Our named executive officers may also receive Company-paid life and disability insurance and/or participate in insurance programs only available to our senior employees. In addition, pursuant to the provisions of his employment agreement referenced in the prior paragraph, if Mr. Morhaime were to receive short-term disability insurance benefits, we will provide him with the difference between the amount he receives under the insurance and his base salary.

Retirement Arrangements

We offer a 401(k) plan to all employees in the United States, including our named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime is, consistent with the benefits to which he was entitled prior to the Combination, a higher percentage than our other named executive officers). Please see the “Summary Compensation Table” below for further details.

We do not maintain other retirement benefit plans for our employees, including our named executive officers, such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

Employment and Change-of-Control Arrangements

To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Mr. Kotick has been provided certain change-of-control protection. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction. These benefits for each of our named executive officers are described under “—Potential Payments upon Termination or Change of Control” below.

Perquisites

We provide limited perquisites to our named executive officers, although our named executive officers are eligible to participate in a number of broad-based benefits programs that are available to all of our employees (e.g., they are entitled to relocation assistance). Further, we may provide equipment to an executive officer for use in his or her home office. Also, as part of an overall focus on increased executive security, during 2013 we paid for certain repairs and upgrades to Mr. Kotick’s home security system. See the “Summary Compensation Table” below for further details.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, effective March 1, 2012, the Compensation Committee established stock ownership guidelines for our senior officers. After a competitive assessment conducted with Cook’s assistance, the Committee adopted guidelines providing that our chief executive officer should beneficially own shares of our Common Stock with a value equal to at least three times his or her then-current annual base salary and that each other executive officer should beneficially own shares of our Common Stock with a value equal to at least his or her then-current annual base salary. Our executive officers are expected to accumulate the required stock within five years (so that anyone who is an executive officer of the Company as of the date on which these guidelines were adopted has five years from the adoption date and anyone who subsequently becomes an executive officer of the Company has five years from the date on which he or she becomes an executive). Further, if an executive officer does not satisfy these guidelines within the five year period, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received in connection with a grant of unrestricted shares, upon exercise of stock options or upon the vesting of restricted share awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are specifically subject to the ownership guidelines.

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Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payments, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally prevents a publicly held corporation from taking a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation’s three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

•	the compensation is payable solely on account of the attainment of pre-established objective performance goals;

•	a committee of two or more outside directors determines the performance goals;

•	our stockholders approve the material terms of the performance goals; and

•	the committee certifies that the employee has met the performance goals.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain and motivate the best executive talent, even though such elements may not be fully deductible under Section 162(m).

During 2013, the base salary for each of our covered employees, with the exception of Messrs. Kotick and Tippl, was less than $1.0 million. Therefore, we may deduct the full amount of the salary paid to each of those employees and $1.0 million of the amount paid to Messrs. Kotick and Tippl. Further, payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance-based incentives within the meaning of the 2008 Plan and, therefore, deductible up to the $10 million limit on the payment of such awards to any one person for a single year under the 2008 Plan. For further detail on the CAIP structure, see “—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2013 Incentive Opportunities”, and for further detail on the Morhaime Profit Sharing Plan structure, see “—Elements of Our Executive Compensation Program for 2013—Other Annual Incentive Plans and Bonus Programs or Awards for 2013” above. Section 162(m) prevents us from deducting the discretionary bonus paid to each of Messrs. Tippl and Walther for 2013. It also prevents us from deducting the incremental amount by which the sum of Mr. Morhaime’s base salary and payment under the Blizzard Bonus Plan for 2013 exceeds $1.0 million. As noted above, the entire bonus paid to Mr. Kotick for 2013 was structured to be a performance-based incentive within the meaning of the 2008 Plan and, therefore, deductible.

As our chief financial officer, the deduction of Mr. Durkin’s compensation is not limited by Section 162(m).

Section 409A of the Internal Revenue Code

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2013.

Members of the Compensation Committee

Robert J. Morgado (Chairperson), Robert J. Corti and Elaine Wynn

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Summary Compensation Table

The table below presents compensation information for each of our named executive officers earned during the periods indicated.

As previously discussed, we believe that entering into employment agreements with our executives is important to attracting and retaining top talent. When we make a long-term equity grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. The target value of any such equity grant is based upon the term of the agreement and such grants are typically the only equity grants made to our executive officers (other than Mr. Morhaime, who also receives annual grants of equity, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination). Further, the Company views the value of these upfront equity grants on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation. As the amounts shown in the Stock Awards and Option Awards columns in the table below include the value of any one-time, “upfront” awards made in connection with the entry into, renewal of or amendment of an employment agreement, the equity-based compensation and, as such, the total compensation shown for each executive may differ significantly from year to year, depending on whether he or she entered into an employment agreement (or amendment thereof), and therefore received an equity award, in a given year. Please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Long-Term Incentives” above for further information about our equity granting practices.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Robert A. Kotick	2013	2,108,077	—	—		—	7,849,190	88,169	(4)	10,045,436
President and Chief Executive	2012	2,006,127	2,500,000	55,915,738	(5)	—	4,454,291	66,150	(4)	64,942,306
Officer	2011	1,057,350	4,471,325	—		—	2,773,047	26,918		8,328,640
Dennis Durkin(6)	2013	679,625	627,353	—		—	765,008	30,540	(4)	2,102,526
Chief Financial Officer	2012	545,000	1,250,000	9,384,000	(7)	1,469,396	590,653	236,059		13,475,108
Thomas Tippl	2013	1,001,258	627,353	—		—	1,325,400	87,220	(4)	3,041,231
Chief Operating Officer	2012	935,237	1,000,000	—		—	1,245,900	20,830		3,201,967
	2011	887,433	3,000,000	—		—	1,189,524	10,335		5,087,292
Michael Morhaime	2013	861,076	319,449	1,240,400		1,014,666	2,065,678	61,794	(4)	5,563,063
President and Chief Executive	2012	828,502	307,162	746,200		803,333	6,326,871	56,366		9,068,434
Officer, Blizzard Entertainment	2011	795,484	296,775	908,600		1,114,000	4,296,170	47,128		7,458,157
Chris B. Walther	2013	610,832	627,353	3,546,000	(7)	—	493,259	16,416	(4)	5,293,860
Chief Legal Officer	2012	559,281	100,000	856,500		—	453,869	39,541		2,009,191
	2011	530,673	80,000	—		—	363,500	9,995		984,168
(1)	The amount paid to Mr. Kotick for 2012 represents a signing bonus paid to him as inducement to enter into his current employment agreement with us (the “Kotick Employment Agreement”) (see “—Employment Agreements—Robert A. Kotick” below). The amount paid to Mr. Kotick for 2011 consists of a $4,000,000 special performance award he received in recognition of his significant contributions to the Company during the year, including his critical role in enabling us to exceed our financial goals for 2011, and a $471,325 lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011. The amount paid to Mr. Durkin for 2013 represents a special performance award he received in recognition of his significant contributions to the Company in connection with the consummation of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements. The amount paid to Mr. Durkin for 2012 represents a signing bonus paid to him as inducement to enter into his employment agreement with us (the “Durkin Employment Agreement”) (see “—Employment Agreements—Dennis Durkin” below). The amount paid to Mr. Tippl for 2013 represents a special performance award he received in recognition of his significant contributions to the Company in connection with the consummation of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements. The amount paid to Mr. Tippl for 2012 represents one-third of a special performance award he received in recognition of his significant contributions to the Company’s financial performance for the year, the remaining two-thirds of which was paid in January 2014 pursuant to the December 2013 amendment to his employment agreement with the Company (see “—Employment Agreements—Thomas Tippl” below). The amount paid to Mr. Tippl for 2011 represents a special performance award he received in recognition of his significant contributions to the Company during the year, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year, and his critical role in enabling us to exceed our financial goals for 2011, one-half of which was deemed earned as of the payment date and one-half of which will be deemed earned as of March 14, 2015, provided his employment is not terminated by us for cause or by him without good reason prior to that date (see “—Employment Agreements—Thomas Tippl—Bonus Agreement” below). The amounts paid to Mr. Morhaime for 2013, 2012 and 2011 consists of a bonus paid to him pursuant to the Blizzard Bonus Plan (see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Other Cash Bonus Programs or Awards for 2013” above). The amount paid to Mr. Walther for 2013 represents a special performance award he received in recognition of his significant contributions to the Company in connection with the consummation of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements. The amount paid to Mr. Walther for 2012 and 2011 each represents a special performance award he received in recognition of his significant contributions to the Company during that year.
(2)	The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and stock option awards granted in the period (in each case, computed in accordance with ASC Topic 718, other than as discussed in footnotes (5) and (7) below). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.
Assumptions and key variables used in the calculation of the grant date fair values:
•	for 2013, are discussed in footnote 15 to our audited financial statements included in our 2013 10-K;
•	for 2012, are discussed in footnote 18 to our audited financial statements included in our Annual Report on Form 10-K/A filed with the SEC on February 27, 2013; and
•	for 2011, are discussed in footnote 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012.

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(3)	The amounts in this column for the named executive officers represent cash incentives paid under the CAIP and, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan. The amount paid to Mr. Kotick for 2013 also represents an additional performance-based bonus of $3,250,000 paid to him under the 2008 Plan in recognition of the Company’s strong performance during 2013 and Mr. Kotick’s significant contributions to the Company during the year. For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” and “—Other Annual Incentive Plan and Bonus Programs or Awards for 2013” above.
(4)	The “all other compensation” for 2013 consists of the following:

Name	Perquisites, gifts and awards		Taxable income reimbursement		Company 401(k) plan “matching” contributions	Life, disability or medical insurance premiums	Total
Robert A. Kotick	$35,733	(a)	$—		$3,500	$48,936	$88,169
Dennis Durkin	$10,617	(b)	$11,257	(c)	$3,500	$5,166	$30,540
Thomas Tippl	$36,696	(d)	$40,042	(e)	$3,500	$6,982	$87,220
Michael Morhaime	$—		$1,149	(f)	$9,180	$51,465	$61,794
Chris B. Walther	$3,000	(g)	$3,274	(h)	$3,500	$6,642	$16,416
(a)	This amount represents $30,909 in upgrades and repairs to Mr. Kotick’s home security system and upgrades to Mr. Kotick’s home office.
(b)	This amount represents $7,617 of expenses incurred in connection with Mr. Durkin’s and his family’s relocation to the Los Angeles area and a gift certificate provided by the Company as a reward for Mr. Durkin’s contributions in connection with the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.
(c)	This amount represents a reimbursement for taxes Mr. Durkin incurred on the compensation referenced in footnote (b).
(d)	This amount represents tickets for a sporting event provided by the Company as a reward for Mr. Tippl’s performance, a gift certificate provided by the Company as a reward for Mr. Tippl’s contributions in connection with the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements and $30,946 of expenses incurred in connection with a family vacation provided by the Company as a reward for Mr. Tippl’s performance.
(e)	This amount represents a reimbursement for taxes Mr. Tippl incurred on the compensation referenced in footnote (d).
(f)	This amount represents a reimbursement for taxes Mr. Morhaime incurred on merchandise he received from Blizzard Entertainment. The value of the merchandise is not included as it was provided as part of a broad-based program for employees of Blizzard Entertainment.
(g)	This amount represents a gift certificate provided by the Company as a reward for Mr. Walther’s contributions in connection with the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.
(h)	This amount represents a reimbursement for taxes Mr. Walther incurred on the compensation referenced in footnote (g).
(5)	As reported last year in our Summary Compensation Table for 2012 and our Grants of Plan-Based Awards Table for 2012, this amount reflects the value of the following two one-time “upfront” awards made to Mr. Kotick in 2012 in connection with the entry into the Kotick Employment Agreement, which were intended to incentivize and recognize performance throughout the term of his multi-year agreement—restricted share units with a reported grant date fair value of $25,680,135 and performance shares with a reported grant date fair value of $30,235,603. The value of the award of restricted share units was computed in accordance with ASC Topic 718. The value of the award of performance shares, however, was based on the closing market price of our Common Stock on the date of grant (i.e., March 15, 2012) and our assessment on that date of the probable outcome of the performance conditions. More specifically: (1) the grant date fair value of the portion of the performance shares subject to market-based conditions was computed in accordance with ASC Topic 718 using a “Monte Carlo” valuation methodology, which incorporates into the valuation the possibility of the achievement of the market condition; (2) the grant date fair value of the portion of the performance shares subject to non-market conditions for which the metrics were established at the time of grant (i.e., for the 2011-2012, 2012-2013 and 2013-2014 performance periods) was computed in accordance with ASC Topic 718; and (3) the grant date fair value of the portion of the performance shares subject to non-market conditions for which the metrics were not established at the time of grant (i.e., for the 2014-2015 performance period) was calculated by multiplying (a) the number of shares underlying that portion of the award, assuming a target level of performance under the performance conditions to be established for that performance period, by (b) the closing price of our Common Stock on the grant date of the performance shares. Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions, the grant date fair value for the performance shares was $46,250,004. On March 5, 2014, the Compensation Committee established the metrics for the 2014-2015 performance period and a grant date fair value for that portion of the award was established for financial reporting purposes in accordance with ASC 718 (which amount was greater than the amount reported in 2012 by $2,733,920, assuming target performance, and by $5,467,840, assuming maximum performance, due to share price appreciation between March 15, 2012 and March 5, 2014).
(6)	Mr. Durkin’s date of hire was March 1, 2012.
(7)	The amount includes the estimated value of a performance-based restricted stock award on the grant date determined by the Compensation Committee in connection with the entry, renewal or amendment of an employment agreement, calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance conditions to be established each year during the term of the award, by (b) the closing price of our Common Stock on such grant date.

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Grants of Plan-Based Awards for 2013

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2013:

							Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Type		Grant Date		Approval Date		Threshold ($)	Target ($)	Maximum ($)
Robert A. Kotick	2008 Plan/CAIP	(2)	3/6/2013				0	4,200,000	10,000,000
Dennis Durkin	2008 Plan/CAIP	(2)	3/6/2013				0	676,975	10,000,000
Thomas Tippl	2008 Plan/CAIP	(2)	3/6/2013				0	1,180,777	10,000,000
Michael Morhaime	2008 Plan/CAIP	(2)	3/6/2013				0	231,587	8,149,880	(3)
	MPSP	(4)					0	6,077,593	—
	2008 Plan/LTIP		11/15/2013		10/28/2013	(5)
	2008 Plan/LTIP		11/15/2013		10/28/2013	(5)
Chris B. Walther	2008 Plan/CAIP	(2)	3/6/2013				0	438,797	10,000,000
	2008 Plan/LTIP		8/5/2013	(8)	7/25/2013	(5)
	2008 Plan/LTIP		8/5/2013	(8)	7/25/2013	(5)
(1)	Other than as discussed in footnote (10) below, the grant date fair value of the stock and stock option awards is computed in accordance with ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All stock options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.
(2)	Each of our named executive officers had an opportunity to earn a bonus for his 2013 performance under the 2008 Plan. None were entitled to a minimum amount thereunder. To qualify the payments to our executives under the CAIP for 2013 for tax deductibility, while retaining flexibility to make downward adjustments to reflect each executive’s actual performance, the awards were structured so that there was a single performance objective which, if met or exceeded, would result in the payment of a bonus to each executive of the maximum allowed under the 2008 Plan, subject to the Compensation Committee’s use of negative discretion. That is, if our 2013 operating income was at least 75% of the target operating income for the year set forth in the annual operating plan approved by our Board for that year (such plan for any given year, the “AOP”), the bonus to be paid to each executive would be $10 million less the amount of any other “senior executive plan bonus” within the meaning of the 2008 Plan that was paid or to be paid to that person for 2013, subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus. The Compensation Committee, when approving the 2013 CAIP opportunities, expressed an intent to reduce or eliminate all such bonuses if our 2013 operating income was not 85% or more of the target operating income for the year set forth in the 2013 AOP and to reduce the bonus for any executive officer to the amount to which he or she would be entitled given the relative achievement of the financial and individual strategic goals established with respect to his bonus under the CAIP. The target bonus for each named executive officer was based on his base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes 100% performance for the relevant financial and individual strategic goals established under the CAIP. For more information about the CAIP and the opportunities for each of our named executive officers thereunder, please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.
(3)	As discussed in footnote (4) below, Mr. Morhaime participates in the Morhaime Profit Sharing Plan. As the amount paid to Mr. Morhaime under the Morhaime Profit Sharing Plan is a “senior executive plan bonus” within the meaning of the 2008 Plan, the maximum bonus Mr. Morhaime was eligible to earn under the CAIP for 2013 was reduced by the payment he received under the Morhaime Profit Sharing Plan for the year.
(4)	Pursuant to his employment agreement with us (the “Morhaime Employment Agreement”), Mr. Morhaime participates in the Morhaime Profit Sharing Plan (see “—Employment Agreements—Michael Morhaime” below). In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment’s earnings for that year. While Mr. Morhaime is entitled to an amount equal to up to 6% of the pool, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2012. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Other Annual Incentive Plan and Bonus Programs or Awards for 2013” above.
(5)	These equity awards were approved during a “trading blackout” as described in our insider trading and pre-clearance policies, so, in accordance with our equity granting procedures, the effective date of the awards was delayed until after the first trading day after that trading blackout period was no longer in effect.
(6)	This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these restricted share units will vest on each of November 14, 2014, 2015 and 2016, subject to Mr. Morhaime’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Morhaime will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.
(7)	These options to purchase our Common Stock were granted to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these stock options will vest on each of November 14, 2014, 2015 and 2016, subject to Mr. Morhaime’s continued employment through such date.

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Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Threshold (#)	Target (#)		Maximum (#)	Stock or Units (#)		Underlying Options (#)		Awards ($/Sh)	Option Awards(1) ($)

				70,000	(6)				1,240,400
						200,000	(7)	17.72	1,014,666

0	120,000	(9)	—						2,127,600	(10)
				80,000	(11)				1,418,400
(8)	The date shown represents the effective date of the equity awards as determined by the Compensation Committee in connection with the approval of those awards (rather than the date utilized to calculate the expense for financial statement reporting purposes).
(9)	This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Walther in connection with the extension of his employment with us until March 31, 2016. One-half of these restricted share units will vest on each of March 30, 2014 and 2015, in each case only if the Compensation Committee determines that the operating income objective for the Company set forth in our AOP for the prior year has been met or exceeded and subject to Mr. Walther’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Walther will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.
(10)	The estimated grant date fair value is calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance conditions to be established each year during the term of the award by (b) the closing price of our Common Stock on such grant date.
(11)	This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Walther in connection with the extension of his employment with us until March 31, 2016. One-half of these restricted share units will vest on each of December 31, 2014 and 2015, subject to Mr. Walther’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Walther will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

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Outstanding Equity Awards at December 31, 2013

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2013:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert A. Kotick										1,545,752	(3)(4)	27,560,758	(5)
										1,064,850	(3)(6)	18,986,276
	14,181	(3)(7)	—		3.87	4/29/2014
	262,998	(3)	—		9.57	6/15/2017
	3,700,000	(3)	—		13.29	12/1/2017
Dennis Durkin										360,000	(3)(8)	6,418,800
							350,000	(3)(9)	6,240,500
	—	(3)	300,000	(10)	11.73	3/6/2022
Thomas Tippl(11)										56,250	(12)(13)	1,002,938
							30,000	(3)(14)	534,900
							87,500	(3)(15)	1,560,125
	960,000	(3)	240,000	(16)	11.50	5/11/2019
	393,750	(3)	131,250	(16)	10.89	5/10/2020
Michael Morhaime							199,999	(12)(17)	3,565,982
							23,333	(12)(18)	416,027
							46,666	(12)(19)	832,055
							70,000	(12)(20)	1,248,100
	600,000	(12)	—		15.04	7/9/2018
	50,000	(12)	150,000	(21)	11.88	11/8/2020
	—	(12)	66,666	(22)	12.98	11/10/2021
	—	(12)	133,333	(23)	10.66	11/9/2022
	—	(12)	200,000	(24)	17.72	11/15/2023
Chris B. Walther(25)										120,000	(12)(26)	2,139,600
							80,000	(12)(27)	1,426,400
	100,000	(12)	—		11.54	11/09/2019
(1)	All exercisable stock options are currently vested.
(2)	Calculated using the NASDAQ Official Closing Price of $17.83 per share of our Common Stock on December 31, 2013, the last trading day in 2013.
(3)	The impact of the termination of the executive’s employment on this equity award is addressed in the executive’s employment agreement. Please see “—Potential Payments upon Termination or Change of Control” below.
(4)	The number of performance shares reflected in the table is the target amount for the three remaining performance periods; the maximum number of performance shares subject to the award at December 31, 2013 was 3,313,246 and include 221,738 performance shares from the first performance period that are eligible to vest at the end of subsequent performance periods. These performance shares vest in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert A. Kotick” below. On March 31, 2014, 819,941 of the performance shares vested.
(5)	If the highest level of performance is assumed, the market value of the unvested performance shares, calculated in the manner described in footnote (2), would be $59,075,176.
(6)	One-sixtieth of the award vests on the first day of each month, with the exception of the final tranche, which will vest on June 30, 2016. In accordance with that vesting schedule, 34,350 of these restricted share units vested on each of January 1, February 1, March 1 and April 1, 2014.
(7)	As a result of Mr. Kotick’s transfer by gift, these stock options are held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.
(8)	One-fourth of these restricted share units vest on each of March 14, 2014, 2015, 2016 and 2017, in each case only if the Compensation Committee determines that the earnings per share objective for the Company set forth in our AOP for the prior year has been met or exceeded. The performance metric related to 2013 was satisfied and, on March 14, 2014, 90,000 of these restricted share units vested.
(9)	One-fourth of these restricted share units vested on March 14, 2014 and one-fourth will vest on each of March 14, 2014, 2015, 2016 and 2017.
(10)	One-fourth of these stock options vested on March 14, 2014 and one-fourth will vest on each of March 14, 2015, 2016 and 2017.
(11)	As a result of Mr. Tippl’s transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

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(12)	The impact of the termination of the executive’s employment on this equity award is not addressed in the executive’s employment agreement and, instead, is consistent with our standard form of award agreement. Please see “—Potential Payments upon Termination or Change of Control” below.
(13)	Restrictions lapse with respect to these restricted shares with vesting tied to performance in accordance with Mr. Tippl’s employment agreement with us. The performance metric related to 2013 was satisfied and, on February 15, 2014, these restricted shares were vested in full. Please see “—Employment Agreements—Thomas Tippl” below.
(14)	Restrictions lapsed with respect to these restricted shares on February 15, 2014.
(15)	These restricted share units vested on February 15, 2014.
(16)	These stock options vested on February 15, 2014.
(17)	One-third of these restricted share units vest on each of December 31, 2014, 2015 and 2016.
(18)	These restricted share units vest on November 9, 2014.
(19)	One-half of these restricted share units vest on each of November 8, 2014 and 2015.
(20)	One-third of these restricted share units vest on each of November 14, 2014, 2015 and 2016.
(21)	One-third of these stock options vest on each of December 31, 2014, 2015 and 2016.
(22)	These stock options vest on November 9, 2014.
(23)	One-half of these stock options vest on each of November 8, 2014 and 2015.
(24)	One-third of these stock options vest on each of November 14, 2014, 2015 and 2016.
(25)	As a result of Mr. Walther’s transfer by gift, all of his outstanding equity awards are held in the name of the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton, are co-trustees of the trust and share voting and investment power with respect to those securities.
(26)	One-half of these restricted share units vest on each of March 30, 2014 and 2015, in each case only if the Compensation Committee determines that the operating income objective for the Company set forth in our AOP for the prior year has been met or exceeded.
(27)	One-half of these restricted share units vest on each of December 31, 2014 and 2015.

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Option Exercises and Stock Vested for 2013

The table below sets forth details with respect to the stock options exercised by, and the restricted shares and restricted share units that vested for, or were otherwise transferred for value by, our named executive officers in 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A. Kotick	—	—	1,804,922	25,902,775	(3)
Dennis Durkin	—	—	90,000	1,352,700
Thomas Tippl(4)	1,111,112	10,949,445	173,750	2,496,788
Michael Morhaime(5)	700,001	4,027,672	136,667	2,378,043
Chris B. Walther(6)	200,000	1,138,220	75,000	1,335,000
(1)	As each of these transactions involved a same-day sale, the “Value Realized on Exercise” is computed by multiplying the number of shares exercised by the difference between sale price of the shares and the exercise price of the underlying stock options.
(2)	Other than as discussed in footnote (3) below, the “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the closing price of our Common Stock as quoted on the NASDAQ National Market on the vesting date (or if that date is not a trading date, the immediately preceding trading date).
(3)	This amount includes: (a) $466,300 received by Mr. Kotick in connection with the transfer of 34,350 restricted share units to the 45121I Trust on March 31, 2013 (which restricted share units subsequently vested on April 1, 2013, with a value received on vesting of $496,014, computed in the manner described in footnote (2) above); (b) $10,977,900 received by Mr. Kotick in connection with the transfer of 808,766 performance shares to the 45121I Trust on March 31, 2013 (which performance shares subsequently vested on that date, with a value received on vesting of $11,783,721, computed in the manner described in footnote (2) above); (c) $238,400 received by Mr. Kotick in connection with the transfer of 17,175 restricted share units to the 45121I Trust on April 26, 2013 (which restricted share units subsequently vested on May 1, 2013, with a value received on vesting of $253,160, computed in the manner described in footnote (2) above); and (d) $238,400 received by Mr. Kotick in connection with the transfer of 17,175 restricted share units to the 8986C Trust on April 26, 2013 (which restricted share units subsequently vested on May 1, 2013, with a value received on vesting of $253,160, computed in the manner described in footnote (2) above). The 45121I Trust is a trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership, and the 8986C Trust is an irrevocable trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.
(4)	These awards were held by the Thomas and Laura Tippl Family Trust at the time of exercise or vesting, as the case may be.
(5)	In addition, Mr. Morhaime received $296,596 upon the exercise of 47,261 cash-settled options granted to him by Vivendi which we paid, in accordance with our investor agreement with Vivendi entered into in connection with the Combination. For more information about our obligation, see “Certain Relationships and Related Transactions–Relationships and Transactions with Vivendi and its Affiliates–Amended and Restated Investor Agreement” below.
(6)	These awards were held by the Walther-Stockton 2013 Family Trust at the time of exercise or vesting, as the case may be.

Employment Agreements

As previously discussed, we believe that entering into employment agreements with our executives is important to attracting and retaining the executive talent necessary to lead us. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers. Certain provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below, are not included in the following summary.

Robert A. Kotick

Robert A. Kotick is party to an employment agreement with us, dated as of March 15, 2012 (i.e., the Kotick Employment Agreement), pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on March 15, 2012, and continues through June 30, 2016.

Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was increased to $2,000,000, retroactive to July 1, 2011. Beginning in 2013, Mr. Kotick’s annual base salary was and will be increased as of January 1st of each year during the term in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s promotion or other significant modification in duties). For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Salary” above.

Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary. The actual amount of any bonus Mr. Kotick may receive under the CAIP is determined by the Compensation Committee based on his achievement of mutually agreed objectives, his overall performance and the Company’s financial performance. The form of any such bonus is determined by the Compensation Committee at its sole discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above. In addition, Mr. Kotick received a one-time cash signing bonus payment of $2,500,000 in connection with his entering into the Kotick Employment Agreement. Further, the

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Compensation Committee, at its sole discretion, may award Mr. Kotick a performance bonus at any time in an amount and form determined by the Compensation Committee. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 14, 2022.

As an inducement to enter into the Kotick Employment Agreement, in 2012 Mr. Kotick received a grant of 2,061,006 restricted share units, the number of which was based on a fair market value on the date of grant (i.e., March 15, 2012) approximately equal to $25,000,000. As the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500,000,000, on March 15, 2013, the restricted share units vested with respect to one-third of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award vested and will vest, as the case may be, on the first day of each month, with the exception of the final tranche, which will vest on the expiration date of the Kotick Employment Agreement.

As further inducement to enter into the Kotick Employment Agreement, in 2012 Mr. Kotick received a grant of 4,122,012 performance shares, each representing the right to receive one share of our Common Stock, the number of which assumes maximum performance and was based on a fair market value on the date of grant (i.e., March 15, 2012) approximately equal to $50,000,000; target performance would result in a release of 2,061,006 shares. The overall value of those equity awards is intended to incentivize and recognize performance throughout the term of the contract, and as such, a significant portion will vest contingent on financial performance over a five-year period assessed by four overlapping two-year performance periods. Specifically, seventy percent of the performance shares are subject to vesting conditions based upon our operating performance in overlapping two-year periods (i.e., 2011-2012, 2012-2013, 2013-2014 and 2014-2015). With respect to 65% of those shares, our operating performance will be measured by reference to the Company’s diluted earnings per share over the relevant two-year period and, with respect to 35% of those shares, our operating performance will be measured by reference to the Company’s free cash flow over the relevant two-year period. In each case: (1) if actual performance is below 75% of target, no shares subject to the operating performance criteria will be earned; (2) if actual performance is 75% of target, 75% of the target shares subject to the relevant operating performance criteria will be earned; (3) if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; (4) if actual performance is 125% of target or above, all of the shares (i.e., 200% of the target shares) subject to the operating performance criteria will be earned; and (5) if actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. The remaining 30% of the performance shares also vest in overlapping two-year periods, other than the performance period for 2011-2012, which was measured from July 1, 2011 through December 31, 2012, based on our compound annual TSR between the average closing price of our Common Stock during the 30 days immediately preceding the commencement of the applicable performance period and the average closing price of our Common Stock during the 30 days immediately preceding the end of the applicable performance period, as compared to the TSR of the NASDAQ Composite measured over the same 30-day periods in such performance period and calculated in an analogous manner. For each performance period, if our TSR is 20 percentage points or more below the TSR of the NASDAQ Composite, no shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points below the TSR of the NASDAQ Composite, 50% of the target shares subject to the TSR performance criteria will be earned; if our TSR equals the TSR of the NASDAQ Composite, all of the target shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points more than the TSR of the NASDAQ Composite, 150% of the target shares subject to the TSR performance criteria will be earned; and if our TSR is 20 percentage points more than the TSR of the NASDAQ Composite, all (200% of the target) of the performance shares subject to the TSR performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the TSR performance criteria that will be earned will be determined using straight-line interpolation. In addition, to the extent that not all of the shares are earned, those missed shares may vest at the end of subsequent performance periods based on relative achievement of TSR measures, where the beginning average price of our Common Stock is measured by reference to the 30-day period beginning 30 days prior to the commencement of the performance period with respect to which such shares were missed. Further, the vesting of the performance shares for the performance period for 2011-2012 was also contingent upon the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) being greater than or equal to $500,000,000. Please see “—Grants of Plan-Based Awards for 2013” above for further information.

Pursuant to the Kotick Employment Agreement, if there is a change of control during the term of his employment under the Kotick Employment Agreement, Mr. Kotick will be entitled to a cash bonus payable within 10 days of such change of control in an amount of at least $30,000,000, which may be increased up to $45,000,000 at the good faith discretion of the Compensation Committee. Mr. Kotick will also receive that bonus if he is terminated without cause (as defined in the Kotick Employment Agreement) and a change of control is consummated within the six months after his termination (in which case the bonus will be paid on the date which is six months after his termination date). Please see “—Potential Payments Upon Termination or Change of Control” below for the definition of change of control used in the Kotick Employment Agreement. Although the transactions described in the Vivendi Share Purchase Agreement could have been deemed to constitute a change of control as defined in his employment agreement, Mr. Kotick voluntarily waived any rights he had to payments, benefits and vesting upon a change of control under his agreement in connection therewith. Please see “Certain Relationships and Related Transactions—Relationships with Our Directors and Executive Officers—Waiver and Acknowledgement Letters” below for further information on the waiver.

Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then-employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). In addition, Mr. Kotick is prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

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Dennis Durkin

Dennis Durkin is party to an employment agreement with us, dated as of February 29, 2012, (i.e., Durkin Employment Agreement), pursuant to which he serves as our Chief Financial Officer. Mr. Durkin’s term of employment under the Durkin Employment Agreement began on March 1, 2012 and continues through March 15, 2017.

Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary was $650,000 as of March 1, 2012 and was and will be increased by at least 5% annually. For more information about Mr. Durkin’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Salary” above.

Mr. Durkin is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above. Mr. Durkin is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the employment agreement, in 2012 Mr. Durkin was (1) paid a signing bonus of $1,250,000, (2) granted an option to purchase 300,000 shares of our Common Stock, which vested or will vest, as the case may be, in four equal installments on each of March 14, 2014, 2015, 2016 and 2017, (3) granted 350,000 restricted share units, which vested or will vest, as the case may be, in four equal installments on each of March 14, 2014, 2015, 2016 and 2017, and (4) granted 450,000 restricted share units with vesting tied to performance, (A) one-fifth of which vested on each of March 14, 2013 and 2014, in each case following the Compensation Committee’s determination that the earnings per share objective for the Company set forth in our AOP for the prior year had been met or exceeded and (B) one-fifth of which will vest on each of March 14, 2015, 2016 and 2017, in each case, only if the Compensation Committee determines that the earnings per share objective for the Company set forth in our AOP for the prior year has been met or exceeded.

Pursuant to the Durkin Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Durkin is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Durkin is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Durkin Employment Agreement. In addition, Mr. Durkin is prohibited from competing with us during the term of his employment under the Durkin Employment Agreement.

Thomas Tippl

Employment Agreement

Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005, amended as of December 15, 2008, April 15, 2009, March 23, 2010, and December 5, 2013, and assigned to us by Activision Publishing on April 15, 2009 (as so amended and assigned, the “Tippl Employment Agreement”), pursuant to which he served as the Chief Financial Officer of Activision Publishing until the consummation of the Combination, as our Chief Financial Officer from the consummation of the Combination until February 2009, as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010 and, since March 2010 serves as our Chief Operating Officer (as well as continuing to serve as our Chief Financial Officer until a replacement was hired in March 2012). Mr. Tippl’s term of employment under the Tippl Employment Agreement began on October 1, 2005 and continues through April 30, 2016.

Pursuant to the Tippl Employment Agreement, Mr. Tippl’s annual base salary was increased to $1,250,000 as of December 5, 2013, and beginning in 2015, will be increased by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s significant promotion or modification in duties). For more information about Mr. Tippl’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Salary” above.

Pursuant to the Tippl Employment Agreement, Mr. Tippl is also eligible for an annual bonus under the CAIP which, as of December 5, 2013, was increased to a target amount of 150% of his base salary the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $9,375,000 supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the Tippl Employment Agreement, in 2005 Mr. Tippl was (1) paid a signing bonus of $100,000 and (2) granted an option to purchase 1,600,000 shares of our Common Stock, (A) one-third of which vested in five annual installments beginning on October 3, 2006, (B) (i) one-ninth of which vested on May 15, 2007, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our fiscal 2006 AOP had been met or exceeded, (ii) one-ninth of which vested on May 15, 2008, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our fiscal 2007 AOP had been met or exceeded, and (iii) one-ninth of which vested on May 11, 2009, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our fiscal 2008 AOP had been met or exceeded,

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and (C) one-third of which vested on October 3, 2010. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, Mr. Tippl was granted 193,424 restricted shares of our Common Stock, which vested in three equal installments on each of October 3, 2008, 2009 and 2010. As an inducement to enter into the February 2009 amendment to the Tippl Employment Agreement pursuant to which he was promoted from Chief Financial Officer to Chief Corporate Officer and Chief Financial Officer and the term of his employment was extended until April 2014, in 2009 Mr. Tippl was granted (1) an option to purchase 1,200,000 shares of our Common Stock, which vested in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014, (2) 150,000 restricted shares, which vested in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014, and (3) 80,000 restricted shares of our Common Stock, which vested on February 15, 2010 (upon our attainment of a diluted earnings per share target of in excess of $0.68). As an inducement to enter into the March 2010 amendment to the Tippl Employment Agreement pursuant to which he was promoted to Chief Operating Officer and continued to serve as our Chief Financial Officer until a replacement was hired (thereby simultaneously filling multiple leadership roles during a time of significant organizational transition), in 2010 Mr. Tippl was granted (1) an option to purchase 525,000 shares, which vested in four equal installments on each of February 15, 2011, 2012, 2013 and 2014, (2) 350,000 restricted share units, each representing the right to receive one share of the Company’s Common Stock, which vested in four equal installments on each of February 15, 2011, 2012, 2013 and 2014, and (3) 225,000 restricted shares of our Common Stock, one-fourth of which vested on each of February 15, 2011, 2012, 2013 and 2014, following the Compensation Committee’s determination that the earnings per share objective for the Company set forth in our AOP for the prior year had been met or exceeded.

As an inducement to enter into the December 2013 amendment to the Tippl Employment Agreement, which was executed on January 15, 2014 and pursuant to which, among other things, the term of his employment was extended until April 2016, in February 2014, Mr. Tippl was granted 309,917 restricted share units, the number of which was based on a total grant value of approximately $6,000,000 and one-third of which will vest on each of March 31, 2015, 2016, and 2017. As further inducement to enter into that amendment, in February 2014, Mr. Tippl received a grant of 1,022,728 restricted share units, the number of which was based on a total grant value of approximately $19,800,000 and assumes maximum performance; target performance would result in the vesting of 681,817 restricted share units. One-third of these restricted share units will vest on each of March 31, 2015, 2016 and 2017, in each case only if the Compensation Committee determines that the relevant performance measure has been met or exceeded. With respect to approximately 45% of these restricted share units (i.e., restricted share units with a total grant value of approximately $9,000,000, assuming maximum performance), performance will be measured by reference to the earnings per share objective for the Company set forth in our AOP for the prior year. With respect to approximately 27% of these restricted share units (i.e., restricted share units with a total grant value of approximately $5,400,000, assuming maximum performance), performance will be measured by reference to the free cash flow objective for the Company set forth in our AOP for the prior year. With respect to the remaining restricted share units (i.e., restricted share units with a total grant value of approximately $5,400,000, assuming maximum performance), performance will be measured with respect to the operating income objective for Blizzard Entertainment set forth in our AOP for the prior year. In each case: (1) if actual performance is below 75% of target, no shares subject to the performance criteria will be earned; (2) if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; (3) if actual performance is 150% of target or above, all of the shares (i.e., 150% of the target shares) subject to the operating performance criteria will be earned; and (4) if actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation.

In addition, Mr. Tippl received full payment of the remaining $2,000,000 portion of the discretionary bonus previously awarded to him by the Compensation Committee on March 6, 2013 (one-half of which would otherwise have been paid in each of June 2014 and June 2015).

Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Tippl Employment Agreement. In addition, Mr. Tippl is prohibited from competing with us during the term of his employment under the Tippl Employment Agreement.

Bonus Agreement

In recognition of his significant contributions to the Company during 2011, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year and his critical role in enabling the Company to exceed its financial goals for the year, we awarded Mr. Tippl a one-time bonus of $3 million, which was paid on March 15, 2012.

Pursuant to the agreement, dated as of March 12, 2012, between Mr. Tippl and us, half of that bonus (i.e., $1.5 million) was deemed earned as of the date paid and the remaining $1.5 million will be deemed earned as of March 14, 2015. If Mr. Tippl’s employment is terminated prior to March 14, 2015 by the Company for cause or by him without good reason, in each case within the meaning of the Tippl Employment Agreement (see “—Potential Payments upon Termination or Change of Control” below), he has agreed to repay to us 50% of the net bonus paid to him on March 15, 2012 (i.e., half of the amount paid to him after all applicable taxes and withholdings), within 120 days of the termination of his employment.

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Michael Morhaime

Michael Morhaime is party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 16, 2010 (i.e., the Morhaime Employment Agreement), pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime’s term of employment under the Morhaime Employment Agreement began on July 9, 2008 and continues through December 31, 2016.

Pursuant to the Morhaime Employment Agreement, Mr. Morhaime’s annual base salary was increased to $763,900 as of August 31, 2010 and was and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Morhaime will then be deemed to be the annual rate for purposes of the Morhaime Employment Agreement. For more information about Mr. Morhaime’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Salary” above.

Mr. Morhaime is also eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which will be based on the Company’s financial performance and 90% of which will be based on his performance and Blizzard Entertainment’s financial performance. The actual amount of any such bonus paid to him is determined at the Company’s discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Mr. Morhaime is also eligible for additional annual performance-based cash compensation based upon Blizzard Entertainment’s earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime is entitled to an amount equal to up to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage). Prior to October 2010, Mr. Morhaime was entitled to an amount equal to up to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Other Annual Incentive Plans and Bonus Programs or Awards for 2013” above.

Mr. Morhaime is also eligible for an annual bonus under the Blizzard Bonus Plan. The target amount of such bonus is 37% of his base salary, but is otherwise at our Chief Executive Officer’s discretion. For more information about the Blizzard Bonus Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Other Cash Bonus Programs or Awards for 2013” above.

Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment’s senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement.

As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Combination, Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock, which vested in 60 equal installments on the 9th day of each month in the five years following the date of grant, commencing with August 9, 2008. As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended until December 2016, in 2010 Mr. Morhaime was granted (1) an option to purchase 300,000 shares of our Common Stock, one-sixth of which vested or will vest, as the case may be, on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016, and (2) 400,000 restricted share units, one-sixth of which vested or will vest, as the case may be, on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016. In addition, the Morhaime Employment Agreement provides that we will recommend to the Compensation Committee that Mr. Morhaime be granted an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, the Compensation Committee, upon our recommendation, granted Mr. Morhaime: (1) in 2010, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which vested on each of November 7, 2011, 2012 and 2013; (2) in 2011, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which vested or will vest, as the case may be, on each of November 9, 2012, 2013 and 2014; (3) in 2012, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which vested or will vest, as the case may be, on each of November 8, 2013, 2014 and 2015; and (4) in 2013, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of will vest on each of November 14, 2014, 2015 and 2016.

Pursuant to the Morhaime Employment Agreement, while he is our employee and during any period following the termination of his employment in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then-employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment’s business partners to terminate its relationship with us or them. In addition, Mr. Morhaime is prohibited from competing with us while he is our employee. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment’s business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see “—Potential Payments upon Termination or Change of Control” below.

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Chris B. Walther

Chris B. Walther is party to an employment agreement with us, dated as of August 31, 2009, amended as of July 15, 2013 and assigned to us by Activision Publishing as of January 1, 2012 (as so amended and assigned, the “Walther Employment Agreement”), pursuant to which he serves as our Chief Legal Officer.

Mr. Walther’s term of employment under the Walther Employment Agreement began on October 26, 2009 and continues through March 31, 2016, subject to our option to extend the term by up to one additional year if the gross cumulative value of the equity awarded to Mr. Walther in 2013 pursuant to the Walther Employment Agreement, described below, exceeds $4.2 million as of March 31, 2016.

Pursuant to the Walther Employment Agreement, Mr. Walther’s annual base salary was increased to $630,000 as of June 1, 2013 and was and will be reviewed periodically. For more information about Mr. Walther’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Salary” above.

Mr. Walther is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2013—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above. Mr. Walther is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

As an inducement to enter into the employment agreement, in 2009 Mr. Walther was (1) paid a signing bonus of $350,000, (2) granted an option to purchase 300,000 shares of our Common Stock, one-third of which vested on each of December 31, 2010, 2011 and 2012, and (3) granted 75,000 restricted share units, one-third of which vested on each of December 31, 2010, 2011 and 2012. As an inducement to enter into the July 2013 amendment to the Walther Employment Agreement, pursuant to which the term of his employment was extended until March 2016, in 2013 Mr. Walther was granted (1) 80,000 restricted share units, one-half of which will vest on each of December 31, 2014 and 2015 and (2) 120,000 restricted share units, one-half of which will vest on each of March 30, 2015 and 2016, in each case only if the Compensation Committee determines that the operating income objective for the Company set forth in our AOP for the prior year has been met or exceeded.

Pursuant to the Walther Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Walther is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Walther is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Walther is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Walther Employment Agreement. In addition, Mr. Walther is prohibited from competing with us during the term of his employment under the Walther Employment Agreement.

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Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2013. As such, while Mr. Tippl’s employment agreement was most recently amended effective as of December 5, 2013, because that amendment was not executed until January 15, 2014, the calculations reflect the agreement in place at the end of 2013. For more information about Mr. Tippl’s employment agreement, see “—Employment Agreements—Thomas Tippl—Employment Agreement” above for more information.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Change of Control Without Termination(5) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert A. Kotick
Bonus severance	4,454,291	4,454,291	—	4,599,190	—	4,454,291
Severance payment	—	2,100,000	—	12,590,769	—	18,886,154
Benefits continuation(6)	38,308	378,781	357,895	378,781	—	378,781
Value of accelerated equity awards(7)	38,505,525	38,505,525	0	38,505,525	18,373,868	37,360,144
Excise tax gross-up	—	—	—	—	0	0
Change of control payment	—	—	—	—	30,000,000	30,000,000
TOTAL	42,998,124	45,438,597	357,895	56,074,265	48,373,868	91,079,370
Dennis Durkin
Bonus severance	765,008	765,008	—	765,008	—	765,008
Lump-sum payment	1,365,000	—	—	—	—
Salary continuation	—	2,184,000	—	2,184,000	—	2,184,000
Benefits continuation(6)	10,443	16,128	—	16,128	—	16,128
TOTAL	2,140,451	2,965,136	0	2,965,136	0	2,965,136
Thomas Tippl
Bonus severance	1,325,400	1,325,400	—	1,325,400	—	1,325,400
Lump-sum payment	2,805,711	2,805,711	—	—	—	—
Salary continuation	—	—	—	280,367	—	280,367
Benefits continuation(6)	14,687	22,845	—	—	—	—
Value of continued vesting of equity awards(7)	0	0	0	0	0	0
TOTAL	4,145,798	4,153,956	0	1,605,767	0	1,605,767
Michael Morhaime
Bonus severance	2,385,127	2,385,127	—	2,385,127	—	2,385,127
Lump-sum payment	—	—	—	18,677,377	—	18,677,377
TOTAL	2,385,127	2,385,127	0	21,062,504	0	21,062,504
Chris B. Walther
Bonus severance	493,259	493,259	—	493,259	—	493,259
Lump-sum payment	1,260,000	—	—	—	—
Salary continuation	—	1,415,342	—	1,415,342	—	1,415,342
TOTAL	1,753,259	1,908,601	0	1,908,601	0	1,908,601

Footnotes for this table can be found on the pages immediately following (pages 69-76).

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(1) Bonus Payments upon Termination

In the event of a termination of employment by us without cause or by the employee for good reason, or in the event of a termination of employment due to death or disability, (or in the event of a termination of Mr. Kotick’s employment for any of the aforementioned reasons during the 12-month period following a change of control), on December 31, 2013, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2013), as well as a pro rata bonus for the year in which the termination occurred as follows:

(a) Mr. Kotick would have received:

•	in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control, and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; or

•	in the event of the termination of his employment by us without cause or by him for good reason other than such a termination during the 12-month period following a change of control and subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365.

(b) Messrs. Tippl, Durkin and Walther would have each received, to the extent the bonus was earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•	a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

(c) Mr. Morhaime would have received, to the extent the bonus was earned:

•	a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurred and the denominator of which is 365.

None of our named executive officers is entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause or performance termination. Mr. Kotick would have received any earned but unpaid bonus for prior years in the event of a termination of his employment for cause and Mr. Tippl would have received any earned but unpaid bonus for prior years in the event of a performance termination.

(2) Termination of Employment due to Death or Disability

In the event of a termination of employment due to death or disability on December 31, 2013, each of our named executive officers or his estate would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, “basic severance”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2013), the following:

(a)	Mr. Kotick would have received:

•	in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•	in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•	in the event of his termination due to disability, continuation of his supplemental life insurance benefits through March 15, 2022.

(b)	Mr. Durkin would have received:

•	in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero);

•	in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•	in the event of his termination due to death or disability, subject to his or his legal representative’s execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he would cease to be eligible for continuation of health/medical insurance benefits.

(c)	Mr. Tippl would have received, subject to his or his legal representative’s execution of an effective and irrevocable release:

•	a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

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•	continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date.

(d)	Mr. Walther would have received:

•	in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•	in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

With the exception of a payment in respect of a bonus, discussed in footnote (1), Mr. Morhaime would not have received anything other than basic severance in connection with his termination due to death or disability.

Except as otherwise indicated, the amounts reflected in the table are in addition to any proceeds from company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment due to death or disability is discussed in footnote (1). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

(3) Termination for Cause

The employment of each of our named executive officers may be terminated for “cause” if any of the following occur:

•	For Mr. Kotick: subject to his right to cure, a determination by our Board that he (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties or assets, (2) was convicted of a felony relating to his actions as our executive under the laws of the United States or any state thereof (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law, (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm, or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

•	For Mr. Durkin: our good faith determination that he (1) engaged in willful, reckless or gross misconduct that caused, or is reasonably likely to cause, harm to us or our subsidiaries, (2) subject to his right to cure, was grossly negligent in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (3) engaged in fraud or dishonesty that caused, or is likely to cause, severe harm to us or our subsidiaries, including our business or reputation, (4) subject to his right to cure, violated any of our lawful and reasonable directives or policies or any applicable laws, rules or regulations in connection with the performance of his duties that caused, or is reasonably likely to cause, harm to us or our subsidiaries, (5) subject to his right to cure, materially breached his employment agreement, (6) subject to his right to cure, materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (7) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (8) subject to his right to cure, breached his fiduciary duties to us or our subsidiaries;

•	For Mr. Tippl: that he (1) engaged in willful, reckless or gross misconduct, (2) subject to his right to cure, materially breached his employment agreement, (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies; in addition, for Mr. Tippl, a “performance termination” occurs if we terminate his employment by reason of his failure to perform the functions of his position at the appropriate level;

•	For Mr. Walther: that he (1) subject to his right to cure, engaged in gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) subject to his right to cure, engaged in fraud, dishonesty, or any other serious misconduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) subject to his right to cure, materially violated any of our lawful directives or policies or any applicable laws, rules or regulations, (4) subject to his right to cure, materially breached his employment agreement, (5) subject to his right to cure, materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) subject to his right to cure, materially breached his fiduciary duties to us or our subsidiaries; and

•	For Mr. Morhaime: that he (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates, (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees, or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction.

Each of our named executive officers would have received basic severance in connection with a performance termination or a termination for cause on December 31, 2013 and none of them would have received any salary-related severance or bonus with respect to the year of termination in connection with a performance termination or a termination for cause.

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In addition, in the event of a termination of employment by us for cause, Mr. Kotick would have received:

•	any earned but unpaid bonuses for prior years; and

•	continuation of his supplemental life insurance benefits through March 15, 2022;

and, in the event of a performance termination, Mr. Tippl would have received any earned but unpaid bonuses for prior years.

The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(4) Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent:

•	For Mr. Kotick: (1) a reduction in his base salary, (2) a material reduction in certain benefits to which he is contractually entitled, (3) the assignment to him of any duties inconsistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change, (4) his failure to be nominated for election, or failure to be re-elected, as a member of our Board, (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement, (6) any purported termination of his employment in contravention of his employment agreement or in violation of our Bylaws, or (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations;

•	For Mr. Durkin, subject to our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that results in a material diminution of his responsibilities, duties or title;

•	For Mr. Tippl, subject to our right to cure: our relocation to a location more than 25 miles from Los Angeles County which is materially adverse to him;

•	For Mr. Walther, subject to our right to cure: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; and

•	For Mr. Morhaime, subject to our right to cure: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities, (2) a material reduction in certain benefits to which he is contractually entitled, (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole, (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment’s employees under that plan, (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement, (6) our termination without cause of any member of Blizzard Entertainment’s management team, (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment’s existing office in Irvine, California, (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act which materially diminishes his position, office, responsibility, duties or authority, (9) a change in his reporting structure and responsibilities as set forth in his employment agreement, (10) a change of control of Blizzard Entertainment, or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment which, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard Entertainment’s strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment’s chief executive officer.

Upon a termination of the employment of one of our named executive officers by us without “cause” or by one of our named executive officers for good reason on December 31, 2013 (including the termination of Mr. Kotick by us without cause or by Mr. Kotick for good reason during the 12-month period following a change of control), that named executive officer would have received, in addition to any basic severance, the following:

(a)	Mr. Kotick:

•	subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred (unless such termination is during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•	continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

•	continuation of his supplemental life insurance benefits through March 15, 2022.

(b)	Mr. Durkin:

•	subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date; and

•	subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he would cease to be eligible for continuation of health/medical insurance benefits.

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(c)	Mr. Tippl:

•	subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question).

(Mr. Tippl would also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction.)

Mr. Tippl would have been entitled to salary continuation in the amount of $2,859,589 under the Tippl Employment Agreement following the amendment to the agreement that was effective as of December 5, 2013 yet not executed until January 15, 2014.

(d)	Mr. Walther:

•	subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date.

(e)	Mr. Morhaime:

•	a lump-sum payment equal to the sum of:

–	100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through the expiration date of his employment agreement;

–	the sum of the following components for each year remaining through the expiration date of his employment agreement (i.e., three years as of December 31, 2013):

- an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination; and

- the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2013;

- 200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

–	had his termination date been December 31, 2013, (a) $1,500,000 if his employment was terminated without cause and (b) $1,200,000 if his employment was terminated by him for good reason.

The lump-sum payment in the table represents the amount Mr. Morhaime would have received had he been terminated without cause. Had he terminated his employment for good reason, the lump-sum payment would have been $18,377,377 (and, as such, the total amount he would have received would have been $20,762,504, including the bonus earned).

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment by us without cause or by that named executive officer for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

Pursuant to the terms of Messrs. Durkin’s or Walther’s employment agreements, all benefits to which each is otherwise entitled upon a termination of employment by us without cause or by him for good reason, with the exception of the basic severance, would cease if he breaches the post-termination non-solicitation provisions of his employment agreement. Please see, respectively, “—Employment Agreements—Dennis Durkin” and “—Employment Agreements—Chris B. Walther” above for a description of those obligations.

In addition, if Mr. Durkin or Mr. Walther obtains any subsequent employment, any severance payable to him in the form of salary continuation would be offset by the amount of his salary from his then-current employer (which payments, for the purposes of this table, are assumed to be zero).

(5) Change of Control

For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any basic severance, the following:

•	subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

•	subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•	continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•	continuation of his supplemental life insurance benefits through March 15, 2022.

(b) If there is a change of control during the term of Mr. Kotick’s employment or Mr. Kotick is terminated without cause and a change in control is consummated during the six months after his termination, Mr. Kotick will be entitled to a cash bonus payable upon such change of control in an amount of at least $30,000,000, which may be increased up to $45,000,000 at the good faith discretion of the Compensation Committee. For purposes of this table, the payment has been assumed to be $30,000,000.

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(c) The amounts shown represent the value of any restricted shares, restricted share units or performance shares which vest or as to which the restrictions would have lapsed, as the case may be, upon Mr. Kotick’s termination, measured as the NASDAQ Official Closing Price of $17.83 per share of our Common Stock on December 31, 2013.

(d) If there had been a change of control on December 31, 2013 (whether or not he was subsequently terminated):

•	the stock options granted to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date; and

•	the target number of performance shares granted to him thereunder on March 15, 2012 for each performance period or periods (which, for each period, is 25% of the total number of performance shares granted to him) in which the change of control occurred would have vested, and the remaining performance shares would have been cancelled.

In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested stock options, Mr. Kotick would have had the right to forfeit the stock options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those stock options multiplied by the amount that the NASDAQ Official Closing Price exceeded the exercise price of the stock options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those stock options and selling the shares purchased upon exercise in the open market.

If, following a change of change of control, he had been terminated due to his death, as discussed in footnote (7):

•	all the stock options granted to him on December 5, 2007 would have remained exercisable until their original expiration date.

Further, in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control:

•	those restricted share units granted to him thereunder on March 15, 2012 that would have vested had he remained employed for the 36 months following his termination date (and had such termination not been during the 12-month period following a change of control, the number of restricted share units that would have vested would be those that would have vested had he remained employed for the 24 months following his termination date, rather than the 36 months).

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

(e) Pursuant to his employment agreement, Mr. Kotick is entitled to be grossed-up in respect of any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2013, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger a gross-up payment for him.

For purposes of Mr. Kotick’s employment agreement, a change of control is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock (except if, after that acquisition, the person or group which acquired that stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of that beneficial ownership or by contract the right to elect a majority of the Board), (b) the failure of the directors who constituted the Board at the time of the Combination (or replacements who are approved by a majority of such directors) to constitute a majority of the Board, or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock. Although the transactions described in the Vivendi Share Purchase Agreement could have been deemed to constitute a change of control as defined in his employment agreement, Mr. Kotick voluntarily waived any rights he had to payments, benefits and vesting upon a change of control under his agreement in connection therewith. Please see “Certain Relationships and Related Transactions—Relationships with Our Directors and Executive Officers—Waiver and Acknowledgement Letters” below for further information on the waiver.

(6) Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2013. Please see footnotes (2), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant.

(7) Treatment of Equity Awards

The amounts shown represent the value of any restricted shares, restricted share units or performance shares which vest or as to which the restrictions would have lapsed upon termination, measured as the NASDAQ Official Closing Price of $17.83 per share of our Common Stock on December 31, 2013.

With the exception of certain awards granted to Mr. Tippl, the outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $17.83 stock price on December 31, 2013 because the market price of our Common Stock at the time of vesting cannot be determined.

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The effects of termination as of December 31, 2013 on the outstanding equity awards held by each named executive officer on that date are as follows:

(a) For Mr. Kotick, with respect to equity awards addressed in his employment agreement, on the date of termination:

•	in the event of a termination of his employment due to death or disability or in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

–	the stock options granted to him prior to January 1, 2007 would remain exercisable until the earlier of the fifth anniversary of his termination date and their original expiration date and the stock options granted to him on June 15, 2007 and December 15, 2007 would remain exercisable until their original expiration date;

–	those restricted share units granted to him on March 15, 2012 that would have vested had he remained employed for the 24 months following his termination date would have vested (unless such termination had been during the 12-month period following a change of control, in which case it would have been those restricted share units that would have vested had he remained employed for the 36 months following his termination date rather than the 24 months thereafter);

–	if the performance condition for a relevant period (i.e., the periods ending December 31, 2013 and 2014) is met or exceeded, the performance shares would vest at the end of the period (and, for purposes of this table, the amount shown is based upon actual performance for the first performance period (i.e., January 1, 2012 – December 31, 2013) and target performance for the second performance period (i.e., January 1, 2013 – December 31, 2014).

For the effects of a change of control and any subsequent termination on Mr. Kotick’s equity awards, see footnote (5).

•	in the event of a termination of employment by us for cause:

–	his stock options, whether or not vested, would have been canceled;

–	the unvested portion of his restricted shares with vesting tied to performance would have been canceled; and

–	the performance shares would have been canceled.

•	in the event of a termination of employment for any other reason:

–	his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days;

–	the unvested portion of his restricted shares with vesting tied to performance would have been canceled; and

–	the performance shares would have been canceled.

As of December 31, 2013, the outstanding equity awards addressed in Mr. Kotick’s employment agreement were as follows: (1) vested options to purchase 3,977,179 shares of our Common Stock, (2) 1,064,850 restricted share units, and (3) 3,313,246 performance shares. Please see “—Outstanding Equity Awards at December 31, 2013” above for further details about these awards.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity awards, see footnote (5).

(b) For Mr. Durkin, with respect to equity awards addressed in his employment agreement:

•	in the event of a termination of employment due to death, on the date of termination:

–	his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–	his unvested restricted share units would have been canceled.

•	in the event of a termination of employment by us for cause, on the date of termination:

–	his stock options, whether or not vested, would have been canceled; and

–	his unvested restricted share units would have been canceled.

•	in the event of a termination of employment for any other reason, on the date of termination:

–	his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–	his unvested restricted share units would have been canceled.

As of December 31, 2013, the outstanding equity awards addressed in Mr. Durkin’s employment agreement were as follows: (1) unvested options to purchase 300,000 shares of our Common Stock and (2) 710,000 unvested restricted share units (360,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2013” above for further details about these awards.

(c) For Mr. Tippl, with respect to equity awards addressed in his employment agreement, the accelerated equity award amounts in the table above are calculated based on the Tippl Employment Agreement the amendment to the agreement that was effective as of December 5, 2013 yet not executed until January 15, 2014.

Pursuant to the Tippl Employment Agreement, the effects of termination on Mr. Tippl’s outstanding equity awards are as follows:

•	in the event of a termination of employment due to death or disability, on the date of termination:

–	his stock options would have ceased to vest; and, to the extent vested, would have generally remained exercisable for 30 days; and

–	his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled, and:

- based on the NASDAQ Official Closing Price of $17.83 per share of our Common Stock on December 31, 2013, if he had been terminated on that date, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled; and

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- if the December 2013 amendment to his employment agreement had been in place as of December 31, 2013, in lieu of the foregoing, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have ceased to vest.

•	in the event of a termination of employment by us for cause or as a result of a performance termination, on the date of termination:

–	his stock options, whether or not vested, would have been canceled; and

–	because he abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined us, his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled, and:

-	based on the NASDAQ Official Closing Price of $17.83 per share of our Common Stock on December 31, 2013, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled; and

-	if the December 2013 amendment to his employment agreement had been in place as of December 31, 2013, in lieu of the foregoing, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have ceased to vest.

•	in the event of a termination of employment by us without cause or by Mr. Tippl for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction):

–	if his aggregate earned value (defined as the aggregate of the value of restricted shares (other than those with vesting tied to performance) and restricted share units granted to him pursuant to his agreement vested prior to termination (as determined by reference to the NASDAQ Official Closing Price on the vesting date) and the value of exercised stock options (where all stock options are deemed to have been exercised upon vesting)) had been equal to or exceeds the valuation limit determined by multiplying (x) the number that is equal to the sum of his initial base salary and target annual bonus multiplied by 2.5 ($1,968,750) by (y) the number of full and partial years worked as of the date of termination (eight) (i.e.; $15,750,000), Mr. Tippl’s remaining unvested restricted shares, restricted share units and stock options would have been canceled; otherwise, Mr. Tippl’s restricted shares (other than those with vesting tied to performance, which would have been canceled), the restricted share units granted to him pursuant to his agreement and his stock options would have continued to vest until his aggregate earned value in respect of that equity exceeded the valuation limit (or he begins to compete with us, in which case the vesting would cease as of the day he began the competitive activity and any stock options which are then vested would have generally remained exercisable for 30 days), and:

-	assuming a December 31, 2013 termination date, Mr. Tippl’s aggregate earned value would have been above the valuation limit, resulting in (1) all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) ceasing to vest; and (2) his stock options ceasing to vest; and, to the extent vested, generally remaining exercisable for 30 days; and

-	if the December 2013 amendment to his employment agreement had been in place as of December 31, 2013, the result would have been the same (i.e., (1) all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have ceased to vest; and (2) his stock options would have ceased to vest; and, to the extent vested, would have generally remained exercisable for 30 days).

•	in the event of a termination of employment for any other reason, on the date of termination:

–	his stock options, whether or not vested, would have been canceled (if the December 2013 amendment to his employment agreement had been in place as of December 31, 2013, in lieu of the foregoing, to the extent vested, the stock options would have generally remained exercisable for 30 days).

–	his unvested restricted shares and restricted share units would have been canceled.

As of December 31, 2013, the outstanding equity awards addressed in Mr. Tippl’s employment agreement were as follows: (1) vested options to purchase 1,353,750 shares of our Common Stock, (2) unvested options to purchase 371,250 shares of our Common Stock, (3) 86,250 restricted shares (56,250 of which have vesting tied to performance), and (4) 87,500 restricted share units. Please see “—Outstanding Equity Awards at December 31, 2013” above for further details about these awards.

(d) For Mr. Walther, with respect to equity awards addressed in his employment agreement:

•	in the event of a termination of employment due to death, on the date of termination:

–	his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–	his unvested restricted share units would have been canceled.

•	in the event of a termination of employment by us for cause, on the date of termination:

–	his stock options, whether or not vested, would have been canceled; and

–	his unvested restricted share units would have been canceled.

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•	in the event of a termination of employment for any other reason, on the date of termination:

–	his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–	his unvested restricted share units would have been canceled.

As of December 31, 2013, the outstanding equity awards addressed in Mr. Walther’s employment agreement were as follows: (1) vested options to purchase 100,000 of our Common Stock; and (2) 200,000 unvested restricted share units (120,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2013” above for further details about these awards.

(e) Awards Not Addressed in Employment Agreements. As of December 31, 2013, certain of our named executive officers held certain equity awards that were not addressed in the executive’s employment agreement and, instead, were consistent with our standard form of award agreement. Specifically:

•	Restricted Shares and Restricted Share Units held by Messrs. Tippl and Morhaime. Each of Messrs. Tippl and Morhaime were granted restricted shares and/or restricted share units which, in the event his employment agreement had terminated for any reason prior to the date on which those awards had vested, on the date of termination of employment:

–	would have been canceled on the date of termination.

As of December 31, 2013, the outstanding restricted share awards with such terms were as follows:

–	56,250 unvested restricted shares with vesting tied to performance held by Mr. Tippl; and

–	339,998 unvested restricted share units granted to Mr. Morhaime.

•	Stock options held by Mr. Morhaime. Mr. Morhaime was granted stock options which, on the date of termination of employment:

–	in the event of his termination due to death or disability, would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year;

–	in the event of a termination of employment by us for cause, whether or not vested, would have been canceled immediately; and

–	in the event of a termination of employment for any other reason, would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days.

As of December 31, 2013, the outstanding stock options with such terms were as follows:

–	vested options to purchase 650,000 shares of our Common Stock and unvested options to purchase 549,999 shares of our Common Stock granted to Mr. Morhaime.

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PROPOSAL 4	ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a “say on pay”) on the compensation of the executive officers named in the “Summary Compensation Table” above (i.e., the named executive officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” above for the “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion relating to compensation paid to our named executive officers, including detail about how our executive compensation policies and practices operate and are designed to achieve our compensation objectives.

Our Compensation Committee and Board believe that the compensation policies and practices articulated in the “Compensation Discussion and Analysis” are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed, and will continue to allow, us to attract and retain the key managerial talent responsible for our recent and long-term success.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 4. While our Board and its Compensation Committee believe that the views of the Company’s stockholders are of utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. The Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

Mr. Kotick, our chief executive officer, and Mr. Kelly, the chairman of our board, may direct the voting of the shares held by ASAC II LP (i.e., ASAC), an exempted limited partnership established under the laws of the Cayman Islands, and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares which, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. As of April 7, 2014, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.8% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR proposal 4. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below.

Similarly, at the Annual Meeting, Vivendi has agreed to vote any shares it holds which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of our amended and restated investor agreement with Vivendi. Vivendi may otherwise direct the voting of its shares at its discretion. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” below. As of April 7, 2014, Vivendi held shares representing approximately 11.6% of our issued and outstanding Common Stock.

The Board unanimously recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

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DIRECTOR COMPENSATION

General

Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the “non-affiliated directors”), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries do not receive any compensation for their service on our Board in addition to what they receive in connection with their employment. Nor do the directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates receive any compensation from us for their service on our Board. All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are quite infrequent. On rare occasions, we may provide our directors’ spouses with travel and lodging at our expense when the incremental cost to us for doing so is negligible. Our director compensation program and the Company’s Corporate Governance Principles and Policies provide that directors will receive such other benefits as our Board may determine.

The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding those plans and policies as needed. Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but management has no role in recommending or determining the amount or form of director compensation. From time to time, the Compensation Committee engages a compensation consultant to assist it in this review.

The Compensation Committee most recently so engaged a compensation consultant in October 2013 in connection with the consummation of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements to consider whether the director compensation program, as amended in June 2010, remained appropriate following the transactions. The consultant—Exequity—provided the Compensation Committee with a detailed market competitive analysis of non-employee director compensation practices and policies among our peer group. In order to better align non-employee director compensation with that of the Company’s peer group, the Compensation Committee, consistent with Exequity’s recommendations, recommended that:

•	the fees for meeting attendance should be eliminated;

•	the annual retainer paid to each unaffiliated director for his or her service on the Board should be increased from $55,000 to $90,000;

•	the annual retainer paid to the chairperson of the Audit Committee be increased from $27,500 to $33,000;

•	the non-affiliated directors should receive only restricted share units, rather than a combination of restricted share units and stock options;

•	non-affiliated directors should not receive larger-than-normal awards in connection with their initial election and tenth anniversary; and

•	the equity awards granted to non-affiliated directors should be value-based, rather than share-based.

On October 28, 2013, our Board approved compensation changes consistent with the Compensation Committee’s recommendation.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that was in effect for our non-affiliated directors prior to October 28, 2013 and the cash elements of such director compensation program that has been in effect since October 28, 2013:

	Prior Cash Elements (effective until October 28, 2013)	Current Cash Elements (effective since October 28, 2013)
Annual Retainer	$55,000	$90,000
For Serving as Chairperson of the Audit Committee	$27,500	$33,000
For Serving as Chairperson of the Compensation Committee	$22,000	$22,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$16,500	$16,500
For Serving as an Audit Committee Member (other than as the Chairperson)	$11,000	$11,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member (other than as the Chairperson)	$5,500	$5,500
For each Board or Committee Meeting Attended in Person or by Telephone	$3,300	$—
Per Day for Special Assignments	$5,500	$5,500

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Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Prior to the amendment of the equity compensation program for our unaffiliated directors on October 28, 2013, upon an unaffiliated director’s initial election to our Board and re-election to our Board following each ten-year period of continuous service, that director received options to purchase 44,000 shares of our Common Stock and 22,000 restricted share units that vested in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our Board). In addition, upon any other annual re-election of an unaffiliated director to our Board, that director received options to purchase 22,000 shares of our Common Stock and 11,000 restricted share units that vested in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board). All stock options granted had an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

As of October 28, 2013, each non-affiliated director is entitled, upon his or her election or appointment to our Board and upon each subsequent re-election to the Board, to receive restricted share units representing the right to receive shares of our Common Stock. The grant date value of those restricted share units will be $250,000 (pro-rated in the event of an election or appointment at any time other than at a Board meeting immediately following an annual meeting of our stockholders). The actual number of shares underlying the restricted share units will be determined by dividing the grant date fair value of the award by the NASDAQ National Market closing price of our Common Stock on the date of grant. The grants of restricted share units will be made three business days following the date of the first Board meeting at which such grants are approved. Each award will vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer that we then pay that director for regular service on our Board. The value of shares owned by each non-affiliated director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day; and (b) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard.

In addition, we enter into indemnification agreements with our non-affiliated directors which require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our non-affiliated directors as a result of any proceeding against them as to which they could be indemnified.

Further, our Certificate of Incorporation and our Bylaws require us to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law.

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Compensation for 2013

The following table sets forth a summary of certain information regarding the compensation of our directors for 2013 other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above and he does not receive any additional compensation for his Board service. The information in the table reflects Mr. Kelly’s compensation as an employee of the Company, as he receives no additional consideration for his Board service.

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards (1)(2)(3)(4) ($)	Option Awards (2)(3)(4) ($)	All Other Compensation ($)		Total ($)
Philippe G. H. Capron(5)	—	(6)	—	—	—		—
Jean-Yves Charlier(5)	—	(6)	—	—	—		—
Robert J. Corti	327,300		487,407	292,765	—		1,107,472
Frédéric R. Crépin(5)	—	(6)	—	—	—		—
Jean-François Dubos(5)	—	(6)	—	—	—		—
Lucian Grainge(5)	—	(6)	—	—	—		—
Brian G. Kelly	4,100,385	(7)	—	—	13,697	(7)	4,114,082	(7)
Robert J. Morgado	446,125		443,696	145,365	—		1,035,186
Peter Nolan(5)	22,500		166,667	—	437	(8)	189,604
Richard Sarnoff	304,750		331,207	145,365	—		781,322
Régis Turrini(5)	—	(6)	—	—	—		—
Elaine Wynn(5)	22,500		166,667	—	437	(8)	189,604

(1)	During 2013, Messrs. Corti, Morgado and Sarnoff each received the following compensation for his service as a member of and, for Mr. Morgado, as chairman of, the special committee of our Board formed in connection with the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements. The amounts included in the table above reflect that compensation, in addition to the compensation each received under our director compensation program.

Name	Special Committee Fees Paid in Cash ($)	Grant Date Fair Value of Shares Awarded for Special Committee Service ($)	Total ($)
Robert J. Corti	175,000	175,007	350,007
Robert J. Morgado	287,500	287,496	574,996
Richard Sarnoff	175,000	175,007	350,007

(2)	The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and stock option awards granted in 2013 to each person who served on our Board during the year who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). As such, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in 2013. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 15 to our audited financial statements included in our 2013 10-K.

(3)	The following table sets forth the number of shares underlying stock awards (which consist of restricted share units and, in the case of Messrs. Corti, Morgado and Sarnoff, unrestricted shares of our Common Stock) and stock option awards granted in 2013 to each person who served on our Board during 2013 who is not a named executive officer. The table also sets forth the grant date fair value of those stock awards and stock option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 15 to our audited financial statements included in our 2013 10-K.

Name	Number of Shares Underlying Stock Awards Granted in 2013 (#)	Grant Date Fair Value of Stock Awards Granted in 2013 ($)	Number of Shares Underlying Options Granted in 2013 (#)	Grant Date Fair Value of Options Granted in 2013 ($)
Philippe G. H. Capron	—	—	—	—
Jean-Yves Charlier	—	—	—	—
Robert J. Corti	32,492	487,407	44,000	292,765
Frédéric R. Crépin	—	—	—	—
Jean-François Dubos	—	—	—	—
Lucian Grainge	—	—	—	—
Brian G. Kelly	—	—	—	—
Robert J. Morgado	28,236	443,696	22,000	145,365
Peter Nolan	9,992	166,667	—	—
Richard Sarnoff	21,492	331,207	22,000	145,365
Régis Turrini	—	—	—	—
Elaine Wynn	9,992	166,667	—	—

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(4)	The following table presents, as of December 31, 2013, the number of shares underlying outstanding stock options and stock awards (which consist of restricted share units and, in the case of Mr. Kelly, performance shares) held by each director who served in 2013 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2013 (#)	Number of Shares Underlying Unvested Stock Awards as of December 31, 2013 (#)
Philippe G. H. Capron	—	—
Jean-Yves Charlier	—	—
Robert J. Corti	228,334	16,500
Frédéric R. Crépin	—	—
Jean-François Dubos	—	—
Lucian Grainge	—	—
Brian G. Kelly	262,998	1,344,074	(a)
Robert J. Morgado	270,780	5,500
Peter Nolan	—	9,992
Richard Sarnoff	286,334	5,500
Régis Turrini	—	—
Elaine Wynn	—	9,992

(a)	Consists of 795,839 performance shares and 548,235 restricted share units, each representing the right to receive one share of our Common Stock. The number of performance shares reflected in the table is the target amount (i.e. 795,839); the maximum number of performance shares subject to the award at December 31, 2013 was 1,705,843

(5)	On October 11, 2013, pursuant to the Vivendi Share Purchase Agreement and concurrently with the closing of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements, each of the directors nominated by Vivendi—Messrs. Capron, Charlier, Crépin, Dubos, Grainge and Turrini—resigned from his position as a director on our Board, effective as of the closing of the Vivendi Share Repurchase Transaction. Ms. Wynn and Mr. Nolan were each elected to our Board on that date effective immediately after the closing of the Vivendi Share Repurchase Transaction.

(6)	None of Messrs. Capron, Charlier, Crépin, Dubos, Grainge or Turrini participated in our director compensation program in connection with his service on our Board for 2013, as each was employed by Vivendi or one of its controlled affiliates.

(7)	Mr. Kelly is party to an employment agreement with us, dated as of June 30, 2012, pursuant to which he serves as our Chairman, a copy of which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Mr. Kelly’s term of employment under that agreement continues through June 30, 2016. Pursuant to his employment agreement, Mr. Kelly’s annual base salary was $100,000 as of June 30, 2012 (reduced from the $450,000 annual base salary he was receiving before he entered into his current employment agreement). Mr. Kelly is also eligible for an annual bonus if the Company achieves its objectives for the applicable year, the actual amount of which is determined at the Compensation Committee’s sole discretion; Mr. Kelly was awarded a discretionary bonus of $4 million for 2013. As an inducement to enter into the employment agreement, Mr. Kelly was granted 1,061,121 performance shares (2,122,241, if maximum performance is achieved) and 1,061,121 restricted share units, each representing the right to receive one share of our Common Stock. Mr. Kelly’s employment agreement also provides for payments upon the occurrence of certain termination events or a change of control. In addition, Mr. Kelly is entitled to participate in all benefits plans generally available to our senior executive officers and we maintain a $6 million supplemental term life insurance policy for the benefit of his estate. As a result, during 2013, he also received other compensation consisting of $10,197 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $3,500 in “matching” contributions by us to his account under our 401(k) plan.

(8)	This amount represents the value of a gaming console provided by the Company to Mr. Nolan or Ms. Wynn, as the case may be, in connection with his or her election to the Board.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Charter and Bylaw Provisions Relating to Vivendi and Its Affiliates

Our Certificate of Incorporation and our Bylaws, which were amended in connection with the Combination, include various provisions governing transactions and other relationships between us and Vivendi. These provisions are summarized in this section. None of these provisions appear in our Certification of Incorporation, as it is proposed to be amended and restated (although nothing will diminish any rights Vivendi has thereunder with respect to any act or omission occurring prior to such amendment and restatement, if and when approved and adopted). Please see “Proposal 3—Approval of the Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.” above for more information.

Transactions with Vivendi and its Controlled Affiliates

Our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between us or our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand, will be void or voidable solely for the reason that Vivendi or its controlled affiliates is a party thereto, or solely because any of our directors or officers who are affiliated with Vivendi are present at or participate in the meeting of our Board or committee of the Board which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his, her or their votes are counted for that purpose, but that any contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) will be governed by the provisions of our Certificate of Incorporation, our Bylaws, Delaware law and any other applicable law.

Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi, its controlled affiliates nor any of their respective officers or directors will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Activision Blizzard or the derivation of any improper personal benefit by reason of the fact that Vivendi, its controlled affiliates or an officer or director of Vivendi or any of its controlled affiliates in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between us or our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand.

Business Activities

Under our Certificate of Incorporation, neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any “competing business”, which is defined as the business of developing or publishing (1) interactive games for video game consoles or personal computers or (2) massive multi-player online role playing games. The businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination (and reasonable enhancements, extensions and derivations of those businesses) are not considered to be competing businesses. In addition, our Certificate of Incorporation contains procedures pursuant to which certain businesses Vivendi or its controlled affiliates may acquire would not be considered competing businesses.

Vivendi and its affiliates are not otherwise obligated to refrain from engaging in the same or similar business activities or lines of business as we do. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of those activities or because that person participated in them.

Corporate Opportunities

Our Certificate of Incorporation provides that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Activision Blizzard and Vivendi, Vivendi will have no duty to communicate or offer the corporate opportunity to us; provided, however, that if that corporate opportunity is offered to an officer or director of Activision Blizzard who is also an officer, director or employee of Vivendi, expressly in that person’s capacity as a director or officer of Activision Blizzard, then the corporate opportunity will not be pursued by Vivendi.

Subject to the provisions of our Certificate of Incorporation described in the prior paragraph, to the fullest extent permitted by law, (1) Vivendi will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to us and (2) a director or officer of ours who is also a director, officer or employee of Vivendi who acts in a manner consistent with these standards will have satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to the corporate opportunity.

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The provisions of our Certificate of Incorporation described above under the headings “—Business Activities” and “—Corporate Opportunities” expire on the date that Vivendi and its controlled affiliates cease to beneficially own at least 10% of the outstanding shares of our Common Stock and no person who is a director or officer of Activision Blizzard is also a director or officer of Vivendi.

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policy

We have a Related Party Transaction Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which (1) we directly or indirectly were, are or will be a participant, (2) the amount involved exceeds $120,000, and (3) a related person had, has or will have a direct or indirect interest. For the purposes of that policy, a “related person” is (a) one of our executive officers or directors, a person nominated for election to our Board, or any such person’s immediate family member, (b) an entity that any of them controls or in which any of them has a substantial business ownership, or (c) any person who beneficially owns more than 5% of our Common Stock or any such person’s immediate family member. Our Related Party Transaction Policy does not cover any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by that committee for approval by our Board. Nor does it cover any dealings with Vivendi or any of its affiliates (as they are addressed by our Certificate of Incorporation and Bylaws).

Under our Related Party Transaction Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he or she concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•	the purpose of and benefits to us;

•	the terms of the transaction and whether the terms are arm’s-length and in the ordinary course of our business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction;

•	whether the transaction was initiated by us or the related person;

•	applicable law and listing standards;

•	the availability of comparable goods or services from non-related persons;

•	the potential for reputational harm;

•	our Certificate of Incorporation and our Bylaws; and

•	other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and our Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated or amended.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such conflicts of interest should be avoided and if an executive officer or director believes, after consultation with our Chief Legal Officer or Chief Compliance Officer, that he or she may have a conflict of interest, he or she should consult with the Audit Committee, which is responsible for determining whether a conflict actually exists.

Relationships and Transactions

Relationships and Transactions with Vivendi and its Affiliates

Combination of Activision and Vivendi Games

On July 9, 2008, the parties to the Business Combination Agreement dated December 1, 2007 (the “Business Combination Agreement”)—Activision Blizzard (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Combination.

Upon the consummation of the Combination, our Certificate of Incorporation and our Bylaws were amended and restated to provide for, among other things: (1) the change of our name to Activision Blizzard, Inc.; (2) the change of our fiscal year end to December 31st; (3) an increase in the authorized number of shares of our Common Stock; (4) certain majority and minority stockholder protections; and (5) certain changes to the structure of our Board. As a result of these amendments, among other things, Vivendi was entitled to appoint a majority of our Board. For more information about the impact of the Combination on our corporate governance, see “Corporate Governance Matters—Board of Directors and Committees—Board Composition—Impact of our Bylaws on our Board and Board Committee Composition” above and “—Amended and Restated Investor Agreement” below.

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Repurchase of Stock from Vivendi

On October 11, 2013, we repurchased approximately 429 million shares of our Common Stock, pursuant to a stock purchase agreement (i.e., the Vivendi Share Purchase Agreement) we entered into on July 25, 2013, with Vivendi and ASAC, an exempted limited partnership established under the laws of the Cayman Islands, acting by its general partner, ASAC II LLC. Pursuant to the terms of the Vivendi Share Purchase Agreement, we acquired all of the capital stock of New VH, which was the direct owner of approximately 429 million shares of our Common Stock, for a cash payment of $5.83 billion, or $13.60 per share, before taking into account the benefit to the Company of certain tax attributes of New VH assumed in the transaction.

Vivendi owned approximately 12% of the issued and outstanding shares of our Common Stock as of December 31, 2013.

Amended and Restated Investor Agreement

In connection with the consummation of the Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement was amended and restated in connection with the consummation of the Vivendi Share Repurchase Transaction. The investor agreement, as so amended and restated, contains various agreements among the parties regarding, among other things:

•	Vivendi’s agreement to (1) until the six-month anniversary of the date that Vivendi and its controlled affiliates cease to beneficially own at least 5% of the outstanding shares of our Common Stock, vote the portion of its shares of our Common Stock which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors then serving on the Board who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of the agreement and (2) vote its shares of our Common Stock in favor of certain changes to our Certificate of Incorporation and our Bylaws (please see “Proposal 3—Approval of the Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.” above for more information);

•	Vivendi’s agreement, subject to certain exceptions, to a standstill under which it may not acquire additional shares of our Common Stock, call a meeting of our stockholders, initiate a stockholder proposal for action by our stockholders or engage in the solicitation of proxies or consents to vote any of our voting securities, until six months after Vivendi and its controlled affiliates cease to beneficially own at least 5% of the outstanding shares of our Common Stock;

•	our agreement to reimburse Vivendi for stock-settled equity award expenses and to make payments in respect of the exercise of cash-settled equity awards, in each case as they relate to certain equity awards granted by Vivendi and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•	our agreement to, for all periods prior to and including December 31, 2013, provide Vivendi with our quarterly consolidated financial statements, to use reasonable best efforts to comply with Vivendi’s consolidation and financial reporting process and to provide to Vivendi with that financial and tax-related information with respect to Activision Blizzard and our subsidiaries as is reasonably necessary for Vivendi to comply with certain reporting obligations and regulatory requirements; and

•	our grant of certain registration rights to Vivendi, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations.

In accordance with the investor agreement, during 2013:

•	we reimbursed Vivendi for an aggregate of $156,934 in respect of expenses it incurred relating to certain stock-settled equity awards granted by it and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•	we made an aggregate of $1,328,039 in payments in respect of cash-settled equity awards granted by Vivendi and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•	Vivendi reimbursed us for an aggregate of $734,032 in respect of expenses we incurred relating to our reporting obligations to Vivendi.

The agreement will automatically terminate if Vivendi’s voting interest falls and remains below 9.9% for a period of more than 90 days.

Tax Sharing Agreement

Also in connection with the consummation of the Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi (“VHIC”). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

•	the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•	the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

•	the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Combination;

•	VHIC’s indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay the Vivendi group’s tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

•	the control of certain tax contests with certain taxing authorities; and

•	the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. During 2013, we did not pay Vivendi anything in accordance with the tax sharing agreement and Vivendi paid us an aggregate of $129,729 in accordance therewith.

The agreement was not impacted by the consummation of the Vivendi Share Repurchase Transaction and remains in full force until both parties agree to terminate it in writing.

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Cash Management Services Agreement

On June 19, 2008, we entered into a cash management services agreement with Vivendi which was effective as of the consummation of the Combination on July 9, 2008 and amended as of February 2, 2010. Pursuant to that cash management services agreement, Vivendi provided certain treasury-related services to certain of our subsidiaries. Vivendi charged us a fee based on Vivendi’s estimated cost of providing these services and we reimbursed Vivendi for its out-of-pocket expenses incurred in connection with the services. We also licensed software from Vivendi on a royalty-free basis in connection with certain of these services. The agreement was terminated as of October 31, 2013 in connection with the consummation of the Vivendi Share Repurchase Transaction. We paid Vivendi an aggregate of $204,913 with respect to the period from January 1, 2013 to October 31, 2013 in accordance with the cash management services agreement.

Foreign Currency Risk Management Transactions

Currency Balance Exchanges

We maintain an international cash pool for the central aggregation and investment of a large portion of our international cash. Prior to the termination of our cash management services agreement with Vivendi in connection with the consummation of the Vivendi Share Repurchase Transaction, we entered into foreign currency transactions with Vivendi pursuant to that agreement involving the exchange of foreign currency cash balances in order to reduce currency risk arising from the aggregation of various foreign currency cash balances at the cash pool. Pursuant to these transactions, we paid interest to, or received interest from, Vivendi as a result of the exchange of currency balances with it. These interest amounts were intended to replicate the economic impact that interest rate differentials have on forward exchange rates as experienced in traditional foreign currency forward contracts, but in a more efficient manner. The last such exchange of currency balances was settled on September 4, 2013. During the period from January 1, 2013 to September 4, 2013, the net amount of interest paid to us by Vivendi was $828,760.

Foreign Exchange Contracts and Swaps

We use derivative financial instruments, primarily currency forward contracts and swaps, to reduce risks arising from foreign currency fluctuations. The gain or loss on these forward contracts is intended to offset the corresponding exposure loss or gain resulting from fluctuations in currency rates. In recent years, Vivendi has been our principal counterparty for these arrangements and, at June 30, 2013, the gross notional amount on our balance sheet for a foreign exchange forward contracts for which Vivendi was the counterparty was $26,138,110. We have not had any outstanding currency derivative contracts with Vivendi as the counterparty since July 3, 2013, when the final contract matured.

Relationships with Universal Music Group and its Affiliates

Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2013, we paid an aggregate of $2,012,529 in royalties and other fees (including fees relating to the marketing of artists whose music was licensed for our games) to Universal Music Group and its affiliates for those uses. Our subsidiaries are also party to a number of agreements with Universal Music Group and its affiliates pertaining to the distribution of music we own pursuant to which Universal Music Group and its affiliates paid us an aggregate of $286,057 during 2013.

Relationships with SFR

Telecommunication Services

Two of our subsidiaries utilize the services of SFR, a wholly owned subsidiary of Vivendi and telecommunications services provider. During 2013, we paid an aggregate of $171,179 to SFR in respect of such services.

Promotional Arrangement

One of our subsidiaries is party to an agreement with SFR pursuant to which certain customers of SFR were eligible to receive one of our products. During 2013, we received an aggregate of $211,735 in net payments from SFR, representing the amount to which we were entitled from SFR for the products less the amount of refunds to which SFR was entitled in respect of products not ultimately used in the promotion.

Relationships and Transactions with ASAC

Private Sale of Stock to ASAC

Pursuant to the Vivendi Share Purchase Agreement (see “—Relationships and Transactions with Vivendi and its Affiliates— Repurchase of Stock from Vivendi” above), on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC, acting by its general partner, ASAC II LLC, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (i.e., the ASAC Private Sale).

ASAC is an investment vehicle formed by Mr. Kotick, our chief executive officer, and Mr. Kelly, chairman of our Board. ASAC II LLC, the general partner of ASAC, is managed and controlled by Messrs. Kotick and Kelly, and each of them owns, through his affiliates, 50% of the membership interests of the general partner. Each of Messrs. Kotick and Kelly made, through his affiliates, a $50,000,000 capital contribution to the general partner, which in turn made capital contributions to ASAC in the aggregate amount of $100,000,000 in exchange for preferred and common interests in ASAC. Messrs. Kotick and Kelly, through the general partner, are entitled to exercise the rights of ASAC as a stockholder of Activision Blizzard.

ASAC owned approximately 24% of the issued and outstanding shares of our Common Stock as of December 31, 2013.

ASAC Stockholders Agreement

In connection with the ASAC Private Sale, on October 11, 2013, we, ASAC and, for the limited purposes set forth therein, Messrs. Kotick and Kelly entered into a stockholders agreement. The stockholders agreement, as so amended and restated, contains various agreements among the parties regarding, among other things:

•	ASAC’s agreement to vote the portion of its shares of our Common Stock which represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner

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proportionally consistent with the vote of the shares of Common Stock not owned by ASAC or Messrs. Kotick and Kelly or in accordance with the recommendation, if any, of a majority of the members of the Board not affiliated with ASAC then serving on the Board;

•	our grant of certain registration rights to ASAC, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations;

•	ASAC’s agreement, subject to certain exceptions, not to transfer or announce any intention to transfer its shares of our common stock without prior written consent of the majority of our unaffiliated directors (as defined in the agreement) prior to the end of the 12-month period following the closing of the ASAC Private Sale and thereafter during our regularly scheduled trading blackout periods; and

•	ASAC’s agreement, subject to certain exceptions, to a standstill under which it may not acquire additional shares of our Common Stock, call a meeting of our stockholders, initiate a stockholder proposal for action by our stockholders or engage in the solicitation of proxies or consents to vote any of our voting securities, until six months after ASAC and its controlled affiliates cease to beneficially own at least 5% of the outstanding shares of our Common Stock.

The agreement will terminate if and when ASAC ceases to own any shares of our Common Stock.

Relationships with Our Directors and Executive Officers

Private Sale of Stock to ASAC

Messrs. Kotick and Kelly are the managers of ASAC II LLC, the general partner of ASAC. In addition, Peter Nolan, a member of our Board, is the managing partner of Leonard Green & Partners, L.P., one of the limited partners of ASAC. Please see “—Relationships and Transactions with ASAC” above for more information about ASAC.

Waiver and Acknowledgement Letters

Pursuant to, and concurrently with, the signing of the Vivendi Share Purchase Agreement, we and each of Messrs. Kotick and Kelly entered into certain waiver and acknowledgement letters that provided, among other things:

•	that the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements, taken individually or collectively, would not (or would be deemed not to) constitute a “change in control” (or similar term) under their respective employment arrangements, including Messrs. Kotick and Kelly’s respective employment agreements with us, our 2008 Plan or any award agreements in respect of awards granted thereunder, or other benefit plans and arrangements;

•	that in determining whether a “change in control” or similar term had occurred with respect to Messrs. Kotick and Kelly’s employment arrangements with the Company (1) the shares of our Common Stock acquired by ASAC and held or controlled directly by ASAC, by the investors in ASAC, Messrs. Kotick and Kelly, any lender to ASAC or their respective affiliates or transferees in connection with the transactions would not be included in or count toward such determination, (2) the investors in ASAC would not be deemed to be a group for purposes of such determination, and (3) any changes in the composition of our Board, in connection with or during the one-year period following the consummation of the transactions would not contribute towards such determination; and

•	for the waiver by Messrs. Kotick and Kelly of their rights to change in control related payments, benefits or vesting under their respective employment agreements with us, our 2008 Plan or any award agreements in respect of awards granted thereunder, and other benefit plans and arrangements (in each case, with respect to all current and future grants, awards, benefits or entitlements) in connection with or as a consequence of the transactions described in the Vivendi Share Purchase Agreement and its ancillary agreements.

Business Use of Aircraft Indirectly Owned by Chief Executive Officer

Mr. Kotick indirectly owns aircraft that are operated by an FAA-certified charter operator he controls. From time to time, Mr. Kotick and our other executives and directors of the Company use these aircraft for travel in connection with our business. We pay for such use an amount that is not greater than 80% of the charter operator’s regular hourly flight charges plus 100% of the charter operator’s charges for certain “pass through” costs incurred in obtaining goods and services for the flights. During 2013, the Company paid $2,143,582 for business-related use of these aircraft, including by our executives and directors. Our use of these aircraft was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value because our cost is significantly less than the cost we would incur if we were to charter aircraft from another charter operator and pay market rates.

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AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2013 and 2012.

	Fiscal Year Ended
	December 31, 2013	December 31, 2012
Audit Fees(1)
Worldwide including statutory audit fees	$5,388,462	$4,607,595
Accounting assistance and SEC documents	—	22,600
Total audit fees	5,388,462	4,630,195
Audit-Related Fees(2)	225,000	—
Tax Fees(3)
Compliance	2,942,598	2,002,335
Planning and advice	1,286,618	898,086
Total tax fees	4,229,216	2,900,421
All Other Fees(4)	55,450	35,761
TOTAL	$9,898,128	$7,566,377

(1)	Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. For 2013, amounts relate to assurance services associated with the debt financing related to the Vivendi Share Repurchase Transaction.

(3)	Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)	All Other Fees: This category includes fees for all other services except those described above. For the year ended December 31, 2013, amounts relate to assistance with the Company’s XBRL filings, assistance with international industry filings and license fees paid for an online research tool. For the year ended December 31, 2012, amounts relate to advice related to the liquidation of a non-US subsidiary and license fees paid for an online research tool.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee or one or more members of the Audit Committee designated by the chair of the Audit Committee must approve all audit and non-audit services before they are provided by our independent auditors. The Audit Committee has delegated that authority to its chairperson. The Audit Committee’s chairperson has pre-approved services provided by our independent auditors that, while not specifically contemplated by the budget approved by the full Audit Committee, are of a type previously approved by the Audit Committee, provided that the fees with respect to any such service are expected to be less than $50,000. If and when such services are approved by other-than the full Audit Committee, the Audit Committee’s chairperson must report it to the Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

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The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

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PROPOSAL 5	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2014. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” above for a description of the services provided to us by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2012 and 2013.

Our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we believe that our stockholders should have the opportunity to ratify such appointment and we are requesting that they do so at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 5. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection for the next fiscal year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Mr. Kotick, our chief executive officer, and Mr. Kelly, the chairman of our board, may direct the voting of the shares held by ASAC II LP (i.e., ASAC), an exempted limited partnership established under the laws of the Cayman Islands, and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares which, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 24.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. As of April 7, 2014, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.8% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR proposal 5. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” above.

Similarly, at the Annual Meeting, Vivendi has agreed to vote any shares it holds which represent shares of our Common Stock in excess of 9.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi or in accordance with the recommendation, if any, of a majority of the directors who are “independent” under the NASDAQ Rules and who are otherwise not ineligible nominees within the meaning of our amended and restated investor agreement with Vivendi. Vivendi may otherwise direct the voting of its shares at its discretion. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions with Vivendi and its Affiliates—Amended and Restated Investor Agreement” above. As of April 7, 2014, Vivendi held shares representing approximately 11.6% of our issued and outstanding Common Stock.

The Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

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BENEFICIAL OWNERSHIP MATTERS

Security Ownership of our Officers and Directors

The following table sets forth information, as of April 1, 2014, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, and (3) all current executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

	Shares of Activision Blizzard Beneficially Owned
Name	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Robert J. Corti	97,492	(3)	203,584	(4)	301,076	*
Dennis Durkin	133,755		75,000	(5)	208,755	*
Brian G. Kelly	174,794,133	(6)	280,683	(7)	175,074,816	24.48%
Robert A. Kotick	174,561,576	(8)	3,997,348	(9)	178,558,924	24.84%
Barry Meyer	—		1,346	(10)	1,346	*
Robert J. Morgado	270,234	(11)	223,584	(12)	493,818	*
Michael Morhaime	173,767		659,723	(13)	833,490	*
Peter Nolan	15,298	(14)	2,498	(15)	17,796	*
Richard Sarnoff	95,492		145,250	(16)	240,742	*
Thomas Tippl(17)	83,086		44,427	(5)	127,513	*
Chris B. Walther(18)	51,695		—		51,695	*
Elaine Wynn	2,498		2,498	(10)	4,996	*
All current directors and executive officers as a group (15 persons)	178,540,094	(19)	6,154,941	(20)	184,695,035	25.62%

*	Less than 1%.

(1)	Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2014 (i.e., by May 31, 2014) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2014 (i.e., by May 31, 2014).

(2)	The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2014 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 714, 797,124, the total number of shares of our Common Stock outstanding on that date and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)	Consists of shares held jointly by Mr. Corti and his wife, JoAnn Corti, who share voting and investment power with respect to such shares.

(4)	Consists of (a) options to purchase 195,334 shares of our Common Stock and (b) 8,250 restricted share units, each representing the right to receive one share of our Common Stock.

(5)	Consists of options to purchase shares of our Common Stock.

(6)	Consists of (a) 171,968,042 shares held by ASAC, the general partner of which is a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kelly disclaims beneficial ownership except to the extent of his pecuniary interest therein, (b) 537,258 shares held by Mr. Kelly, (c) 472,865 shares held by an irrevocable trust for the benefit of Mr. Kelly’s minor children, as to which Mr. Kelly disclaims beneficial ownership, (d) 265,012 shares held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee, (e) 666,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership, (f) 874,472 shares held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership, and (g) 9,600 shares held in UTMA accounts for the benefit of Mr. Kotick’s minor children of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(7)	Consists of (a) options to purchase 262,998 shares of our Common Stock and (b) 17,685 restricted share units, each representing the conditional right to receive one share of our Common Stock, held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee.

(8)	Consists of (a) 171,968,042 shares held by ASAC, the general partner of which is a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kotick disclaims beneficial ownership except to the extent of his pecuniary interest therein, (b) 1,512,136 shares of our Common Stock held in the 10123B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (c) 1,076,598 shares held in the 1011 Foundation, Inc. a charitable foundation of which Mr. Kotick is the President, as to which Mr. Kotick disclaims beneficial ownership and (d) 4,800 shares held in a UTMA account for the benefit of Mr. Kotick’s minor relative of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(9)	Consists of (a) options to purchase 3,962,998 shares of our Common Stock held in the 10123B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, and (b) 34,350 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(10)	Consists of restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11)	Consists of (a) 239,743.32 shares of our Common Stock held by Mr. Morgado and (b)30,490.68 shares held by the Robert J. and Mary Lou Morgado Charitable Trust, a charitable foundation of which Mr. Morgado is a trustee, as to which Mr. Morgado disclaims beneficial ownership.

(12)	Consists of (a) options to purchase 215,334 shares of our Common Stock and (b) 8,250 restricted share units, each representing the right to receive one share of our Common Stock.

(13)	Consists of (a) options to purchase 650,000 shares of our Common Stock held by Mr. Morhaime and (b) options to purchase 9,723 shares of our Common Stock held by Mr. Morhaime’s wife, Amy Morhaime, who is employed by Blizzard Entertainment.

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(14)	Consists of (a) 12,800 shares held by the Nolan Family Trust and (b) 2,498 shares held by Mr. Nolan’s employer, Leonard Green and Partners, L.P., which Leonard Green and Partners received upon the vesting of restricted share units transferred to it by Mr. Nolan, as to which Mr. Nolan disclaims beneficial ownership.

(15)	Consists of restricted share units, each representing the conditional right to receive one share of our Common Stock, transferred by Mr. Nolan to his employer, Leonard Green and Partners, L.P., , as to which Mr. Nolan disclaims beneficial ownership.

(16)	Consists of (a) options to purchase 137,000 shares of our Common Stock and (b) 8,250 restricted share units, each representing the right to receive one share of our Common Stock.

(17)	Consists of equity held by the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of such trust and share voting and investment power with respect thereto.

(18)	Consists of equity held by the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton are co-trustees of such trust and share voting and investment power with respect thereto.

(19)	Includes shares of our Common Stock held indirectly by such individuals, as described above.

(20)	Includes (a) options to purchase 5,891,814 shares of our Common Stock and (b) 263,127 restricted share units, each representing the conditional right to receive one share of our Common Stock.

Security Ownership of Holders of 5% of More of Our Common Stock

The following table sets forth information as to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock as of December 31, 2013. The information in the table is based on a review of filings made with the SEC on Schedules 13D and 13G. As of December 31, 2013, there were 703,708,953 shares of our Common Stock outstanding. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

	Shares of Activision Blizzard Beneficially Owned		Percent of Outstanding Shares
Vivendi 42 avenue de Friedland, 75380 Paris Cedex 08, France	82,999,377	(1)	11.79%
ASAC II LP c/o Northern Trust Private Equity Administration, Department 2008, 801 South Canal Chicago, Illinois 60607	171,968,042	(2)	24.44%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	60,135,986	(3)	8.55%

(1)	This information is based on a Schedule 13D filed with the SEC on October 15, 2013.

(2)	This information is based on a Schedule 13D filed with the SEC on December 16, 2013. As previously noted, ASAC is an exempted limited partnership established under the laws of the Cayman Islands, acting by its general partner, ASAC II LLC. Mr. Kotick, our chief executive officer, and Mr. Kelly, chairman of our Board, are managers of ASAC II LLC.

(3)	This information is based on a Schedule 13G filed with the SEC jointly by FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company on February 13, 2014. FMR LLC and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 13,868,220 shares of our Common Stock and sole dispositive power over 60,135,986 shares of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2013, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis with the exception of Mr. Morgado, who reported a 2012 gift of shares of our Common Stock to a charitable trust on a Form 5 he filed for the year ended December 31, 2013.

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DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING; COMMUNICATING WITH THE BOARD

How do I nominate a director for election at the 2015 annual meeting and what is the deadline for that submission?

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at our 2015 annual meeting by providing proper notice to us in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, we must receive it no earlier than February 9, 2015 and no later than March 11, 2015 (unless the date of the 2015 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2014 Annual Meeting, in which case the notice must be submitted by the later of the 90th day before the 2015 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made). To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., the information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include the written consent of the nominee to serve if elected.

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Stockholder Recommendation of Director Candidates”.

How do I submit a proposal for the 2015 annual meeting and what is the deadline for that submission?

Stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2015 annual meeting by submitting their proposals to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, our Corporate Secretary must receive it on or before December 26, 2014 (unless the date of the 2015 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2014 Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2015 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

Stockholders who wish to present proposals before our 2015 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing proper notice to us in a timely manner and which contains the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it within the time period for the submission of director candidates, described under the immediately preceding question. To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder) and it must pertain to business which is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

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How do I communicate with the Board?

We think that communication with our stockholders is very important. To communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual Board member, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

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AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

How can I get a copy of the proxy statement if I only received a notice?

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2013 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

How can I get a copy of the 2013 annual report or the 2013 10-K?

Our annual report to stockholders for the period ended December 31, 2013, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2013, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by emailing ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

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OTHER MATTERS

Costs of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials we send to stockholders. The Company has hired Innisfree M&A Incorporated to assist with the distribution of proxy materials and solicitation of votes at a cost of approximately $15,000 plus any amount for disbursements and out-of-pocket expenses. We will reimburse brokers, banks and other nominees holding shares for beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by mail, telephone or email or other electronic means, by our directors, officers and regular employees without additional compensation.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire. It is important that you provide your proxy promptly so that we can avoid the additional expense of further solicitation.

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HELPFUL RESOURCES

Annual Meeting
Proxy Statement	investor.activision.com/sec.cfm
Annual Report	investor.activision.com/annuals.cfm
Voting for Record Holders	www.cstproxyvote.com
SEC Information on Proxy Matters	www.sec.gov/spotlight/proxymatters.shtml
Board of Directors
Board of Directors	www.activisionblizzard.com/board-of-directors
Audit Committee Charter	investor.activision.com/documentdisplay.cfm?DocumentID=4409
NCGC Charter	investor.activision.com/documentdisplay.cfm?DocumentID=4420
Compensation Committee Charter	investor.activision.com/documentdisplay.cfm?DocumentID=4419
Financial Reporting
Annual Reports	investor.activision.com/annuals.cfm
Quarterly Reports	investor.activision.com/results.cfm
Company Business
Corporate Website	www.activisionblizzard.com/
Senior Corporate Management	www.activisionblizzard.com/senior-corporate-management
Investor Relations	investor.activision.com/
Game Release Calendar	investor.activision.com/games.cfm
Events and Presentations	investor.activision.com/events.cfm
Governance Documents
Bylaws	investor.activision.com/documentdisplay.cfm?DocumentID=8711
Certificate of Incorporation	investor.activision.com/documentdisplay.cfm?DocumentID=8712
Code of Conduct	investor.activision.com/documentdisplay.cfm?DocumentID=13238
Governance Principles	investor.activision.com/documentdisplay.cfm?DocumentID=6693

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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APPENDIX A	RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Activision Blizzard, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2013	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,583	$1,053	$204	$187	$87	$584	$606	$490	$3,211
Less: Net effect from deferral in net revenues and related cost of sales(a)	(241)	(10)	-	2	(4)	-	-	-	(12)
Less: Stock-based compensation(b)	-	-	-	(17)	-	(33)	(7)	(53)	(110)
Less: Amortization of intangible assets(c)	-	-	-	-	(23)	-	-	-	(23)
Less: Fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings(d)	-	-	-	-	-	-	-	(79)	(79)
NON-GAAP MEASUREMENT	$4,342	$1,043	$204	$172	$60	$551	$599	$358	$2,987

Year Ended December 31, 2013	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,372	$1,010	$0.96	$0.95
Less: Net effect from deferral in net revenues and related cost of sales(a)	(229)	(150)	(0.14)	(0.14)
Less: Stock-based compensation(b)	110	71	0.07	0.07
Less: Amortization of intangible assets(c)	23	14	0.01	0.01
Less: Fees and other expenses related to Vivendi Share Repurchase Transaction and related debt financings(d)	79	54	0.05	0.05
NON-GAAP MEASUREMENT	$1,355	$999	$0.95	$0.94

(a)	Reflects the net change in deferred net revenues and related cost of sales.

(b)	Includes expense related to stock-based compensation.

(c)	Reflects amortization of intangible assets from purchase price accounting.

(d)	Reflects fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings.

The Company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common stockholders and participating security holders. Net income attributable to Activision Blizzard, Inc. common stockholders used to calculate non-GAAP earnings per common share assuming dilution was $976 million for the year ended December 31, 2013 as compared to the total non-GAAP net income of $999 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

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Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2012	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,856	$1,116	$263	$194	$89	$604	$578	$561	$3,405
Less: Net effect from deferral in net revenues and related cost of sales(a)	131	-	1	36	3	-	-	-	40
Less: Stock-based compensation(b)	-	-	-	(9)	-	(20)	(8)	(89)	(126)
Less: Amortization of intangible assets(c)	-	-	-	-	(30)	-	-	-	(30)
NON-GAAP MEASUREMENT	$4,987	$1,116	$264	$221	$62	$584	$570	$472	$3,289

Year Ended December 31, 2012	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,451	$1,149	$1.01	$1.01
Less: Net effect from deferral in net revenues and related cost of sales(a)	91	84	0.07	0.07
Less: Stock-based compensation(b)	126	98	0.09	0.09
Less: Amortization of intangible assets(c)	30	19	0.02	0.02
NON-GAAP MEASUREMENT	$1,698	$1,350	$1.19	$1.18

(a)	Reflects the net change in deferred net revenues and related cost of sales.

(b)	Includes expense related to stock-based compensation.

(c)	Reflects amortization of intangible assets from purchase price accounting.

The Company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common stockholders and participating security holders. Net income attributable to Activision Blizzard, Inc. common stockholders used to calculate non-GAAP earnings per common share assuming dilution was $1,322 million for the year ended December 31, 2012 as compared to the total non-GAAP net income of $1,350 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

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Reconciliation of GAAP and Non-GAAP Net Revenues by Distribution Channel

(Amounts in millions)

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total(1)	Amount	% of Total(1)	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$2,701	59%	$3,013	62%	$(312)	(10)%
Digital online channels(2)	1,559	34	1,537	32	22	1
Total Activision and Blizzard	4,260	93	4,550	94	(290)	(6)
Distribution	323	7	306	6	17	6
TOTAL CONSOLIDATED GAAP NET REVENUES	4,583	100	4,856	100	(273)	(6)
Change in Deferred Net Revenues(3)
Retail channel	(247)		69
Digital online channels(2)	6		62
TOTAL CHANGES IN DEFERRED NET REVENUES	(241)		131
Non-GAAP Net Revenues by Distribution Channel
Retail channel	2,454	57	3,082	62	(628)	(20)
Digital online channels(2)	1,565	36	1,599	32	(34)	(2)
Total Activision and Blizzard	4,019	93	4,681	94	(662)	(14)
Distribution	323	7	306	6	17	6
TOTAL NON-GAAP NET REVENUES(4)	$4,342	100%	$4,987	100%	$(645)	(13)%

(1)	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due of the impact of rounding.

(2)	Net revenues from digital online channels represents revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(3)	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4)	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

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Reconciliation of Operating Segments and Consolidated Net Revenues and Income from Operations

(Amounts in millions)

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total(1)	Amount	% of Total(1)	(Decrease)	(Decrease)
Segment net revenues:
Activision(2)	$2,895	67%	$3,072	62%	$(177)	(6)%
Blizzard(3)	1,124	26	1,609	32	(485)	(30)
Distribution(4)	323	7	306	6	17	6
Operating segment total	4,342	100%	4,987	100%	(645)	(13)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	241		(131)
CONSOLIDATED NET REVENUES	$4,583		$4,856		$(273)	(6)%
Segment income from operations:
Activision(2)	$971		$970		$1	-%
Blizzard(3)	376		717		(341)	(48)
Distribution(4)	8		11		(3)	(27)
Operating segment total	1,355		1,698		(343)	(20)
Reconciliation to consolidated operating income (loss) and consolidated income (loss) before income tax expense:
Net effect from deferral of net revenues and related cost of sales	229		(91)
Stock-based compensation expense	(110)		(126)
Amortization of intangible assets	(23)		(30)
Fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings(5)	(79)		-
Consolidated operating income	1,372		1,451		(79)	(5)
Investment and other income (expense), net	(53)		7
CONSOLIDATED INCOME BEFORE INCOME TAX EXPENSE	$1,319		$1,458		$(139)	(10)%
Operating margin from total operating segments	31.2%		34.0%

(1)	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

(2)	Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(3)	Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(4)	Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(5)	Reflects fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings.

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APPENDIX B	ACTIVISION BLIZZARD, INC. 2014 INCENTIVE PLAN

1.	Purpose. The purpose of the Activision Blizzard, Inc. 2014 Incentive Plan is to attract and retain directors, officers and other employees of and consultants to Activision Blizzard, Inc., a Delaware corporation, and its Subsidiaries, and to provide to such persons incentives and rewards for performance.

2.	Definitions. As used in the Plan:

(a)	“Award” means a grant of a Stock Option, SARs, Performance Shares, Performance Units or a Senior Executive Bonus or a grant or sale of Restricted Shares, Restricted Share Units or an award contemplated by Section 10.

(b)	“Base Price” means the price per share specified in an Evidence of Award of a Freestanding SAR.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” means the Compensation Committee of the Board or such other committee of the Board responsible for administering the Plan pursuant to Section 11.

(f)	“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12.

(g)	“Company” means Activision Blizzard, Inc., a Delaware corporation, and its successors.

(h)	“Covered Employee” means an “executive officer” of the Company within the meaning of Rule 3b-7 promulgated under the Exchange Act (or any successor rule).

(i)	“Date of Grant” means the date on which the Committee determines the terms of an Award (including the number of Common Shares to which it pertains, if any) or such later (but not earlier) date as may be specified by the Committee as the date on which such Award becomes effective.

(j)	“Director” means a member of the Board of Directors of the Company.

(k)	“Effective Date” means the date of approval of the Plan by the Company’s stockholders.

(l)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

(n)	“Exercise Price” means the purchase price per share payable on exercise of a Stock Option.

(o)	“Fiscal Year” means the fiscal year of the Company.

(p)	“Freestanding SAR” means a SAR that is not granted in tandem with a Stock Option.

(q)	“Incentive Stock Option” means a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)	“Management Objectives” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Senior Executive Plan Bonuses, or, when so determined by the Committee, Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and other Awards pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Fiscal Year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.Financial objectives need not be determined in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Management Objectives applicable to any Award to a Covered Employee which is intended to be deductible under Section 162(m) of the Code will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

(A)	Adjusted net earnings

(B)	Appreciation in and/or maintenance of the price of Common Shares (or any other publicly-traded securities of the Company), including, without limitation, comparisons with various stock market indices

(C)	Attainment of strategic and operational initiatives

(D)	Budget

(E)	Cash flow (including, without limitation, free cash flow)

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(F)	Cost of capital

(G)	Cost reduction

(H)	Earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization)

(I)	Gross profits

(J)	Maintenance of internal controls over financial reporting and corporate governance practices

(K)	Market share

(L)	Market value added

(M)	Net income

(N)	Net sales

(O)	Operating profit and operating income

(P)	Pretax income before allocation of corporate overhead and bonus

(Q)	Quality

(R)	Recruitment and development of associates

(S)	Reductions in costs

(T)	Return on assets and return on net assets

(U)	Return on equity

(V)	Return on invested capital

(W)	Sales and sales growth

(X)	Successful acquisition/divestiture

(Y)	Total stockholder return and improvement of stockholder return

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(s)	“Market Value per Share” means, as of any particular date, (i) one hundred percent (100%) of the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

(t)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Stock Option.

(u)	“Participant” means a person who is selected by the Committee to receive benefits under the Plan and who is at the time an officer, employee, consultant, advisor or director of the Company or of any Subsidiary.

(v)	“Performance Period” means, in respect of a Performance Share, Performance Unit or Senior Executive Plan Bonus, a period of time established pursuant to Section 8 or Section 9, as the case may be, within which the Management Objectives or, in the case of a Performance Share or Performance Unit, other performance criteria relating to such Award are to be achieved. The Performance Period for a Senior Executive Plan Bonus will be the Fiscal Year and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(w)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8.

(x)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y)	“Plan” means this Activision Blizzard, Inc. 2014 Incentive Plan, as may be amended from time to time.

(z)	“Prior Plan” means any of the following: (i) Activision, Inc. 1998 Incentive Plan, as amended, (ii) Activision, Inc. 1999 Incentive Plan, as amended, (iii) Activision, Inc. 2001 Incentive Plan, as amended, (iv) Activision, Inc. 2002 Incentive Plan, as amended, (v) Activision, Inc. 2002 Executive Incentive Plan, as amended, (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended, (vii) Activision, Inc. 2003 Incentive Plan, as amended, (viii) Activision, Inc. 2007 Incentive Plan; and (ix) Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated.

(aa)	“Related SAR” means a SAR granted pursuant to Section 5 that is granted in tandem with a Stock Option.

(bb)	“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(cc)	“Restricted Share Unit” means an award granted pursuant to Section 7 of the right to receive Common Shares or cash at the end of a specified period.

(dd)	“RSU Vesting Period” means the period of time during which Restricted Share Units are subject to deferral limitations, as provided in Section 7.

(ee)	“SAR” or “Share Appreciation Right” means a right granted pursuant to Section 5 to receive a percentage of the Spread upon exercise, and includes both Freestanding SARs and Related SARs.

(ff)	“Senior Executive Plan Bonus” means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 9.

(gg)	“Spread” means the excess of the Market Value per Share on the date when a SAR is exercised over the Exercise Price or Base Price provided for in the related Stock Option or Freestanding SAR, respectively.

(hh)	“Stock Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

(ii)	“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not

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have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interests representing the right generally to make decisions for such other entity are, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

3.	Shares Available Under the Plan.

(a)	Subject to adjustment as provided in Section 12, the number of Common Shares that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of SARs, (iii) as Restricted Shares, (iv) in payment of Restricted Share Units, (v) in payment of Performance Shares or Performance Units, (vi) in payment of Senior Executive Bonuses, (vii) as or pursuant to Awards contemplated by Section 10, or (viii) in payment of dividend equivalents paid with respect to Awards made under the Plan will not exceed in the aggregate 46,000,000 Common Shares, which maximum number will be increased by the following: (A) the number of shares relating to awards outstanding under any Prior Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled without the issuance of shares, (2) are settled in cash in lieu of shares, or (3) are exchanged with the Committee’s permission, prior to the issuance of Common Shares, for awards not involving Common Shares; (B) if the exercise price of any stock option outstanding under any Prior Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan as of the Effective Date are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares; and (C) if a share appreciation right under any Prior Plan as of the Effective Date is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the share appreciation right was exercised and the number of shares actually issued or transferred.

(b)	Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Common Shares, or is settled in cash in lieu of Common Shares, or is exchanged with the Committee’s permission, prior to the issuance of Common Shares, for an Award not involving Common Shares, the number of Common Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the Exercise Price of any Stock Option is, or the tax withholding requirements with respect to any Award are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a SAR is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the SAR was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Common Shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of Common Shares available for issuance or transfer under the Plan. Shares utilized under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

(c)	Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 12:

(i)	The number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 46,000,000.

(ii)	The number of shares issuable or transferable in respect of Stock Options and SARs granted to any one Participant in a single Fiscal Year may not exceed 4,000,000 in the aggregate.

(iii)	The number of (A) Restricted Shares granted to any one Participant in a single Fiscal Year and (B) Common Shares issuable or transferable in respect of Restricted Share Units granted to such Participant in such Fiscal Year, may not exceed 3,000,000 in the aggregate.

(iv)	The number of Performance Shares granted to any one Participant in a single Fiscal Year may not exceed 6,000,000 in the aggregate.

(v)	The value of Performance Units granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

(vi)	The amount of any Senior Executive Plan Bonuses paid to any one Participant for any single Fiscal Year may not exceed $10,000,000 in the aggregate.

(vii)	The number of Common Shares issuable or transferable in respect of Awards contemplated by Section 10 granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate. The value of any Awards contemplated by Section 10 that do not involve the issuance or transfer of Common Shares granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

(d)	Subject to the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, if a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

4.	Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares.

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Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains.

(b)	Each grant will specify an Exercise Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)	Each grant may specify that the Exercise Price will be payable (i) by bank check or certified check or by wire transfer of immediately available funds, (ii) through the delivery of irrevocable instructions, in form acceptable to the Company, to a brokerage firm approved by the Optionee to sell some or all of the Common Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Common Shares being purchased, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

(d)	Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(e)	Each grant will specify the period or periods of continuous employment or other service by the Optionee with the Company or a Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable. A grant of Stock Options may provide for the accelerated vesting and exercisability of all or a portion of such Stock Options in the event of the retirement, death, disability or other termination of the Optionee’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(f)	A grant of Stock Options may specify Management Objectives or other performance criteria that must be achieved as a condition to the exercise of such rights or that may result in the accelerated exercisability of such rights.

(g)	Stock Options may be (i) options that are intended to qualify under the Code as Incentive Stock Options, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.

(h)	The exercise of a Stock Option will result in the cancellation on a share- for-share basis of any Related SAR authorized under Section 5.

(i)	No Stock Option will be exercisable more than 10 years from the Date of Grant.

(j)	Each grant of Stock Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

5.	SARs. The Committee may also authorize the grant to any Optionee of Related SARs in respect of Stock Options granted hereunder and the grant to any Participant of Freestanding SARs. A Related SAR will be a right of the Optionee, exercisable by surrender of the related Stock Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Related SARs must be granted concurrently with the related Stock Option. A Freestanding SAR will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of SARs may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains.

(b)	Each grant of Freestanding SARs will specify the Base Price, which may not be less than the Market Value per Share on the Date of Grant.

(c)	Upon exercise, each SAR will be payable in Common Shares having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread).

(d)	A grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

(e)	A grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f)	A grant may specify that the exercisability of a SAR may be conditioned on, or may be accelerated in whole or in part in the event of, the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(g)	A grant of SARs may specify Management Objectives or other performance criteria that must be achieved as a condition of the exercise of such SARs or that may result in the accelerated exercisability of such SARs.

(h)	Each grant of SARs will be evidenced by an Evidence of Award, which Evidence of Award will describe such SARs, identify the related Stock Options (if applicable), and contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

(i)	A grant of Related SARs will provide that such Related SARs may be exercised only at a time when the related Stock Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Stock Option for cancellation. Successive grants of Related SARs may be made to the same Participant regardless of whether any Related SARs previously granted to the Participant remain unexercised.

(j)	Successive grants of Freestanding SARs may be made to the same Participant regardless of whether any Freestanding SARs previously granted to the Participant remain unexercised.

(k)	No Freestanding SAR granted under the Plan may be exercised more than 10 years from the Date of Grant.

6.	Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services or other benefit to the Company, entitling such Participant

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to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture (within the meaning of Section 83 of the Code) and restrictions on transfer hereinafter referred to. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

(c)	Each such grant or sale will specify the period or periods of continuous employment or other service by the Participant with the Company or a Subsidiary (or other risk of forfeiture) that must be satisfied before the restrictions specified pursuant to this Section 6 will lapse and the Restricted Shares will become vested, and/or may provide that all or a portion of the restrictions on the Restricted Shares will lapse upon the achievement of Management Objectives or other performance criteria (as provided in Section 6(e) below).

(d)	Each such grant or sale will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	A grant of Restricted Shares may specify Management Objectives or other performance criteria that, if achieved, will result in the lapse or early lapse of the restrictions applicable to all or a portion of such Restricted Shares. Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares with respect to which restrictions will lapse if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

(f)	Notwithstanding anything to the contrary contained in the Plan, a grant or sale of Restricted Shares may provide for the acceleration in whole or in part of the lapse of the restrictions on the Restricted Shares in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(g)	A grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(h)	Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all Restricted Shares will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.

7.	Restricted Share Units. The Committee may also authorize the grant or sale of Restricted Share Units to Participants. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services or other benefit to the Company, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives or other performance criteria) during the RSU Vesting Period as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains.

(b)	Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units which will vest if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

(c)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)	Notwithstanding anything to the contrary contained in the Plan, a grant or sale may provide for the accelerated vesting of Restricted Share Units and the lapse or other modification of the RSU Vesting Period in whole or in part in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(e)	During the RSU Vesting Period, the Participant will have no rights of ownership in the Restricted Share Units and will have no right to vote Common Shares underlying the Restricted Share Units. An Evidence of Award may, but is not required to, authorize the payment of dividend equivalents on Restricted Share Units, in cash, Common Shares or additional Restricted Share Units, which may be on a current, deferred or contingent basis.

(f)	Each grant or sale will specify the time and manner of payment of the Restricted Share Units that have been earned. A grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g)	Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

8.	Performance Shares and Performance Units. The Committee may also authorize the grant of Performance Shares and Performance Units that will become payable to a Participant upon achievement

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of specified Management Objectives or other performance criteria during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Performance Shares or Performance Units to which it pertains, and may provide for an adjustment to that number in the case of changes in compensation or other factors.

(b)	The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the Date of Grant, which may be subject to earlier lapse or other modification in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(c)	A grant of Performance Shares or Performance Units will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives or other performance criteria a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives or criteria.

(d)	Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. A grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e)	A grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. A grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f)	At the Date of Grant of Performance Shares, the Committee may, but is not required to, provide for the payment of dividend equivalents to the holder thereof, in cash, Common Shares or additional Performance Shares, which may be on a current, deferred or contingent basis.

(g)	Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

9.	Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 3(b)(vii), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	No later than 90 days after the first day of the Fiscal Year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such Fiscal Year.

(b)	Following the close of the Fiscal Year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) Common Shares having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable, or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c)	The Committee may provide that, if a change in control of the Company occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. In such event, the Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.

(d)	Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

10.	Other Awards.

(a)	In addition to Stock Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units and Senior Executive Plan Bonuses, the Committee may, subject to limitations under applicable law, make other Awards (i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, (ii) with value and payment contingent upon performance of the Company or specified Subsidiaries or other business units thereof or any other factors designated by the Committee (including, without limitation, achievement of Management Objectives), or (iii) valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Common Shares delivered

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pursuant to an Award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or a supplement to any other Award made under the Plan, may also be made pursuant to this Section 10.

(c)	The Committee may grant Common Shares as a bonus, or may make other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee from time to time.

(d)	Each award made pursuant to this Section 10 will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

11.	Administration of the Plan.

(a)	The Plan will be administered by the Committee. The composition of the Committee will comply with applicable independence requirements under the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, and the Board will also consider the advisability of appointing to the Committee members who satisfy the requirements of (i) the definition of the term “non-employee director” used Rule 16b-3 promulgated under the Exchange Act and (ii) the definition of the term “outside director” used in Section 162(m) of the Code.

(b)	The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee of the Committee or to any other committee of the Board or a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such committee or subcommittee.

(c)	Notwithstanding any other provision of the Plan, any Award to a member of the Committee must be approved by the Board to be effective.

(d)	The Committee will have sole discretion to (i) interpret any provision of the Plan or an Evidence of Award, (ii) make any determination necessary or advisable for the administration of the Plan and Awards hereunder, and (iii) waive any condition or right of the Company under an Award or discontinue or terminate an Evidence of Award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Committee with respect to the Plan or an Award, including whether to grant or withhold any required consent, will be made by the Committee in its sole and absolute discretion, subject to the terms of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of the Plan or of any such Evidence of Award will be final and conclusive.

(e)	The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been so delegated, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing and subject to applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards to an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards made pursuant to the authority delegated.

12.	Adjustments. The Committee will make or provide for such adjustments in the number of Common Shares authorized under Section 3, in the number of Common Shares covered by outstanding Awards, in the Exercise Price of outstanding Stock Options and any amounts payable for Common Shares under other outstanding Awards, in the Base Price of outstanding SARs, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3(c) as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Committee will make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

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13.	Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

14.	Transferability.

(a)	Except as provided below or as otherwise determined by the Committee, (i) no Award will be transferable by a Participant except by will or the laws of descent and distribution and (ii) Stock Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/ or court supervision. With the consent of the Company, which may be granted or withheld in its sole and absolute discretion, a Participant may transfer an Award for estate planning purposes or pursuant to a domestic relations order; provided that such transferee will be bound by and subject to all of the terms and conditions of the Plan and the Evidence of Award relating to the Award and executes an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option or any Related SAR granted in tandem therewith may be transferred.

(b)	The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the RSU Vesting Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or a Senior Executive Plan Bonus or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer specified pursuant to Section 6, will be subject to further restrictions on transfer.

15.	Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made to, or benefit realized by, a Participant or other person under the Plan, and the amounts available to the Company or Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

16.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code. The Plan and any Awards hereunder will be administrated in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of the Treasury or the Internal Revenue Service.

17.	Amendments.

(a)	The Committee may at any time and from time to time amend or suspend the Plan in whole or in part; provided, however, that, if an amendment must be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which the Common Shares are then listed or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Without intending to limit the generality or effect of the foregoing, if an amendment to the Plan would increase the number of Common Shares that may be issued or transferred upon the exercise of Incentive Stock Options, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)	The Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Base Price. Furthermore, no Stock Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or Base Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Stock Options and SARs and will not be construed to prohibit the adjustments provided for in Section 12.

(c)	Subject to Section 17(b) hereof, the Committee may amend the terms of any Award under the Plan prospectively or retroactively. Subject to Section 12, no amendment to any Award may materially and adversely affect the rights of any Participant taken as a whole without his or her consent.

(d)	If permitted by Section 409A of the Code, in case of termination of employment by reason of the death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the RSU Vesting Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or

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any other Award made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b), the Committee may, in its sole discretion, accelerate the time at which such Stock Option, SAR or other Award may be exercised, the time at which such risk of forfeiture or prohibition or restriction on transfer will lapse, the time when such RSU Vesting Period will end, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such Award.

(e)	The Committee may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

18.	Governing Law. The Plan and all Awards and actions taken thereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

19.	Term of Plan. The Plan will be effective as of the Effective Date. No Award will be made under the Plan more than 10 years after the Effective Date, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20.	Miscellaneous Provisions.

(a)	The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or a Subsidiary, nor will it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit with respect to an Award hereunder in the event of termination of employment or other relationship, even if the termination is in violation of an obligation of the Company or a Subsidiary to the Participant. The Committee’s making of an Award to a Participant hereunder will not confer upon the Participant any right to receive any other Awards hereunder or under any other plan or arrangement.

(c)	Any Evidence of Award may provide for the effect on any Common Shares issued or other payment made with respect to the Award of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to the Company or any Subsidiary.

(d)	Notwithstanding any other provision of the Plan or any Award to the contrary, no Award may be effectuated, through exercise by the holder thereof or otherwise, if the delivery of cash or stock to the holder of such Award pursuant to the terms thereof would be, based on advice of counsel to the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan. Notwithstanding any other provision of the Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the Plan or an Award will be made for such consideration as is required by applicable law to ensure that such Common Shares are validly issued, fully paid and nonassessable upon such issuance.

(e)	Absence on leave approved by a duly constituted officer of the Company or a Subsidiary will not be considered interruption or termination of service of any employee for any purposes of the Plan or an Award, except that no Award may be made to an employee while he or she is absent on leave.

(f)	No Participant will have any rights as a stockholder with respect to any Common Shares subject to an Award made to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(g)	The Committee may condition any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)	If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, will be stricken and the remainder of the Plan will remain in full force and effect.

(i)	Each individual who is or has been a member of the Board or a committee appointed by the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof with the Company’s approval, or paid in satisfaction of any judgment in any such action, suit or proceeding against the individual, provided the Company is given the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before the individual undertakes to handle and defend such claim, action, suit or proceeding on his or her own behalf, unless such loss, cost, liability or expense is a result of such individual’s own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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APPENDIX C	THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACTIVISION BLIZZARD, INC.

ACTIVISION BLIZZARD, INC~~. (the “Corporation”),~~., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

(1)	The name of the Corporation is Activision Blizzard, Inc.

(2)	The Corporation was originally incorporated in the state of Delaware under the name “Activision Holdings, Inc.” ~~and~~by the filing of the original certificate of incorporation of the Corporation ~~was filed~~ with the office of the Secretary of State of the State of Delaware on February 17, 2000.

(3)	~~This Amended and Restated Certificate of Incorporation~~The certificate of incorporation was amended and restated on June 2, 2000 (as further amended by that certain certificate of amendment filed with the office of the Secretary of State of the State of Delaware on June 9, 2001 pursuant to which the name of the Corporation was changed to “Activision, Inc.” and as further amended by that certain certificate of amendment so filed on August 23, 2001, that certain certificate of amendment so filed on December 29, 2003 and that certain certificate of amendment so filed on April 4, 2005, the “Amended and Restated Certificate of Incorporation”).

(4)	The Amended and Restated Certificate of Incorporation was amended and restated on July 9, 2008 in order to, among other things, change the name of the Corporation to “Activision Blizzard, Inc.” (as further amended by that certain certificate of amendment filed with the office of the Secretary of State of the State of Delaware on August 15, 2008, the “Second Amended and Restated Certificate of Incorporation”).

~~(3)~~(5)	This third amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

~~(4)~~(6)	The text of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended ~~hereby is~~ and restated ~~to~~ by this Third Amended and Restated Certificate of Incorporation, shall, upon the effectiveness hereof, read in its entirety~~,~~ as follows:

ARTICLE I

Section 1.1.	Name. The name of the Corporation is: Activision Blizzard, Inc. (the “Corporation”)

ARTICLE II

Section 2.1.	Registered ~~Officer~~Office. The registered office of the Corporation is ~~to be~~ located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

Section 3.1.	Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “DGCL”).

ARTICLE IV

Section 4.1.	Capital Stock.

(a)	The total number of shares of capital stock which the Corporation shall have authority to issue is ~~One~~ Two Billion ~~Two~~ Four Hundred Five Million (~~1,205~~2,405,000,000) shares, of which Five Million (5,000,000) shares are designated Preferred Stock, par value ~~$.~~ $0.000001 per share and aggregate par value of Five Dollars ($5.00) (the “Preferred Stock”), and of which ~~One~~Two Billion ~~Two~~Four Hundred Million (~~1,200~~2,400,000,000) shares are designated Common Stock, par value ~~$.~~$0.000001 per share and aggregate par value of ~~One~~TwoThousand ~~Two~~Four Hundred Dollars ($~~1,200~~2,400.00) (the “Common Stock”).

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(b)	The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority in voting power of the outstanding stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.2.	Preferred Stock.

(a)	The Preferred Stock authorized by this Third Amended and Restated Certificate of Incorporation may be issued by the Board of Directors from time to time in one or more series.

(b)	The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences of any wholly unissued class or series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

Section 4.3.	Common Stock.

(a)	Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

(b)	In the event of the voluntary or involuntary liquidation, distribution or winding up of the Corporation, holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders.

(c)	The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

Section 4.4.	Certain Limitations. Notwithstanding anything in this Article IV to the contrary, pursuant to Section 1123(a)(6) of the Bankruptcy Code of 1978, as amended, the Corporation shall be prohibited from authorizing the issuance of any class, or series thereof, of nonvoting equity shares, within the meaning of such section.

ARTICLE V

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

Section 5.1.	Number of Directors~~; Quorum Requirements for Committees.~~

~~(a)~~ .	The number of directors of the Corporation shall be such as from time to time ~~shall be~~ fixed by, or in the manner provided in the ~~by-laws.~~Corporation’s bylaws. Election of directors need not be by ballot unless the ~~by-laws~~bylaws so provide.

~~(b)~~	~~Prior to the first occurrence of a Triggering Event, a quorum for any duly called and noticed meeting of any committee of the Board of Directors (other than an Exempt Committee (as defined in the by-laws of the Corporation)), whether regular or special, shall require the presence, in person, of a majority of the total number of directors appointed to such committee including at least one of the Independent Directors appointed to such committee; provided, however if a quorum is not obtained at a duly called and noticed meeting of any committee (other than an Exempt Committee) because no Independent Director is present, then for purposes of the next duly called and noticed meeting of such committee, whether regular or special, a quorum for such meeting shall require the presence, in person, of a number of directors equal to a majority of the total number of directors appointed to such committee.~~

Section 5.2.	Powers of the Board of Directors.

(a)	The Board of Directors shall have power, without the assent or vote of the stockholders: to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)	The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented

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in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of ~~directors’~~directors’ interest, or for any other reason.

(c)	In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware~~, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made~~ and of this Third Amended and Restated Certificate of Incorporation.

Section 5.3.	Amendment of ~~By-laws.~~

~~(a)~~	~~The~~ Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have power, without the assent or vote of the stockholders, to alter, amend, change, add to, repeal, rescind or make new ~~by-laws~~bylaws of the Corporation ~~(to~~. In addition, the ~~extent not inconsistent with this Section 5.3); provided, however, that~~

~~(i)~~	~~Sections 2.4, 2.6(a), 2.14 and Section 8.4 (as it relates to the foregoing Sections) of the by-laws~~bylaws may be altered, amended, changed, added to, repealed~~,~~or rescinded, or new ~~by-laws of the Corporation~~ bylaws may be made ~~that are inconsistent with such Sections only~~, by the affirmative vote of the holders of ~~capital stock of the Corporation representing~~ at least a majority of the voting power of the outstanding ~~then outstanding~~ shares ~~of capital stock of the Corporation~~ entitled to vote thereon~~;~~.

~~(ii)~~	~~Section 3.3 and Section 8.4 (as it relates to the foregoing Section) of the by-laws may be altered, amended, changed, added to, repealed, rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon;~~

~~(iii)~~	~~Sections 3.2(b), 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f) and Section 8.4 (as it relates to the foregoing Sections) of the by-laws may be altered, amended, changed, added to, repealed, rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by (A) prior to the first occurrence of a Triggering Event, the affirmative vote of (1) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (2) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares or (B) after the first occurrence of a Triggering Event, the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon;~~

~~(iv)~~	~~Section 2.3 and Section 8.4 (as it relates to the foregoing Section) of the by-laws may be altered, amended, changed, added to or repealed or rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by the affirmative vote of (A) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (B) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares; and~~

~~(v)~~	~~Sections 3.12, 4.3 and Section 8.4 (as it relates to the foregoing Sections) of the by-laws may be altered, amended, changed, added to or repealed or rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by (A) the Board of Directors in accordance with the provisions of Section 3.12 and 8.4 of the bylaws of the Corporation or (B) the affirmative vote of (x) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (y) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares.~~

~~(b)~~	~~In addition to any vote required by law, the affirmative vote of (i) holders of capital stock of the Corporation representing at least a majority of the shares of capital stock of the Corporation and (ii) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares shall be required in order to (A) alter, amend, repeal or rescind Section 3.3(b) of the by-laws of the~~

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~~Corporation to decrease the percentages in the definitions of “Triggering Event” and “Termination Event” set forth therein or (B) alter, amend, repeal or rescind any of the by-laws of the Corporation in a manner that would be beneficial to Vivendi and its Controlled Affiliates, in their capacities as stockholders of the Corporation, other than any alterations, amendments, repeals, or rescissions that affect the rights of all stockholders in the same manner.~~

~~(c)~~	~~Subject to Section 5.3(a) and 5.3(b) hereof, the by-laws of the Corporation may be altered, amended, changed, added to, repealed, rescinded or new by-laws may be made by the affirmative vote of holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.~~

Section 5.4.	Amendment of Certificate of Incorporation.

~~(a)~~	~~Subject to Section 5.4(b) hereof, Sections 5.3(a)(i), 5.3(a)(ii) and 5.3(c) and Articles VIII and IX of this~~ The Corporation reserves the right to alter, amend, change, add to, repeal or rescind any provision contained in this Third Amended and Restated Certificate of Incorporation ~~may only be altered, amended, changed, added to, repealed, or rescinded by the affirmative vote of holders of capital stock of the Corporation entitled to vote thereon representing more than 66 2/3% of the shares entitled to be voted thereon.~~

~~(b)~~	~~Sections 5.1(b) and 5.3(a)(iii) of this~~ in the manner now or hereafter prescribed in this Third Amended and Restated Certificate of Incorporation ~~may only be altered, amended, changed, added to, repealed, or rescinded by (i) prior to the first occurrence of a Triggering Event, the affirmative vote of (A) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (B) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares or (ii) after the first occurrence of a Triggering Event, the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.~~

~~(c)~~	~~Sections 5.3(a)(iv), 5.3(a)(v), 5.3(b), 8.2, 8.3, 8.5 and 9.1(b) of this Certificate of Incorporation may only be altered, amended, changed, added to, repealed, or rescinded by the affirmative vote of (i) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (ii) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares~~ or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE VI

Section ~~6.1.~~	~~Voting Powers of Stockholder Designees. Prior to the first occurrence of a Triggering Event, at each meeting of the Board of Directors or any committee thereof (other than Exempt Committees (as defined in Section 3.10(d) of the by-laws of the Corporation)), each Stockholder Designee present at such meeting shall have, and be entitled to cast at such meeting, a number of votes equal to the quotient of (i) the sum of (1) the total number of Stockholder Designees on the Board of Directors or committee thereof plus (2) the total number of Vivendi Designees (other than Stockholder Designees) on the Board of Directors or committee thereof that are not present at such meeting, divided by (ii) the total number of Stockholder Designees present at such meeting.~~

~~ARTICLE VII~~

~~Section 7~~Section 6.1.	Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented.

Section ~~7~~6.2.	Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify the directors and officers of the Corporation under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ~~by-law~~bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such a person.

Section ~~7~~6.3.	Amendments to Article ~~VII~~ VI. Any modification of this Article ~~VII~~ VI by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such appeal on modification.

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~~ARTICLE VIII~~

~~Section 8.1.~~	~~Relationship With Vivendi. Because Vivendi, through its Controlled Affiliates, is the majority stockholder of the Corporation, and in anticipation that the Corporation and Vivendi may engage in similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Vivendi (including service of officers and directors of Vivendi as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Vivendi and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~

~~Section 8.2.~~	~~Business Activities.~~

~~(a)~~	~~Subject to Section 8.2(b) and except as Vivendi may otherwise agree in writing, neither Vivendi nor any of its Affiliates shall have a duty to refrain from engaging, directly or indirectly in the same or similar business activities or lines of business as the Corporation other than in a Competing Business. Subject to Section 8.2(b), to the fullest extent permitted by law, neither Vivendi nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Vivendi or of such person’s participation therein.~~

~~(b)~~	~~Neither Vivendi nor any of its Controlled Affiliates shall engage, directly or indirectly, in any Competing Business; provided, however, that the businesses conducted by Vivendi and its Controlled Affiliates as of the Closing Date (as defined in the Business Combination Agreement) and reasonable enhancements, extensions and derivations thereof shall not be considered to be Competing Businesses for purposes of this Article VIII. So long as the majority of the Board of Directors are Vivendi Designees, neither Vivendi nor any of its Controlled Affiliates shall, directly or indirectly, acquire a majority of the equity interests or assets of any Person that is, or controls, a Competing Business; provided, however, Vivendi shall not be prohibited from acquiring, merging or participating in any business combination with any Person which contains a subsidiary, segment or division in a Competing Business (a “Qualifying Entity”) if (1) such Qualifying Entity is an Immaterial Entity or (2) if such Qualifying Entity is not an Immaterial Entity, Vivendi complies with the provisions of clauses (i) and (ii) below:~~

~~(i)~~	~~If Vivendi acquires a Qualifying Entity that is not an Immaterial Entity, it shall give written notice to the Corporation (an “Option Notice”) within fifteen (15) days of such acquisition, which notice shall set forth the name and a brief description of the Qualifying Entity as well as a statement of the value of such Qualifying Entity based upon the consideration paid by Vivendi in respect of the acquisition of such Qualifying Entity (the “Qualifying Entity Value”) and the terms of such acquisition. Upon the giving of such Option Notice, the Corporation or any of its wholly-owned Subsidiaries shall have the option to purchase, for a price in cash equal to the Qualifying Entity Value, said option to be exercised within sixty (60) days following the giving of such Option Notice (the “Review Period”), by giving a counter-notice (a “Counter Notice”) to Vivendi on or prior to the expiration of the Review Period. During the Review Period, Vivendi shall provide the Corporation and its representatives with reasonable access to and information with respect to such Qualifying Entity to permit the Corporation to conduct reasonable due diligence with respect to such Qualifying Entity. If the Corporation or any of its wholly-owned Subsidiaries elects to purchase such Qualifying Entity, each such electing entity shall be obligated to purchase, and Vivendi shall be obligated to sell, such Qualifying Entity at a closing to be held on the sixtieth (60th) day after the giving of the Counter Notice, or at such other time as may be mutually acceptable to Vivendi and the purchasing entity. The closing of any such purchase by the Corporation or any of its wholly-owned Subsidiaries may, at the election of the purchasing entity, be delayed up to ninety (90) days in order to permit such acquisition of such Qualifying Entity to be made in conformity with applicable laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and foreign anti-trust laws.~~

~~(ii)~~	~~If the Corporation and its wholly-owned Subsidiaries elect not to purchase such Qualifying Entity within the time limits specified in clause (i) above, then (A) the offer to sell such Qualifying Entity to the Corporation and/or its Subsidiaries shall be deemed revoked and (B) Vivendi shall use commercially reasonable efforts to sell or otherwise divest the Qualifying Entity (or substantially all of its assets) to an unrelated third party within eighteen (18) months following the initial acquisition of such Qualifying Entity at a price no more favorable to such third party than was offered to the Corporation; provided that Vivendi’s failure to sell such Qualifying Entity shall not constitute a breach of this Section 8.2 if it complies with the requirements of immediately preceding clause (B). Furthermore, if any Qualifying Entity was an Immaterial Entity when acquired, but thereafter no longer qualifies as an Immaterial Entity (i.e., the Qualifying Entity subsequently exceeds the Materiality Threshold), (x) such fact shall not constitute a breach of this Section 8.2(b) by Vivendi and (y) Vivendi shall have no obligation to sell such Qualifying Entity pursuant to this Section 8.2(b) or otherwise.~~

~~(c)~~	~~To the fullest extent permitted by law, neither Vivendi nor any of its Controlled Affiliates shall have a duty to refrain from doing business with any client, customer or vendor of the Corporation or any of its Subsidiaries, and neither Vivendi nor any officer, director or employee thereof (except as provided in Section 8.3 below) shall to the fullest extent permitted by law be deemed to have breached its or his fiduciary duties, if any, to the Corporation solely by reason of Vivendi’s engaging in any such activity.~~

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~~Section 8.3.~~	~~Corporate Opportunities~~.

~~(a)~~	~~Subject to compliance with Section 8.3(b), in the event that Vivendi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Vivendi and the Corporation, Vivendi shall to the fullest extent permitted by law have no duty to communicate or offer such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Vivendi acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates.~~

~~(b)~~	~~In the event that a director or officer of the Corporation who is also a director, officer or employee of Vivendi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Vivendi (a “Mutual Corporate Opportunity”), such director or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such Mutual Corporate Opportunity, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such Mutual Corporate Opportunity constituted a corporate opportunity that should have been presented to the Corporation, if such director or officer acts in a manner consistent with the following policy: a Mutual Corporate Opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of Vivendi, shall belong to Vivendi, unless such Mutual Corporate Opportunity was expressly offered to such person in his or her capacity as a director or officer of the Corporation (an “Activision Opportunity”), in which case such Activision Opportunity shall not be pursued by Vivendi. In the event Vivendi decides to pursue any Mutual Corporate Opportunity (other than an Activision Opportunity), then, subject to any contractual restrictions on Vivendi with respect to confidentiality, Vivendi shall provide prompt written notice to the Corporation of such decision.~~

~~Section 8.4.~~	~~Deemed Consent of Stockholders. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.~~

~~Section 8.5.~~	~~Purchase of Corporation Stock by Vivendi. In the event that Vivendi’s Voting Interest equals or exceeds 90%, then, within sixty (60) days following the date upon which Vivendi’s Voting Interest first equals or exceeds 90% (the “Relevant Date”), either Vivendi or the Corporation shall commence a tender offer to acquire all shares of Common Stock not owned by Vivendi as of the Relevant Date (the “Minority Shares”) at a price not less than the volume-weighted average closing price per share of Common Stock, as reported on The Nasdaq Global Market (or, if applicable, such other national securities exchange on which the Common Stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the Relevant Date (the “Buyout Price”). In the alternative, at any time on or before the Relevant Date, Vivendi may, but is not obligated to, cause the Corporation to effect a merger or other business combination pursuant to which the holders of the Minority Shares receive an amount equal to the Buyout Price in exchange for each of their Minority Shares.~~

~~Section 8.6.~~	~~Termination; Binding Effect. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article VIII shall expire on the date that Vivendi and its Controlled Affiliates cease to own beneficially Common Stock representing at least 10% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Vivendi. Neither such expiration, nor the alteration, amendment, change or repeal of any provision of this Article VIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such expiration, alteration, amendment, repeal or adoption.~~

~~Section 8.7.~~	~~Article VIII. The provisions of this Article VIII are in addition to the provisions of Article IX.~~

~~ARTICLE IX~~

~~Section 9.1.~~	~~Affiliate Transactions; Contracts Not Void.~~

~~(a)~~	~~Subject to Section 9.1(b), no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation, on the one hand, and Vivendi and its Controlled Affiliates, on the other hand, shall be void or voidable solely for the reason that Vivendi or its Controlled Affiliates is a party thereto, or solely because any directors or officers of the Corporation who are affiliated with Vivendi are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Certificate of Incorporation, the Corporation’s by-laws, the DGCL and other applicable law.~~

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~~(b)~~	~~Unless Vivendi’s Voting Interest (i) equals or exceeds 90% or (ii) is less than 35%, with respect to any merger, business combination or similar transaction involving the Corporation or any of its Subsidiaries, on the one hand, and Vivendi or its Controlled Affiliates, on the other hand, in addition to any approval required pursuant to the DGCL and/or the Corporation’s by-laws, the approval of such transaction shall require the affirmative vote of a majority in interest of the stockholders of the Corporation, other than Vivendi and its Controlled Affiliates, that are present and entitled to vote at the meeting called for such purpose.~~

~~Section 9.2.~~	~~Quorum. Directors of the Corporation who are also directors or officers of Vivendi may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Vivendi and its Controlled Affiliates may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).~~

~~Section 9.3.~~	~~No Liability For Good Faith Actions. To the fullest extent permitted by law, neither Vivendi, its Controlled Affiliates, nor any of their respective officers or directors thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Vivendi, its Controlled Affiliates or an officer of director thereof in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Vivendi and its Controlled Affiliates, on the one hand, and the Corporation, on the other hand. No vote cast or other action taken by any person who is an officer, director or other representative of Vivendi, which vote is cast or action is taken by such person in his capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of Vivendi for the purpose of any such agreement or contract.~~

~~Section 9.4.~~	~~Deemed Consent by Stockholders. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.~~

~~Section 9.5.~~	~~Contracts Covered. For purposes of this Article IX, any contract, agreement, arrangement or transaction with the Corporation or any of its Subsidiaries shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.~~

~~Section 9.6.~~	~~Binding Effect. Neither the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.~~

~~Section 9.7.~~	~~Article IX. The provisions of this Article IX are in addition to the provisions of Article VIII.~~

~~ARTICLE X~~

~~Section 10.1~~	~~Definitions. As used herein, the following terms shall have the following meanings:~~

~~“Affiliate” has the meaning set forth in rule 12b-2 under the Securities Exchange Act of 1934, as amended.~~

~~“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 1, 2007, by and among Vivendi, VGAC LLC, Vivendi Games, Inc., the Corporation and Sego Merger Corporation, as the same may be amended from time to time.~~

~~“Competing Business” means the business of developing and/or publishing (i) interactive games for video game consoles or personal computers or (ii) massive multi-player online role playing games.~~

~~“Controlled Affiliate” of a person shall mean an Affiliate controlled, directly or indirectly, by such person.~~

~~“Immaterial Entity” means any Qualifying Entity as to which the aggregate consideration paid for, or in respect of, the equity or assets of such Qualifying Entity acquired by Vivendi or any of its Controlled Affiliates is less than the Materiality Threshold.~~

~~“Materiality Threshold” means $100 million, which amount shall be adjusted each succeeding January (commencing in January 2009) by an amount proportional to the change in the Consumer Price Index for All Urban Consumers: All Items for the twelve month period ended as of the end of the prior December, as determined and reported by the U.S. Department of Labor, Bureau of Labor Statistics.~~

~~“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.~~

~~“Stockholder Designees” means the Vivendi Designees that are not employees of the Corporation or any of its subsidiaries.~~

~~“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, association or other entity in which such Person beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.~~

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~~“Triggering Event” means Vivendi’s Voting Interest falling and remaining below 50% for ninety (90) consecutive days.~~

~~“Vivendi” means Vivendi S.A.~~

~~“Vivendi Designee” means the six initial directors designated as “Vivendi Designees” on Exhibit H to the Business Combination Agreement, their successors as nominated by the Vivendi Nominating Committee pursuant to the by-laws and elected by the stockholders of the Corporation or appointed by the Vivendi Nominating Committee pursuant to Section 3.4(b) of the Corporation’s by-laws and any other person nominated by the Vivendi Stockholder pursuant to the Corporation’s by-laws and elected by the stockholders of the Corporation.~~

~~“Vivendi Owned Shares” means the aggregate amount of shares of capital stock of the Corporation owned by Vivendi and its Controlled Affiliates.~~

~~“Vivendi Stockholder” means Vivendi or the Controlled Affiliate of Vivendi that holds a majority of Vivendi’s Voting Interest.~~

~~“Vivendi’s Voting Interest” means the percentage of the outstanding common stock of the Corporation owned of record by Vivendi and its Controlled Affiliates.~~

[END]

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~9th~~[___] day of of ~~July, 2008.~~[______].

ACTIVISION BLIZZARD, INC.

By:	~~_/s/ Robert A. Kotick~~

Name: Robert A. Kotick

Title: Chief Executive Officer

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ACTIVISION | BLIZZARD

CALL OF DUTY

ENDOWMENT

Helping Veterans Find Jobs

At the **Call of Duty™ Endowment**, we help veterans find high quality careers by supporting groups that prepare them for the job market and by raising awareness of the value vets bring to the workplace.

> *" With the support of Activision Blizzard, the Call of Duty Endowment made significant progress in 2013, changing the way we think about both the issue of veterans' unemployment and the methods by which this national issue is addressed. Through our new 'chapterization' strategy, as well as our first of its kind 'Seal of Distinction' award, the Endowment directed its resources towards the most effective and efficient organizations at placing veterans in jobs. Our continued application of sound business principles to this challenge not only ensures that nonprofits are held accountable, it convinces employers to hire veterans based on the value they will contribute to their organizations through their unique combination of skills and experiences. Our strategic communication efforts have focused on driving these points home to key audiences. As a result, the future of the Endowment is bright, and I am excited about its prospects for continuing to improve the lives of our veterans. "*
>
> –General James J. Jones, USMC (Ret.)
> *Co-Chairman, Call of Duty Endowment*

$12.3M Donated by Activision Blizzard since its founding in 2009

$4.1M Value of grants awarded since its founding in 2009

$1.2M Value of grants awarded in 2013

1,886 Veterans secured jobs through Endowment contributions since inception

22 Organizations awarded grants since its founding in 2009

12 Organizations awarded grants during 2013

To learn more or to donate, visit our website,
www.callofdutyendowment.org

Still Serving Veterans | Hire Heroes | Call of Duty Seal of Distinction 2013 | Hiring Our Heroes | AMVETS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Time, on June 4, 2014.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

The Board of Directors recommends that you vote <u>FOR</u> the election of each nominee for director and <u>FOR</u> proposal 2, subproposals 3A, 3B and 3C, and proposals 4 and 5.

Please mark your votes like this **X**

1. The election of the following persons as Directors of the Company to serve for a one-year term as set forth in the accompanying proxy statement.

01. Robert J. Corti	☐ FOR	☐ AGAINST	☐ ABSTAIN
02. Brian G. Kelly	☐ FOR	☐ AGAINST	☐ ABSTAIN
03. Robert A. Kotick	☐ FOR	☐ AGAINST	☐ ABSTAIN
04. Barry Meyer	☐ FOR	☐ AGAINST	☐ ABSTAIN
05. Robert J. Morgado	☐ FOR	☐ AGAINST	☐ ABSTAIN
06. Peter Nolan	☐ FOR	☐ AGAINST	☐ ABSTAIN
07. Richard Sarnoff	☐ FOR	☐ AGAINST	☐ ABSTAIN
08. Elaine Wynn	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To request approval of a new incentive plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To request advisory approval of our executive compensation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2014.**

Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 5, 2014.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ACTIVISION BLIZZARD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
VOTE BY INTERNET, TELEPHONE OR MAIL

As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return this proxy card. Your vote through proxy authorizes Robert A. Kotick, Thomas Tippl and Dennis Durkin and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2014 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 5, 2014, beginning at 9:00 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSAL 2, SUBPROPOSALS 3A, 3B AND 3C, AND PROPOSALS 4 AND 5.

(Continued, and to be marked, dated and signed, on the other side)